Exhibit 4.3

SUNTRUST BANKS, INC.

401(k) PLAN

Amended and Restated

Effective April 22, 2009

SUNTRUST BANKS, INC. 401(k) PLAN

Introduction

SunTrust Banks, Inc. is the parent corporation in a controlled group that currently includes various subsidiaries and affiliated companies. SunTrust Banks, Inc. is sometimes referred to as the Company and/or the Plan sponsor. The Company and its controlled group members that adopt the Plan are referred to as Employers. SunTrust Banks, Inc. was formed as of July 1, 1985, with the merger of Sun Banks, Inc. and Trust Company Bank (successor to Trust Company of Georgia). The qualified defined contribution plans maintained by each company were merged to form the SunTrust Banks, Inc. Employee Stock Ownership Plan (the Plan), effective as of January 1, 1989. The Plan was renamed the SunTrust Banks, Inc. 401(k) Plan effective January 1, 1993.

The plans that were merged to form this Plan include the following: (1) the Sun Banks, Inc. SunShare Plan, effective July 1, 1984; (2) the Trust Company of Georgia Incentive Compensation Plan, effective January 1, 1987; (3) the Third National Corporation Thrift Plan, effective January 1, 1987; and (4) the Trust Company of Georgia Tax-Credit Employee Stock Ownership Plan, effective January 1, 1985. This merged Plan was amended and restated effective as of January 1, 1990, January 1, 1993, January 1, 1997, and January 1, 2002.

Although the Plan is named as a 401(k) Plan and includes a cash-or-deferred arrangement under Sections 401(k) and (m) of the Internal Revenue Code (the Code), before 2007, it was always an Employee Stock Ownership Plan (ESOP) under Code Sections 409 and 4975(e)(7), designed to invest primarily in employer stock. As an ESOP, the Plan was, in fact, always invested primarily in employer stock. Effective January 1, 2007, the Plan was converted to a Code Section 401(k) Plan with an Employer Stock Fund that constitutes an employee stock ownership plan (ESOP) within the Plan. Such a combination 401(k) plan and ESOP is commonly called a KSOP.

Effective January 1, 2002, the Plan was converted to a designed-based safe harbor plan that satisfies the ADP safe-harbor requirements set forth in Code Section 401(k)(12) with respect to elective deferrals, and the ACP safe-harbor requirements set forth in Code Section 401(m)(11) with respect to matching contributions. As a safe harbor plan, the Plan is exempt from nondiscrimination testing and from the top-heavy rules. The ESOP portion of the Plan continues to be designed to invest primarily in Employer Stock. The primary purpose of the ESOP is to provide participants with beneficial ownership of Employer Stock. A secondary purpose of the ESOP is to serve as a potential means of corporate finance. The Company may use the Plan to meet its general financing requirements, including capital growth and transfers in the ownership of Employer Stock. The Plan may receive loans and other extensions of credit to finance the acquisition of Employer Stock.

Effective January 1, 2002, the Plan was amended and restated to comply with the Family and Medical Leave Act of 1993, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Jobs Protection Act a/k/a the Pension Simplification Act of 1996, the Taxpayer Relief Act of 1997, the Restructuring and Reform Act of 1998, and the Community Renewal Tax Relief Act of 2000, and the Economic Growth and Tax Relief Reconciliation Act of 2001, as of the effective dates stated in various Sections in the Plan that are affected by these amendments. Effective January 1, 2006, the Plan was restated to incorporate all amendments adopted after December 31, 2001, including amendments that first became effective as of January 1, 2006. Effective January 1, 2007, the Plan was amended to convert the Plan from an ESOP to a Code Section 401(k) Plan with an Employer Stock Fund that constitutes an ESOP, and to bring the Plan into compliance with applicable requirements of the Pension Protection Act of 2006; and to document the implementation of amendments under the Katrina Emergency Tax Relief Act of 2005 (KETRA), the Gulf Zone Opportunity Act of 2005 (GOZA), and IRS Announcement 2005-70. Effective April 22, 2009, the Plan is again restated to incorporate all amendments adopted after December 31, 2005.

Addendum A sets forth provisions that have been in effect for previous periods of the Plan’s history. Special provisions that affect the benefits of Participants who work or worked for acquired or merged entities are described in Addendum B. A listing of the adopting Employers is set forth in Addendum C. The Addenda are integral parts of the Plan.

The rights of all employees who terminated employment with any Employer before the effective dates of the various provisions in this amendment and restatement, and their beneficiaries, will be governed by the Plan as in effect on the employee’s termination date, except that account balances of terminated Participants will be administered and distributed in compliance with Plan provisions and applicable law as in effect from time to time. Eligible employees who are in active employment on or after the effective dates of the various provisions in this April 22, 2009 restatement will be entitled to participate in the Plan and receive benefits payable under the Plan as amended and restated and as further amended from time to time. The Plan fiduciaries will administer the Plan in accordance with applicable laws enacted from time to time, and will effect operational compliance between the effective dates of such laws and the corollary Plan amendment dates.

SUNTRUST BANKS, INC. 401(k) PLAN

Amended and Restated April 22, 2009

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	1.35	Matching Account, or Employer Matching Account	9
	1.36	Matching Contributions (also called Employer Contributions and Safe Harbor Contributions)	9
	1.37	Merged Plan	9
	1.38	NCE Group	9
	1.39	Non-Highly Compensated Employee (NCE)	10
	1.40	Non-Matching Account	10
	1.41	Participant	10
	1.42	Plan	10
	1.43	Plan Administrator	10
	1.44	Plan Year	10
	1.45	Rollover Contribution	10
	1.46	Safe Harbor Contributions (also called Matching Contributions and Employer Contributions)	10
	1.47	Service Center	10
	1.48	Share Units	10
	1.49	Source (also called Accounts)	10
	1.50	Spouse	11
	1.51	Suspense Account	11
	1.52	Termination Date	11
	1.53	Trust (or Trust Fund)	11
	1.54	Trustee	11
	1.55	Valuation Date	11

ARTICLE 2	ELIGIBILITY
	2.1	Eligibility	12
	2.2	Participation Upon Reemployment	12
	2.3	Leased Employees and Independent Contractors	12
	2.4	Participating Employer	13

ARTICLE 3	CONTRIBUTIONS
	3.1	Employee Elective Contributions and Catch-Up Contributions	14
		(a) Amount Permitted	14
		(b) Limitations on Amount	14
		(c) Special Pay	15
		(d) Catch-Up Contributions	15
		(e) Make-up Contributions After Military Leave	16
		(f) Vesting	17
		(g) Initial Election to Contribute	17
		(h) Modification	18
		(i) Cessation	18
		(j) Mistakes in Contributions	18
		(k) Committee Regulations	19
	3.2	Employer Matching Contributions	19
		(a) Matching Contribution	19
		(b) Opportunity to Maximize Matching Contributions	20
		(c) Make-Up Contributions After Military Leave	20
		(d) Acquisition Loan Repayments	21
		(e) Vesting	21
		(f) Valuation of Share Units for Allocation Purposes	21
		(g) Exclusive Benefit of Participants	21

		(h)	Contributions Limited to Tax Deductible Amounts	21
		(i)	Mistakes in Contributions	22
		(j)	Return of Employer Contributions	23
	3.3	Rollover Contributions		23
		(a)	Eligible Rollover Distribution	23
		(b)	Rollover or Direct Plan Transfer	23
		(c)	Timing	24
		(d)	Required Information	24
		(e)	Prohibited Rollovers and Transfers	24
		(f)	Refund of Prohibited Rollovers	24
		(g)	Reliance on Employee’s Representations	25
	3.4	Acquisition Loans		25
		(a)	Eligible Lenders	25
		(b)	Loan Terms	25
		(c)	Repayment	25
		(d)	Collateral and Security	25
		(e)	Suspense Account	26
		(f)	Release of Financed Shares from Suspense Account	26
		(g)	Default	27
	3.5	Purchase and Sale of Employer Stock		27
	3.6	Payment to the Trustee		27
	3.7	Elective Account Transfers		28

ARTICLE 4	ALLOCATIONS
	4.1	Adjustments to Account Balances		29
		(a)	Regular Valuation Dates	29
		(b)	Administrative Fees	29
		(c)	Dividends on Employer Stock	29
		(d)	Valuations Binding	30
		(e)	Statement of Account Balances	30
		(f)	Mistakes in Account Balances	30
	4.2	Investment Elections		31
		(a)	Investment Funds	31
		(b)	Compliance with ERISA Section 404(c)	31
		(c)	Employer Stock Fund	31
		(d)	Investment Elections	31
		(e)	Change in Investment Election	32
		(f)	Insider Trading Rules	32
		(g)	Diversification Elections	32
		(h)	Reinvestment of Earnings	33
		(i)	Investment Expenses	33
		(j)	Special Election Rules	33
	4.3	Voting Rights		33
	4.4	Tender Offers		33

ARTICLE 5	IN-SERVICE WITHDRAWALS AND LOANS
	5.1	Withdrawals Without a Hardship		35
		(a)	Types of In-Service Withdrawals	35
		(b)	Available Amount	36
		(c)	Order of Withdrawal from Accounts	36
		(d)	Pro Rata Withdrawals from Investment Funds	36

		(e)	Withdrawals of Money Purchase Plan Balances	36
	5.2	Hardship Withdrawals		36
		(a)	Available Amount	37
		(b)	Immediate and Heavy Financial Need	37
		(c)	Withdrawal Necessary to Meet Need	39
		(d)	Nondiscrimination	39
		(e)	Reliance on Participant’s Representations	39
	5.3	Loans		40
		(a)	Application and Eligibility	40
		(b)	Available Amount	40
		(c)	Order of Account Liquidation	40
		(d)	Loan Origination Fees	40
		(e)	Frequency of Loans	41
		(f)	Interest	41
		(g)	Security	41
		(h)	Term	41
		(i)	Repayment	42
		(j)	Default	42
		(k)	Suspension of Repayments During Military Leave	43
		(l)	Suspension of Repayments During Unpaid Leave of Absence	43
		(m)	Loans from Money Purchase Plan Balances	43
		(n)	Revisions to Loan Rules and Procedures	44
	5.4	Direct Rollover		44

ARTICLE 6	POST-EMPLOYMENT DISTRIBUTIONS
	6.1	Distribution Events		45
		(a)	Termination of Employment or Disability	45
		(b)	Death	45
		(c)	Employer-Initiated Transfer	45
		(d)	Employee-Initiated Voluntary Direct Transfers (Change in Employment Transfer)	45
		(e)	Plan Termination	46
	6.2	Amount of Payment		46
	6.3	Timing of Payment		46
		(a)	Payment to the Participant	46
		(b)	Payment to a Beneficiary	47
	6.4	Forms of Payment		47
		(a)	Account Balance Over $1,000	47
		(b)	Account Balance Not Over $1,000	48
	6.5	Medium of Payment		48
	6.6	Required Distribution Rules		48
		(a)	Applicable Definitions	49
		(b)	Separate Accounts for Multiple Beneficiaries	50
		(c)	Participant’s Death Before his Required Beginning Date	51
		(d)	Participant’s Death After his Required Beginning Date	52
		(e)	Qualified Domestic Relations Orders (QDRO)	54
		(f)	Trust as Designated Beneficiary	54
		(g)	Election to Allow Participants or Beneficiaries to Elect Five-Year Rule	54
		(h)	Age 65 Payment Rule	54
	6.7	Beneficiary Designation		54

		(a)	Procedure	54
		(b)	Waiver of Spouse’s Rights	55
		(c)	Payment to Minor or Incompetent Beneficiaries	56
		(d)	Disclaimer of Beneficiary Status	56
		(e)	Judicial Determination	56
	6.8	Payment to the Participant’s Representative		56
	6.9	Unclaimed Benefits		56
	6.10	Direct Rollover		57
	6.11	Eligible Rollover		57

ARTICLE 7	LIMITATIONS ON CONTRIBUTIONS
	7.1	Excess 402(g) Deferrals		58
		(a)	Time of Distribution	58
		(b)	Reporting Form	58
		(c)	Order of Distributions	58
		(d)	Inclusion in Annual Additions	59
		(e)	Determination of Earnings	59
	7.2	Code Section 415 Limitation		59
		(a)	Applicable Definitions	59
		(b)	Combining of Plans	61
		(c)	Compliance With Code Section 415	61
	7.3	Top-Heavy Rules		61

ARTICLE 8	AMENDMENT, TERMINATION AND MERGER
	8.1	Amendment		62
		(a)	Procedure	62
		(b)	Prohibited Amendments	62
		(c)	Administrative Changes Without Plan Amendment	62
	8.2	Termination of the Plan		63
		(a)	Right to Terminate	63
		(b)	Provision for Benefits Upon Plan Termination	63
		(c)	Surplus Reversion	63
	8.3	Merger, Consolidation, Transfer		63
		(a)	Benefit after Merger, Consolidation or Transfer	63
		(b)	National Commerce Financial Corporation Investment Plan	64

ARTICLE 9	ADMINISTRATION
	9.1	Allocation of Fiduciary Responsibilities		65
		(a)	Company	65
		(b)	Committee	65
		(c)	Trustee	68
	9.2	Expenses		68
	9.3	Indemnification		69
	9.4	Claims Procedure		69
		(a)	Submission of Claims	69
		(b)	Decision on Claim	69
		(c)	Appeal	70
		(d)	Special Time Period for Committee Meetings	70
		(e)	Exhaustion of Administrative Remedies	71

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9.5	Suspension of Participant Rights	71
9.6	Blackout Periods	71

ARTICLE 10	MISCELLANEOUS
10.1	Headings	72
10.2	Construction	72
10.3	Continued Qualification for Tax-Exempt Status	72
10.4	Nonalienation	72
10.5	No Employment Rights	73
10.6	No Enlargement of Rights	73
10.7	Withholding for Taxes	73
10.8	Suspension of Transactions	73
10.9	Qualified Domestic Relations Order	73
	(a) Requirements for QDRO	73
	(b) Treatment of Alternate Payee as Spouse	74
	(c) Notice	75
	(d) Procedure	75
	(e) Lump sum distribution	75

ADDENDUM A	History of Revised Plan Provisions

ADDENDUM B	Acquired or Merged Entities

ADDENDUM C	Adopting Employers

ARTICLE 1

Definitions

As used in the Plan, the following words and phrases and any derivatives thereof have the meanings set forth below unless the context clearly indicates otherwise. Definitions of other words and phrases are set forth throughout the Plan. Section references indicate sections of the Plan unless otherwise stated. The masculine pronoun includes the feminine, and the singular number includes the plural and the plural the singular, whenever applicable.

1.1	Accounts (also called Sources) means the records the Committee maintains to record the Contributions and attributable gains/losses/expenses allocated to each Participant, and withdrawals and distributions, for accounting purposes only. The Committee will not segregate Plan assets among Accounts.

(a)	Employer Contribution Accounts means one or more of the following Accounts, which are funded from the Employers’ general treasuries and are fully vested at all times:

(1)	Matching Account means the Account to record Matching Contributions allocated to the Participant under Section 3.2.

(2)	Non-Matching Account means the Account to record the balance transferred to this Plan on the Participant’s behalf, as a result of the merger of the Sun Banks, Inc. Employee Stock Ownership Plan and the Trust Company of Georgia Tax-Credit Employee Stock Ownership Plan, or any other merger.

(3)	Merged Plan Account (or Prior Employer Account) means an Account that was transferred to this Plan as part of a Merged Plan and that was funded with Employer Contributions.

(b)	Employee Contribution Account means one of more of the following Accounts, which are funded by Employee Contributions, and are fully vested at all times.

(1)	Before-Tax Account means an Account to record the Elective Contributions that the Participant makes on a before-tax basis under Section 3.1. The Before-Tax Account also will record the Catch-Up Contributions made by eligible Participants (age 50 or older) under Subsection 3.1(d).

(2)	After-Tax Account means an Account to record the amounts that the Participant previously contributed on an after-tax basis to a Merged Plan. This Plan does not permit after-tax contributions.

(3)	Rollover Contribution Account means an Account to record the before-tax amounts that the Participant rolled over to this Plan from another qualified retirement plan or conduit individual retirement account under Section 3.3.

1.2	Acquisition Loan means a loan or other extension of credit to the Plan or to the Company on behalf of the Plan, the proceeds of which are used only to purchase Employer Stock or to repay a previous Acquisition Loan.

1.3	After-Tax Account. See Subsection 1.1(b)(2).

1.4.	Annual Addition means the sum of all Contributions allocated to a Participant’s Accounts for a Plan Year, which cannot exceed the lesser of a statutory limit, which is $49,500 for the 2009 Plan Year, and is indexed in $1,000 increments under Code Section 415, or 100 percent of his Compensation for the Plan Year. See Subsection 7.2(a).

1.5.	Before-Tax Account. See Subsection 1.1(b)(1).

1.6.	Board means the Board of Directors of the Company, or where applicable, the Executive Committee of the Board.

1.7	Catch-Up Contribution. See Subsection 1.12(b)(2).

1.8	Code means the Internal Revenue Code of 1986 as amended from time to time, and regulations and rulings issued under the Code.

1.9	Committee means the Plan Committee, which serves as the named fiduciary and the Plan Administrator, and has primary responsibility for administering the Plan under Article 9.

1.10	Company means SunTrust Banks, Inc.

1.11	Compensation. Compensation has the following meanings for the following purposes, and is intended to be a safe-harbor definition under Code Section 414(s).

(a)

Contributions. For purposes of determining the percentages that each Participant can contribute, Compensation means the basic earnings (calculated monthly, weekly or hourly, as applicable) paid by an Employer to an Employee, plus (1) shift differentials; (2) compensation classified on his Employer’s payroll as vacation pay or sick pay; (3) draw for a commission Employee; (4) overtime pay; (5) certain bonuses and commissions as reviewed and approved by the Management of Benefits and Compensation; (6) beginning January 1, 2006, non-deferred payments under the SunTrust Management Incentive Plan (MIP) (or any successor plan as determined by the Compensation Committee); (7) salary reduction contributions under Code Sections 401(k), 125 (flexible benefits), and/or 132(f) (parking, effective January 1, 1999); (8) effective January 1, 2008 above-described amounts paid to a terminated Participant by the later of 2 1/2 months after his Termination Date or the end of the Plan Year in which his Termination Date occurs, for services performed during his Employment (including amounts paid for accrued vacation time, accrued sick time, bonuses, and deferred compensation), which payments would have been paid if he had continued Employment; and (9) a back pay award or agreed amount. Compensation excludes (1) other forms of extra compensation; (2) Employer payments for group insurance; (3) payments under this Plan and any other qualified or non-qualified deferred compensation plan; (4) income arising from stock options, stock awards and stock appreciation rights; (5) fringe benefits (except qualified transportation fringe benefits under Code Section 132(f)); (6) expense reimbursements; (7) payments under an Employer’s long-term disability plan; and (8) other forms of indirect payments. Compensation for the Participant who enters the Plan after the beginning of a Plan Year includes only amounts earned after he enters the Plan.

(b)	Deductibility of Employer Contributions. See Subsection 3.2(h)(2) for the adjustments in Compensation used to determine the deductibility of Employer Contributions.

(c)	Statutory Limit. Beginning with the 2002 Plan Year, each Participant’s Compensation taken into account for all purposes under the Plan is limited to $245,000 for the 2009 Plan Year and is indexed in $5,000 increments under Code Section 401(a)(17)) for each Plan Year. For purposes of Employee Contributions and Matching Contributions, the Plan will not apply the statutory limit on a payroll period basis but rather will apply the limit on a Plan Year basis, in a manner that prevents each Participant from exceeding the Code Sections 402(g) and 415 limits and the Plan’s Employee Contribution percentage limit for each Plan Year. The Plan will not prorate the statutory limit on Compensation for any Participant who participates in the Plan for less than a full Plan Year. See Addendum A for the statutory limits in effect before the 2002 Plan Year.

1.12	Contributions. The Trustee will accept the following Contributions to the Plan:

(a)

Employer Contributions (also called Matching Contributions, and Safe Harbor Contributions), means contributions made by the Employers for each payroll period, in an amount equal to 100 percent of the first 5 percentage points of Employee Contributions made by each Participant for each payroll period in each Plan Year. This percentage is designed to comply with the ADP and ACP safe harbor requirements set forth in Code Sections 401(k)(12) and 401(m)(11), and may be changed to the extent necessary to comply with those requirements as in existence from time to time. The Employers may contribute shares of Employer Stock, and/or cash to purchase Employer Stock, and/or may have shares of Employer Stock released from the Suspense Account under Subsection 3.4(f). If a Contribution is made in shares of Employer Stock, the shares will have a Fair Market Value equal to the amount that would be contributed if cash were used. For Plan Years when the Committee considers it necessary to facilitate administration of the safe harbor requirements under Code Sections 401(k)(12) and 401(m)(11), the Committee may direct the Employers to make true-up Matching Contributions for each Participant whose deferral pattern during the Plan Year caused him to receive allocations of Matching Contributions during the Plan Year in an amount less than the maximum amount permitted under the terms of the Plan.

(b)	Employee Contributions.

(1)	Elective Contributions, also called 401(k) Contributions, means the amounts that each Participant elects to contribute on a before-tax basis under Section 3.1, between 1 percent and 20 percent of Compensation for each payroll period in each Plan Year. These percentage limits are designed to comply with the ADP safe harbor requirements set forth in Code Section 401(k)(12), and may be changed to the extent necessary to comply with those requirements as in existence from time to time.

(2)	Catch-Up Contributions means the additional Elective Contributions elected by the age-50 Participant who has met the eligibility requirements under Subsection 3.1(d), the amount of which is limited to the annual dollar amount specified in Subsection 3.1(d) ($5,500 for the 2009 Plan Year and indexed under Code Section 414(v)), and which is excluded from the annual percentage limit under Subsection 3.1(a), the Dollar Limit under Section 7.1, and the Code Section 415 Annual Addition under Section 7.2.

(c)	Rollover Contribution means an amount transferred to this Plan from another qualified retirement plan or conduit individual retirement account, under Section 3.3.

1.13	Controlled Group means the Company and each member of the group of corporations or entities that is under at least 80 percent common control by or with the Company, within the meaning of Code Sections 414(b) and (c) (i.e., common ownership of stock having more than 80 percent of the total combined voting power of all classes of stock entitled to vote, or more than 80 percent of the total value of shares of all classes of stock), or is a member of an affiliated service group within the meaning of Code Section 414(m), or is an entity that is required to be aggregated with the Company under Code Section 414(o).

1.14	Disability means a medically determinable physical or mental impairment that has disabled the Participant from engaging in substantial gainful activity as defined in the Long-Term Disability Plan provisions under the SunTrust Banks, Inc. Employee Benefit Plan (the LTD Plan), which is reasonably expected to result in death or to be of long continued and indefinite duration, and which meets the qualification requirements for long-term disability benefits under the LTD Plan.

1.15	Dollar Limit means the maximum dollar amount that any Participant can contribute for any Plan Year under Code Section 402(g), which amount is $16,500 for the 2009 Plan Year and is indexed to the CPI in $500 increments.

1.16	Effective Date means (a) July 1, 1984 for the Prior Plan named the Sun Banks, Inc. SunShare Plan, (b) January 1, 1985 for the Prior Plan named the Trust Company of Georgia Tax-Credit Employee Stock Ownership Plan, (c) January 1, 1987 for the Prior Plan named the Trust Company of Georgia Incentive Compensation Plan, and (d) January 1, 1987 for the Prior Plan named the Third National Corporation Thrift Plan. January 1, 1989 is the Effective Date of the merger of the Prior Plans to form this Plan. The merged Plan was amended and restated effective as of January 1, 1990, January 1, 1993, January 1, 1997, January 1, 2002, and January 1, 2006. The Effective Date of this amendment and restatement is April 22, 2009, except that certain amendments are effective as of other dates stated within the affected Sections.

1.17	Elective Contributions (also called Employee Contributions). See Subsection 1.12(b).

1.18

Employee means, for purposes of eligibility to participate in this Plan, an individual (a) who is employed by an Employer as a common-law employee and is classified as regular full-time, part-time, on-call, prime-time or temporary; and (b) who has FICA taxes withheld by an Employer. The group of eligible Employees excludes: (a) members of a unit of employees covered by a collective bargaining agreement between an employee representative and an Employer, unless otherwise provided in the agreement or agreed to by the Employer and the union; (b) leased employees as defined under Code Section 414(n); (c) individuals designated as independent contractors (even if a court or administrative agency determines that such individuals are common-law employees); (d)

individuals who are employees on a transition or interim basis in connection with an FDIC assisted purchase of assets of such individual’s employer; (e) individuals who work for an entity that is not in the controlled group with SunTrust as determined under Code Section 414(b) and (c); and (f) individuals working in intern, exchange or student-related positions. No individual will be treated as an Employee for any period of service with an Employer before it became a Controlled Group Member. If an Employer or any governmental entity reclassifies an individual who had been classified as not being an eligible Employee, such reclassification will be prospective only, except to the extent the Employer expressly applies the reclassification retroactively.

1.19	Employee Contributions (also called Elective Contributions). See Subsection 1.12(b).

1.20	Employee Contributions Accounts. See Subsection 1.1(b).

1.21	Employer means the Company and each Controlled Group member that has Employees who are covered by the Plan as described in Section 2.4. The Employers that participate in this Plan are listed in Addendum C.

1.22	Employer Contributions (also called Matching Contributions and Safe Harbor Contributions). See Subsection 1.12(a).

1.23	Employer Contribution Accounts. See Subsection 1.1(a).

1.24	Employer Stock means common stock of the Company that is readily tradable on an established securities market. Employer Stock may include treasury shares and noncallable preferred stock that is convertible into common stock at any time and at a reasonable price. Preferred stock will be treated as noncallable if there is a reasonable opportunity for conversion after a call. All shares of preferred stock will have voting rights equal to the stock into which they can be converted.

1.25

Employer Stock Fund means the unitized fund managed by the Trustee, which holds shares of Employer Stock and cash and/or cash equivalents. The recordkeeper allocates units of the Employer Stock Fund, called Share Units, based on the Fair Market Value of the shares and the cash and cash equivalents in that Fund on the allocation date. The fact that cash and cash equivalents are held in the Employer Stock Fund causes each Share Unit to have a different value than a share of Employer Stock at any given time.

1.26	Employment means the period during which an individual is employed by an Employer, whether or not in a classification that is eligible to participate in the Plan.

1.27	Employment Date means the date on which the Employee first earns Compensation. If an Employee worked for a Controlled Group member immediately before he transferred to an adopting Employer, the Plan grants credit for eligibility for his pre-transfer service.

1.28	ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, and regulations and rulings under ERISA.

1.29	ESOP means the Employer Stock Fund, which is an employee stock ownership plan under Code Sections 401(a) and 4975(e)(7) that is designed to invest primarily in qualifying employer securities. The Trustee shall have sole discretion to invest the Employer Stock Fund in a combination of qualifying employer securities and sufficient cash to meet the Plan’s liquidity requirements. The ESOP is an integral part of the Plan.

1.30	Excess 402(g) Deferrals means the total annual amount of Employee Contributions that any Participant makes under this Plan, plus his elective contributions under any other qualified plan, simplified employee pension, simple retirement account, and/or Code Section 403(b) plan (within the meaning of Code Section 402(g)) for any Plan Year, which in the aggregate exceeds the indexed Dollar Limit in effect for each Plan Year ($16,500 for the 2009 Plan Year).

1.31	Fair Market Value means, with respect to Employer Stock, the closing price for which the shares traded on the New York Stock Exchange as of the date of determination. If Employer Stock is not traded on the date of determination, Fair Market Value is determined on the most recent day before the date of determination when such shares were traded on the New York Stock Exchange. With respect to each other fund in which Account balances are invested, Fair Market Value means the closing price for which fund shares traded on the applicable exchange or in the applicable market as of the date of determination or the most recent day before the date of determination when such shares were traded.

1.32	Financed Shares means Shares of Employer Stock acquired with the proceeds of an Acquisition Loan, which may or may not be encumbered by the terms of the Loan.

1.33	HCE Group. The entire group of Employees who are Highly Compensated Employees (HCEs) for the Plan Year.

1.34

Highly Compensated Employee (HCE) means (a) each Employee who was a 5-percent owner of any Employer at any time during the current or preceding Plan Year; and (b) each Employee who earned at least the statutory threshold amount under Code Section 414(q) during the preceding Plan Year ($105,000 for the 2008 Plan Year and indexed under Code Section 415(d) and was in the top-paid 20 percent of all Employees, based on Compensation. The Plan will determine top-paid group by including all common-law employees in the Controlled Group. To determine the number (but not the identity) of Employees in the top-paid group, the Plan may exclude Employees who either: (a) are under age 21; (b) have fewer than 6 months of Employment; (c) normally work fewer than 17 1/2 hours per week; (d) normally work no more than 6 months per Plan Year; (e) are included in a collective bargaining unit; or (f) are nonresident aliens with no U.S. source income.

1.35	Matching Account, or Employer Matching Account. See Subsection 1.1(a)(1).

1.36	Matching Contributions (also called Employer Contributions and Safe Harbor Contributions). See Subsection 1.12(a)(1).

1.37	Merged Plan means a qualified defined contribution plan that was maintained by an Employer before the plan was merged into this Plan. The provisions of each Merged Plan that are grandfathered under this Plan are described in Addendum B.

1.38	NCE Group means the entire group of Employees who are Nonhighly Compensated Employees (NCEs) for the Plan Year.

1.39	Non-Highly Compensated Employee (NCE) means an Employee who is not within the HCE Group for the Plan Year.

1.40	Non-Matching Account. See Subsection 1.1(a)(2).

1.41	Participant means an Employee who is participating in the Plan under Section 2.1. A Participant will retain his status as an active Participant so long as he receives Compensation from which he makes Employee Contributions.

1.42	Plan means the SunTrust Banks, Inc. 401(k) Plan as set forth in this document and as amended from time to time. The entire Plan is a Code Section 401(k) Plan with an ESOP as an integral part, commonly called a KSOP.

1.43	Plan Administrator means the Committee.

1.44	Plan Year means the calendar year.

1.45	Rollover Contribution. See Subsection 1.12(c).

1.46	Safe Harbor Contributions (also called Matching Contributions and Employer Contributions) means the Employer Matching Contributions described in Sections 1.12 and 3.2, which are designed to comply with Code Sections 401(k)(12) and 401(m)(11) and to qualify the Plan for an exemption from nondiscrimination testing under Code Sections 401(k)(3) and 401(m)(2), i.e. the ADP and ACP tests.

1.47	Service Center means the SunTrust Benefits Service Center (commonly referred to as BENE), which is available for Participants and beneficiaries to use to make their deferral and investment elections and modifications, to request in-service withdrawals and loans, and to request post-Employment distributions.

1.48	Share Units. See Subsection 1.25.

1.49	Source (also called Accounts). See Subsection 1.1.

1.50	Spouse means the individual to whom the Participant is legally married at the relevant time, provided that the marriage is recognized as legally valid under both the laws of the State in which the Participant resides and the Defense of Marriage Act, 28 U.S.C. § 1738C, and any other federal law that applies to ERISA plans. A Participant’s former spouse is treated as his Spouse, and his current spouse is not treated as his Spouse, to the extent provided under a Qualified Domestic Relations Order.

1.51	Suspense Account means the separate bookkeeping account to hold the Financed Shares acquired with each Acquisition Loan until they are released as described in Subsection 3.4(f), and the dividends paid on such Shares until the dividends are either released or used to repay the Acquisition Loan.

1.52	Termination Date means the date the Employee quits, retires, is discharged or dies. For purposes of distributing Account balances under Article 6, the Termination Date will not occur until the Participant has terminated from all Controlled Group members.

1.53	Trust (or Trust Fund) means the fund maintained under the trust agreement executed between the Company and the Trustee, as amended from time to time, which constitutes a part of this Plan.

1.54	Trustee means the corporation(s), individual(s) or other entity(s) appointed by the Company and approved by the Board to administer the Trust, as provided in Article 9.

1.55	Valuation Date means each business day during each Plan Year when the New York Stock Exchange is open for trading, as of which the Trustee will determine the Fair Market Value of the Trust Fund and of each Account, and will make allocations to Accounts as provided in Section 4.1. The Committee may establish different allocation and/or Valuation Dates from time to time as it considers appropriate.

ARTICLE 2

Eligibility

2.1	Eligibility. Effective April 1, 2007, each Employee who begins Employment after March 31, 2007 will be automatically enrolled in the Plan as of the first day of the second calendar month after his Employment Date, unless he timely submits an election not to participate. If an Employee elects not to participate when he is first eligible, he may elect to participate as of the first day of any subsequent month. No individual who is an active participant in another defined contribution plan qualified under Code Section 401(a) maintained by any Controlled Group member will be eligible to participate in this Plan. Unless provided otherwise in Addendum B, individuals who become Employees as a result of a merger or acquisition will become eligible to participate in this Plan as of the first day of the second Plan Year that begins after the merger or acquisition, i.e., at the end of the Code Section 410(b)(6)(C) transition period.

2.2	Participation Upon Reemployment. Effective April 1, 2007, an Employee who terminates and is rehired will be treated in the same manner as any other newly hired Employee as described in Section 2.1.

2.3

Leased Employees and Independent Contractors. Effective January 1, 1997, a leased employee is an individual who is not employed by the Employer but has performed services for the Employer on a substantially full-time basis for at least one year, under the Employer’s primary direction or control and pursuant to an agreement between an Employer and a leasing organization. Leased employees will be treated as Employees to the extent required under Code Section 414(n), but will not be eligible to participate in this Plan. If a leased employee becomes an Employee, the Plan will give him credit for eligibility for the period when he worked as a leased employee. However, the Plan will not give such credit if (a) the leased employee was covered by a money purchase pension plan sponsored by the leasing organization, with nonintegrated employer contributions at least equal to 10 percent of compensation as defined in Code Section 414(n)(5)(C), and immediate participation and vesting, and (b) leased employees constitute no more than 20 percent of the Controlled Group’s nonhighly compensated employees. If an individual who has worked for an Employer as an independent contractor becomes a common-law employee, or if a court or administrative agency determines that an individual whom an Employer has designated as an independent contractor is in fact a common-law employee, he will not receive credit for any purpose under the Plan until the date when the Committee designates him as an eligible Employee under this Plan.

2.4	Participating Employers. Except as otherwise specifically provided in this Plan, each Controlled Group member is treated as an Employer for any period when the Controlled Group member is shown on SunTrust’s master payroll books and records as an Affiliate that can make contributions, or for which contributions can be made, on behalf of the Affiliate’s Employees to provide coverage under employee benefit plans sponsored by the Company, unless either (a) the Controlled Group member is excluded by resolution executed by the Plan Committee, or (b) the Controlled Group member maintains another qualified defined contribution plan to which employer or employee contributions are currently being made. Any special provisions that apply to a Controlled Group member, as an Employer under the Plan, are set forth in Addendum B. An Affiliate ceases to be a participating Employer when it loses its status as a Controlled Group member. Notwithstanding the preceding, Company 100 shall not be treated as an Employer under the Plan and individuals employed by Company 100 are not eligible to participate in this Plan. Company 100 is a wholly-owned subsidiary of the Company, which serves as the employer for interim employees who are hired to work for a short period of time in connection with the Company’s purchase of a failed bank that is sold in an FDIC-assisted transaction.

ARTICLE 3

Contributions

3.1	Employee Elective Contributions and Catch-Up Contributions. The provisions set forth in this Article are effective beginning January 1, 2002, the date as of which the Plan is a safe harbor plan that accepts only Elective Contributions that meet the safe harbor requirements under Code Section 401(k)(12), and Matching Contributions that meet the safe harbor requirements under Code Section 401(m)(11). Rules that were in effect before the Plan became safe harbor, and that will resume effectiveness if the Plan should lose safe harbor status for any Plan Year, are set forth in Addendum A, including the annual nondiscrimination (ADP and ACP) tests that applied to Contributions before 2002.

(a)	Amount Permitted.

(1)	Minimum and Maximum Percentages. Effective January 1, 2003, for each payroll period, each Participant may elect the whole percentage of his Compensation that he wishes to contribute to the Plan on a before-tax basis, not less than 1 percent nor more than 20 percent.

(2)	Percentages for Automatic Enrollees. Effective April 1, 2007, the Participant who is automatically enrolled, and has not elected to defer a different percentage, will contribute the following percentages of his Compensation: (A) 3% for the first year (12 months) of participation, (B) 4% for the second year of participation, (C) 5% for the third year of participation, and (D) 6% for the fourth year and each subsequent year of participation. After a Participant modifies his deferral percentage under Subsection 3.1(h), or ceases deferrals under Subsection 3.1(i), he will not be treated as an automatic enrollee.

(b)	Limitations on Amount. The amount of any Participant’s Employee Contributions may be limited for any Plan Year to avoid exceeding the Dollar Limit as indexed for the Plan Year under Code Section 402(g) and as described in Section 7.1, and/or the Code Section 415 Annual Addition limitations described in Section 7.2.

(c)	Special Pay. To the extent that the payroll system fails to identify as eligible Compensation items of special pay such as those that relate to changes in status (terminations, transfers, etc.) and payroll corrections, elections may not apply to such pay.

(d)	Catch-Up Contributions. Eligible Participants may elect to make Catch-Up Contributions for a Plan Year, under the rules set forth in this Subsection (d).

(1)	Eligible Participants. To be eligible to make Catch-Up Contributions for a Plan Year, a Participant must have reached age 50 or must be projected to reach age 50 before the end of the Plan Year;

(2)	Annual Catch-Up Contribution Limit. The Catch-Up Contribution limit in effect for the 2009 calendar year is $5,500. The annual limit is indexed to the CPI in $500 increments under Code Section 414(v).

(3)	Exclusion of Catch-Up Contributions from Plan Limits. The Plan will exclude Catch-Up Contributions from: (A) the Employee Contribution percentage limit under Subsection 3.1(a); (B) the Dollar Limit under Section 7.1; (C) the Code Section 415 Annual Addition under Section 7.2; and (D) the tax-deduction limit under Subsection 3.2(h).

(4)

Procedure. Effective January 1, 2003, an Eligible Participant who wishes to make Catch-Up Contributions for a Plan Year must, in accordance with rules announced by the Committee, notify the Service Center during the month preceding the first day of the payroll period for which he wishes to make Catch-Up Contributions. He must elect the Catch-Up Contribution amount as a whole percentage, from 1% to 55%, of his Compensation for each payroll period. The elected percentage will apply to increased or decreased Compensation. Each election will remain in effect until the Participant modifies or revokes it. When the Participant’s Catch-Up Contributions reach a statutory or Plan limit, the Plan will suspend his Catch-Up Contribution election until the first day of the following Plan Year and, unless otherwise announced by the Committee, will automatically reactivate it unless he has elected to modify his election or to cease participation in the Plan. A

Participant may modify or change his Catch-Up Contribution election in accordance with the rules for modifying an election for Elective Contributions as set for in subsections (h) and (i) of this Section 3.1.

(5)	Recharacterization of Disqualified Catch-Up Contributions. If a Participant elects to make Catch-Up Contributions for a Plan Year, and the Plan allocates his designated Catch-Up Contributions to his Employee Contribution Account, but his Elective Contributions for the Plan Year fail to reach one of the Plan limits or statutory limits listed in Subsection 3.1(b), the Plan will recharacterize his Catch-Up Contributions as regular Elective Contributions, to the extent permitted by the Plan’s percentage limit and the statutory limits. If the Committee discovers that a Participant was not eligible to make Catch-Up Contributions, the Committee will direct the Trustee to refund any amount that exceeds the Plan’s percentage limit or a statutory limit.

(6)	Matching Contributions. The Employers will not make any Matching Contribution on any Catch-Up Contribution, except those that are recharacterized as regular Elective Contributions and that are eligible for a Matching Contribution under Subsection 3.2(a).

(e)

Make-Up Contributions After Military Leave. Effective January 1, 1996, the Committee will permit each Participant who resumes active Employment after an unpaid military leave covered under the Uniformed Services Employment and Reemployment Rights Act of 1994 to make special Employee Contributions in an amount up to the maximum amount he could have contributed if he had remained in Employment during his period of leave. Each make-up Employee Contribution will be subject to the percentage-of Compensation limit, the Dollar Limit under Code Sections 402(g), and the Annual Addition limit under Code Section 415, in effect for the year to which the Employee Contribution relates. The Committee will permit the Participant to make his special Employee Contributions during the period beginning on the date when he resumes Employment and continuing for a period equal to the lesser of three times the length of his military leave, or five years. The amount of his special Employee Contributions will be based on the Compensation he would have received if he had remained in active Employment, at his rate of pay in effect when he began his leave. If that pay rate cannot be determined with certainty, the Committee will treat him as having Compensation equal to the amount he received during the 12-month period preceding his leave, or during the entire period of his Employment if shorter than 12 months.

(f)	Vesting. All Employee Contributions and Catch-Up Contributions, and all earnings allocated to Employee Contribution Accounts and Catch-Up Accounts, are fully vested at all times.

(g)

Initial Election to Contribute. Unless automatically enrolled, the Employee who wishes to begin participating must make his participation election through the Service Center. Unless otherwise announced by the Plan Administrator, a participation election made after the announced deadline hour on the 15th day of a month and by the announced deadline hour on the last day of the month will become effective on the first day of the immediately following month and the Participant’s first Elective Contribution will be taken from his pay for the first pay period of that following month. A participation election made after the announced deadline hour on the last day of a month and by the announced deadline hour on the 15th day of the following month become effective on the 16th day of that following month and the Participant’s first Elective Contribution will be taken from his pay for the second pay period of that month in which his election becomes effective.. The Participant must properly complete the enrollment procedures (including submission of his election through the Service Center and completion of any other forms as may be required by the Committee). The Service Center will effect all elections to contribute, or to modify or revoke an election, as soon as administratively possible. Each election will remain effective until the Participant modifies or revokes his election, or ceases to be an Employee. The elected percentage will apply to increased or decreased Compensation. When the Participant’s Elective Contributions reach a Plan or statutory limit for a Plan Year, the Plan will suspend his election until the first day of the following Plan Year and will automatically reactivate it unless he has elected to modify his election or cease participation. The Participant who is eligible to make Catch-Up Contributions under Subsection 3.1(d) and has elected to make the maximum amount of Elective Contributions for the

Plan Year, may also elect to make Catch-Up Contributions in compliance with any procedures published by the Committee from time to time as the Committee considers appropriate to facilitate administration of Catch-Up Contributions.

(h)

Modification. The Participant who has elected to contribute a percentage of his Compensation as his Elective Contributions may modify his election by notifying the Service Center and submitting a new election to have a higher or lower percentage deducted from his Compensation. His modification election will become effective as of the first pay period of the following month if the election is made after the announced deadline hour on the 15th day of the month and by the announced deadline hour on the last day of the month. His modification election will become effective at the beginning of the second pay period in a month if the election is made after the announced deadline hour on the last day of the preceding month and by the announced deadline hour on the 15th day of the same month in which such pay period occurs. Each modification will remain in effect until a new election is properly made. The Committee may publish special procedures for Catch-Up Contributions from time to time, as the Committee considers appropriate to facilitate administration of Catch-Up Contributions. Effective January 1, 2004, the Committee may limit the election frequency to once in each Plan Year for those Participants who also participate in the SunTrust Banks, Inc. 401(k) Excess Plan or in any similar nonqualified deferred compensation plan.

(i)	Cessation. A Participant may elect to cease making Employee Contributions by electing a 0% deferral rate on his modification election submitted to the Service Center in accordance with the preceding Subsection 3.1(h) and his election will become effective as described in that Subsection. An eligible Employee who has elected to cease Employee Contributions may elect to resume making Employee Contributions by submitting a modification election to the Service Center in accordance with Subsection 3.1(h) and his election will become effective as described in Subsection 3.1(h), provided that he remains an eligible Employee as of the effective date of his modification election.

(j)	Mistakes in Contributions. Plan fiduciaries will take reasonable steps to ensure that the Plan is administered as written and in compliance with the Code and ERISA, and to correct defects as promptly as practicable. If the Committee discovers a material defect related to Employee Contributions, it will correct the defect, either by effecting increased payroll deductions, or by refunding any excess deduction, or by re-allocating Employee Contributions, as may be needed to put the affected Participant in the same position he would have enjoyed if the defect had not occurred. See Subsection 4.1(e) for additional provisions regarding corrections of mistakes.

(k)	Committee Regulations. The Committee may from time to time establish and uniformly apply rules governing elections, including rules regarding the frequency with which elections may be modified or revoked.

3.2	Employer Matching Contributions. The provisions set forth in this Section are effective beginning January 1, 2002. For each Plan Year, the Company may in its discretion direct the Employers to contribute cash to be used to purchase Employer Stock and/or shares of Employer Stock. The Company may direct that shares of Employer Stock be released from the Suspense Account under Subsection 3.4(f). If a Contribution is made in shares of Employer Stock, the shares will have a Fair Market Value equal to the amount that would be contributed if cash had been used.

(a)	Matching Contribution.

(1)	Amount. Effective January 1, 2008, the Employers will make a safe harbor Matching Contribution in an amount equal to 100 percent of the first 5 percent of Compensation contributed by each Participant for each payroll period during the Plan Year. Matching Contributions are allocated to Matching Accounts as soon as practicable after the end of each payroll period for which they are made. The Employers will not make Matching Contributions for Catch-Up Contributions.

(2)

Investment of Matching Contributions. Effective January 1, 2009, Matching Contributions are invested according to each Participant’s investment election in effect for his Elective Contributions, unless he elects to have any Matching Contributions allocated to his Account invested in one or more other investment options available under Section 4.2. True-up Matching Contributions made under Subsection 3.2(b) for the 2008 Plan Year will be invested in the Employer Stock Fund (with full and immediate diversification rights), and thereafter will be invested according to the Participant’s election. Effective January 1, 2009, the Matching Contribution portion of each loan repayment is invested according to the Participant’s election in effect for his Matching Contributions at the time when each repayment is made. For the Participant who does not have an investment election in effect, the Plan will invest his Matching Contributions in the QDIA fund with a target date closest to the date when he reaches age 65.

(b)	Opportunity to Maximize Matching Contributions. The Committee, in its sole and complete discretion, may for any Plan Year direct the Employers to make Matching Contributions (sometimes called true-up Contributions) after the end of each calendar quarter or after the end of the Plan Year. For example, the Committee may direct Employers to make true-up Contributions for any Plan Year when Participants are required to elect to contribute the maximum allowable percentage of Compensation under Section 3.1(a) for each payroll period up to the Code Section 402(g) Dollar Limit in effect for the year, as a condition to being eligible to elect to make Catch-Up Contributions under Subsection 3.1(d). As soon as practicable after the end of each Plan Year when the Committee directs Employers to make true-up Contributions, or at more frequent intervals as the Committee considers proper, the Employers will make true-up Contributions for each Participant whose deferral pattern during the Plan Year caused him to receive allocations of Matching Contributions during the Plan Year in an amount less than the maximum amount permitted under the terms of the Plan, i.e., he contributed an amount greater than 5 percent of his Compensation for one or more payroll periods during the Plan Year and reached the Code Section 402(g) Dollar Limit before the end of the Plan Year. For Plan Years when the Committee does not publish such requirement in advance, the Employers will make Matching Contribution only on the first 5 percent of Compensation contributed for each payroll period throughout the Plan Year, and will not make true-up Contributions.

(c)

Make-Up Contributions After Military Leave. Effective January 1, 1996, the Employers will make special Matching Contributions for each of their Participants who returns to Employment from unpaid military leave covered under the

Uniformed Services Employment and Reemployment Rights Act of 1994 and contributes the make-up Employee Contributions described in Subsection 3.1(e). Each Matching Contribution will relate to the Plan Year for which the make-up Employee Contribution is made and will be subject to the percentage-of-Compensation limit and Code Section 415 limit in effect for that Plan Year. The Committee will not allocate investment earnings to the make-up Contribution for the period of leave.

(d)	Acquisition Loan Repayments. For each Plan Year when the ESOP has an out- standing Acquisition Loan, the Employers will contribute at least the amount necessary to amortize the Acquisition Loan in accordance with its payment terms.

(e)	Vesting. All Employer Contributions and all earnings allocated to Employer Contribution Accounts are fully vested at all times.

(f)	Valuation of Share Units for Allocation Purposes. Allocations of Share Units will be based on Fair Market Value on the date the Share Units are allocated.

(g)	Exclusive Benefit of Participants. All Employer Contributions will be irrevocable when made and will not revert to the Employers, except as provided in Subsection 3.2(j). All Employer Contributions and attributable earnings will be used for the exclusive benefit of Participants and their beneficiaries and for paying the reasonable expenses of administering the Plan.

(h)	Contributions Limited to Tax Deductible Amounts.

(1)

Acquisition Loan Principal Repayments. The Employers may contribute an annual amount that does not exceed 25 percent of the Compensation of all Participants for the Plan Year if the Trustee uses the entire Contribution to repay principal on an Acquisition Loan, no later than the extended due date of the Employer’s federal income tax return for the fiscal year in which ends the Plan Year for which the Contribution is made. The Employers may deduct, without any limitation, the portion of their annual Contributions that the Trustee used to repay interest on any Acquisition Loan. The Employers may also deduct all dividends paid on allocated or unallocated Employer Stock held under the ESOP to the extent that the dividends are either (A) made available or paid in cash to Participants within 90 days after the end of the Plan Year in which paid under Subsection 4.1(c), or (B) used to repay an Acquisition Loan the proceeds of which were used to acquire the Employer Stock on which the dividend is paid. The dividend deduction will be taken in the Employer’s taxable year when the dividend is declared and made available to Participants or is used to repay the Acquisition Loan.

(2)	Employer Contributions. Effective January 1, 2002, the Employers will limit their Contributions for each Plan Year so that the total annual amount does not exceed 25 percent of the Compensation of all of their Employees for each Plan Year, when combined with Employee Contributions and with Employer contributions under all other qualified plans maintained by Controlled Group members, or such other limit as may be specified in Code Section 404(a) from time to time. This deduction will be in addition to the deductions described in Subsection (h)(1). For this purpose, Compensation includes Employee Contributions, but Employee Contributions do not count toward the 25 percent limit.

(3)	Effect on Deductibility of Contributions to other Plans. No Employer’s federal income tax deductions for its Contributions used to repay Acquisition Loans will reduce the deduction limits applicable to its contributions to any other defined contribution or defined benefit plan.

(i)	Mistakes in Contributions. Plan fiduciaries will take reasonable steps to ensure that the Plan is administered as written and in compliance with the Code and ERISA, and to correct defects as promptly as practicable. If the Committee discovers a material defect related to Employer Contributions, it may direct the Employers to make any Contributions, and/or to reallocate Employer Contributions, as may be needed to put Participants in the same position they would have enjoyed if the defect had not occurred. See Subsection 4.1(f) for additional provisions regarding corrections of mistakes.

(j)	Return of Employer Contributions. Employer Contributions will be returned to the affected Employers under the following circumstances:

(1)	Mistake of Fact. Employer Contributions made by a mistake of fact will be returned to the affected Employer(s) within one year after such Contribution was made.

(2)	Nondeductible. All Employer Contributions are conditioned upon their deductibility under Code Section 404 and will be returned to the affected Employer(s) within one year after any disallowance.

3.3	Rollover Contributions.

(a)	Eligible Rollover Distribution. For purposes of this Section, an Eligible Rollover Distribution means a payment received by an Employee from another qualified plan or conduit individual retirement account (IRA) as described in Treas. Regs. Section 1.402(c)-2, Q & A No. 3, i.e., it is either (1) a lump sum payment, or (2) a payment other than one that is part of a series of substantially equal periodic payments, made at least annually, over a period of at least 10 years, or over the lifetime or life expectancy of the Participant or the joint lifetimes or life expectancies of the Participant and his named beneficiary. The Committee will not treat as an Eligible Rollover Distribution: (1) any distribution required under Code Section 401(a)(9); (2) any corrective refund of employee contributions to any plan; (3) any hardship withdrawals; (4) any distributions from any plan that is not qualified under Code Sections 401(a) and 501(a) (including but not limited to simplified employee pension (SEP) plans and simple retirement accounts), (5) after-tax contributions distributed from any qualified or non-qualified plan, or (6) ESOP dividends received as a result of a Code Section 404(k) election.

(b)

Rollover or Direct Plan Transfer. An Employee who receives an Eligible Rollover Distribution may roll over all or part of the distribution to the Trust, if the Committee determines that it complies with the requirements described in this Section. The Committee may accept the distribution as a direct plan-to-plan transfer. An Employee can make a Rollover Contribution before he completes his eligibility period under Section 2.1, or before he elects to participate, and will have his Rollover Contribution as his sole interest in the Plan until he begins making Elective Deferrals.

(c)	Timing. A rollover must be made within 60 days after the Employee receives the Eligible Rollover Distribution, except to the extent that the IRS permits a longer period under the Participant’s circumstances.

(d)	Required Information. The Committee will adopt such procedures, and may require such information from the Employee who desires to make a Rollover Contribution, as it considers necessary to determine whether the proposed rollover or direct plan transfer will meet the requirements of this Section. The Committee may require the Employee to submit a written certification that he received his Eligible Rollover Distribution from another qualified plan or from a conduit IRA. Upon approval by the Committee, the Rollover Contributions will be deposited in the Trust Fund and will be credited to the Employee’s Rollover Account.

(e)	Prohibited Rollovers and Transfers. The Committee will not accept Rollover Contributions from any plan that is subject to the joint and survivor annuity requirements set forth in Code Sections 401(a)(11) and 417, unless the Employee’s Spouse consented in writing to the distribution from such plan in a manner that complies with the spousal consent requirements prescribed under Code Sections 401(a)(11) and 417. The Committee may require the Employee to submit a written certification that he received his distribution from a qualified plan that either was not subject to the spousal consent requirements or contained an exemption for his distribution, or that his Spouse properly consented to the distribution. The Plan will not accept the rollover of loans or any property other than cash and SunTrust common stock, except as provided in Addendum B.

(f)	Refund of Prohibited Rollovers. In the event the Committee discovers that a Participant has made a Rollover Contribution to the Plan that fails to comply with this Section or with any applicable law, the Committee will refund the Contribution and all earnings attributable to it as soon as practicable.

(g)	Reliance on Employee’s Representations. The Committee will in good faith rely on the representations made by the eligible Employee in his application to make a Rollover Contribution and will not be held accountable for any misrepresentation of which it did not have actual knowledge.

3.4	Acquisition Loans. The Board may from time to time authorize and direct the Trustee to make an Acquisition Loan either to purchase Employer Stock or to repay a previous Acquisition Loan. No proceeds from any Acquisition Loan may be used for any other purpose.

(a)	Eligible Lenders. The Trustee may make Acquisition Loans from any financial institution or other entity it considers appropriate, including a party in interest as defined in ERISA Section 3(14), or a disqualified person as defined in Code Section 4975(e)(2). A party in interest and/or disqualified person may guarantee any Acquisition Loan.

(b)	Loan Terms. Each Acquisition Loan will be for a specific term, and will bear a reasonable rate of interest. No Acquisition Loan will be payable upon demand except in the event of default.

(c)	Repayment. The Trustee will repay the principal and interest due on each Acquisition Loan, first from dividends paid on the Financed Shares, and after all such dividends have been used for repayment, from Employer Contributions made to repay the Acquisition Loan, and then from other earnings attributable to Employer Contributions made to repay the Acquisition Loan, according to directions from the Committee. To the extent permitted by the terms of the Acquisition Loan, the Committee may direct repayment more rapidly than specified in the amortization schedule, subject to the limitations on releasing Financed Shares described in Subsection (f).

(d)

Collateral and Security. The Trustee may use as collateral to secure any Acquisition Loan the Financed Shares acquired with the proceeds. The Trustee will not pledge any Plan assets other than Financed Shares as collateral for an Acquisition Loan. No lender will have recourse against any Plan assets other than

Financed Shares that remain subject to pledge at the time of default. No Employer Stock acquired with the proceeds of an Acquisition Loan may be subject to a put, call or other option, or buy-sell agreement or any similar arrangement while held by the Plan, or when distributed from the Plan. This restriction will continue to apply after the Acquisition Loan has been repaid and will apply even if the ESOP has ceased to be an ESOP under Code Section 4975(e)(7).

(e)	Suspense Account. The Trustee will maintain a separate Suspense Account to hold the Financed Shares acquired with the proceeds of each separate Acquisition Loan, whether or not the shares are encumbered under the terms of the Loan. Pursuant to directions from the Committee from time to time, the Trustee either will hold the dividends paid on the Financed Shares in the Suspense Account until they are released as described in Subsection (f), or will use the dividends to repay the Acquisition Loan.

(f)	Release of Financed Shares from Suspense Account. The Trustee will release Financed Shares from each Suspense Account under one of the following methods, which method will be determined by the Committee for each Acquisition Loan. The Financed Shares released from the Suspense Account for each Plan Year will be allocated, on the basis of Fair Market Value as of the release date, to Matching Accounts under Section 3.2. To determine the number of Financed Shares to be released for each Plan Year from each Suspense Account, the Trustee will multiply the number of Shares held in the Suspense Account by one of the fractions described below. The Committee will structure each Acquisition Loan so that the number of Financed Shares to be released for each Plan Year is expected not to exceed the number needed to meet the Matching Contribution obligation. If the Committee determines that the number of shares required to be released for any Plan Year is greater than the number that can be used to meet the Matching Contribution obligation, the Committee may forego the Plan’s status as a safe harbor plan for that Plan Year, or may protect the Plan’s status as a safe harbor plan either by restructuring the loan (to the extent permitted by Department of Labor guidelines), or by making additional Contributions. The Committee may direct the Employers to make additional Contributions either as a uniform percentage of Compensation for all eligible Employees including those who have not made Employee Contributions for the Plan Year, or may make additional Matching Contributions in a uniform rate.

(1)	Principal-Only Payment Method. Under this method, the fraction will be the ratio of the amount of principal repaid for the Plan Year over the amount of principal to be repaid for the current and all future Plan Years. Under this method, annual principal payments must be made at least as rapidly as level payments over the loan term, which cannot exceed ten years, including renewals and extensions, and the portion of each repayment treated as interest may not exceed the payment amount that would be treated as interest under standard loan amortization tables.

(2)	Principal-and-Interest Method. Under this method, the fraction will be the ratio of the amount of principal and interest repaid for the Plan Year over the amount of principal and interest to be repaid for the current and all future Plan Years. The Plan will use this method for any Acquisition Loan that has a flexible repayment schedule.

(g)	Default. In the event of a default on an Acquisition Loan, the Trustee will transfer to the lender Plan assets equal in value to the amount of the defaulted balance. In the event of default on an Acquisition Loan from a party in interest as defined in ERISA Section 3(14), or a disqualified person as defined in Code Section 4975(e)(2), the Trustee will transfer to such lender only the number of Financed Shares necessary to meet the repayment schedule of the Acquisition Loan.

3.5	Purchase and Sale of Employer Stock. Unless the Company imposes restrictions otherwise, the Trustee may purchase Employer Stock from any source, but may not pay more than Fair Market Value for any share. The Trustee may purchase either outstanding shares, newly-issued shares, or treasury shares. To the extent that the Trustee needs to obtain cash for distributions under Articles 5 and 6, the Trustee may sell Employer Stock on the New York Stock Exchange or to the Company.

3.6	Payment to the Trustee. As of the earliest date when Contributions can reasonably be segregated from the Employers’ general assets, the Employers will transfer to the

Trustee, the amounts withheld for all of their Participants during the payroll periods ending in that month, and in no event, no later than the 15th business day of the month following the month in which Employee Contributions are withheld. The Employers will transfer their Employer Contributions to the Trustee as soon as practicable after the end of the payroll period for which they are made, but no later than the extended due date of the Company’s federal income tax return for the fiscal year that ends in the Plan Year for which the Contribution is made. However, Employer Contributions that the Trustee uses to repay an Acquisition Loan will be made no later than 60 days after the end of the Plan Year for which the repayment is used to release and allocate shares from the Suspense Account.

3.7	Elective Account Transfers. The Committee may permit Participants to elect to make voluntary transfers of Account balances from another qualified defined contribution plan of the same type into this Plan, if the transfers are associated with either a corporate transaction (e.g., a merger or acquisition) or a change in a Participant’s employment status (e.g., a transfer from another employer, whether or not it is a Controlled Group member). The Committee will allocate the transferred accounts to corollary Accounts in this Plan. This Plan will not be obligated to protect benefits that were provided in the transferor plan, i.e., the Code Section 411(d)(6) anti-cutback rules do not apply. After December 31, 2001, the Committee will not permit this type of transfer for any eligible rollover distribution if the Participant can elect a direct rollover of his entire Account balances.

ARTICLE 4

Allocations

4.1	Adjustments to Account Balances.

(a)	Regular Valuation Dates. As of each Valuation Date, the Trustee will determine the Fair Market Value of the Trust Fund. As soon as practicable after the Trustee receives the Employers’ payroll data and other relevant records, the recordkeeper or the Trustee will adjust the Account balances of each Participant to reflect his allocations of Contributions, withdrawals and payments from his Accounts, and investment gains or losses and expenses.

(b)	Administrative Fees. The Plan may charge reasonable and uniform administrative fees to Participant Accounts.

(c)

Dividends on Employer Stock. The Plan will use dividends issued on Employer Stock acquired with an Acquisition Loan and held in a Suspense Account, to repay any outstanding balance on that Acquisition Loan. Effective January 1, 2002, the Plan will maximize the Company’s tax deductions available under Code Section 404(k) by permitting Participants and beneficiaries to elect whether to receive the dividends declared on the Share Units allocated to the portion of their Accounts which are invested in the Employer Stock Fund in a cash payment to be made no later than 90 days after the end of the Plan Year in which the dividends were paid, or to reinvest them in the Employer Stock Fund. The Plan will provide the elections in a manner that permits Participants and beneficiaries reasonable time to make their elections with respect to each dividend declaration. The Plan will honor each Participant’s and beneficiary’s election as in effect on the record date for that dividend. The elections for each quarterly dividend become irrevocable on the record date for the dividend, unless the Committee has timely established and communicated a different irrevocability date. The Plan treats elections as evergreen so that each election remains in effect until the Participant or beneficiary affirmatively elects to change it. Participants and beneficiaries may change their dividend elections at any time for dividends to be declared after the submission date of the change request. The Plan treats any Participant or beneficiary who fails to make an affirmative election as if he had elected to reinvest his dividends in the Employer Stock Fund. The Plan will not distribute any earnings on any dividends that are reinvested in Employer Stock and subsequently distributed pursuant to an election under this Section. Beginning in 2003, the Plan will decrease elected cash distributions to reflect any losses attributable to the dividend between the record date and the distribution date. The Committee may apply special election rules to the extent necessary to maximize the deduction for dividends declared during 2001, as permitted under IRS Notice 2002-2.

(d)	Valuations Binding. In determining the value of the Trust Fund and the individual Accounts, the Trustee and the Committee will exercise their best judgment, and all determinations of value will be binding upon Participants and their beneficiaries.

(e)	Statement of Account Balances. As soon as practicable after the end of each Plan Year, the Committee will provide to each Participant and beneficiary for whom an Account is maintained a statement showing all allocations to and distributions and withdrawals from his Accounts, and the current value of his Accounts. For any Plan Year, the Committee may provide statements more frequently than annually.

(f)	Mistakes in Account Balances. The Committee will take reasonable steps to ensure that the Plan document is in compliance with all applicable laws as in effect from time to time, and to ensure that the Plan is administered as written. If the Committee discovers a material defect in any Account balance or payment from the Plan, it will take reasonable steps to correct the defect as promptly as practicable. The Committee will make a good faith effort to correct administrative errors in the manner that it considers appropriate under the circumstances and in compliance with IRS guidance on self-correction of operational defects. If the Committee determines that the burden or expense of seeking recovery of any overpayment or correcting any immaterial defect would be greater than is warranted under the circumstances, it may in its discretion forego recovery or other correction efforts. In correcting administrative defects, the Committee may make de minimis variances from Plan provisions (including but not limited to medium and timing of payment), to the extent any such variance would comply with applicable qualification requirements if it were set forth in a written provision of the Plan.

4.2	Investment Elections.

(a)	Investment Funds. From time to time, the Committee will direct the Trustee to make available one or more funds for the investment of Account balances as elected by each Participant or beneficiary. The Committee will timely describe the investment funds that are available from time to time, in written notices to Participants and beneficiaries. The investment funds selected by the Committee are in addition to the Employer Stock Fund, which the Plan sponsor has established as an integral ESOP feature of the Plan design.

(b)	Compliance with ERISA Section 404(c). The Plan will be administered in a manner to comply with ERISA Section 404(c). Participants will be permitted to exercise control over the investment of their Accounts, so that Plan fiduciaries will not be liable for any loss that results from any Participant’s exercise of control.

(c)	Employer Stock Fund. Although the Employer Stock Fund, as an ESOP, is designed to hold qualifying employer securities as the primary investment, the Employer Stock Fund may also hold cash and other liquid investments in such amounts as the Trustee considers necessary to meet the Fund’s liquidity requirements and to pay reasonable administrative expenses of the Fund.

(d)	Investment Elections. Participants must contact the Service Center to make their investment elections. The Service Center will issue a written confirmation of each election that it receives.

(1)	Initial Election. As of the date he enters the Plan, the Participant may elect to have the aggregate balances in his Employee Contribution Accounts invested among the investment funds in 1 percent increments.

(2)

Failure to Elect. The Trustee will invest the Employee Contribution Account balances of any Participant who fails to timely complete his election in accordance with this subsection. Effective April 1, 2007, the Trustee will invest 100% of such Participant’s contributions in a fund that meets the statutory requirements for qualified default investment alternatives under ERISA Section 404(c), i.e., life-cycle funds, balanced funds, and/or professionally managed funds. Before April 1, 2007, the Trustee invested such contributions in a fund that invested primarily in fixed-income investments with relatively short average maturities.

(e)	Change in Investment Election. Effective January 1, 2007, as of any Valuation Date, each Participant may change his investment election for the balance(s) in his existing Employee Contribution Account(s), and may make investment elections for the balance(s) in his Employer Contribution Account(s), in 1 percent increments. Reinvestment elections for existing balances will become effective as of the Valuation Date when made, if the Participant completes his investment election no later than the daily time deadline. Otherwise, the election will become effective as of the next following Valuation Date. Notwithstanding any other provision in the Plan, if the Employer Stock Fund does not have sufficient cash to execute a Participant’s election out of the Employer Stock Fund, the Trustee may pend the trade until it receives the proceeds from the sale of the Participant’s stock and use Fair Market Value on the date of sale to execute the election, and will have no liability for doing so. The Committee will establish and publish to Participants from time to time the daily time deadlines by which elections must be completed and the related effective dates.

(f)	Insider Trading Rules. The Committee may enforce rules that restrict Participants who are insiders under Rule 16b-3 of Section 16 of the Securities Exchange Act of 1934, from engaging in certain discretionary transactions relating to the Employer Stock Fund that would trigger the short-swing profit recovery rules. Discretionary transactions may include (A) elective distributions (in-service withdrawals and loans under Article 5 that require liquidation of shares held in the Employer Stock Fund), and (B) investment elections that involve transfers to and from the Employer Stock Fund.

(g)	Diversification Elections. Effective January 1, 2007, all Participants may elect to diversify the investment of their Matching Account balances into any one or more investment available under the Plan funds. See Addendum A for the rules in effect before 2007.

(h)	Reinvestment of Earnings. All dividends, capital gains distributions and other earnings attributable to the Account balances invested in each investment fund will be reinvested in that investment fund, except to the extent that dividends on Employer Stock are paid currently to Participants who elect to cash out their dividends under Subsection 4.1(c).

(i)	Investment Expenses. All expenses of each investment fund will be paid from that fund, to the extent not paid directly by the Employers.

(j)	Special Election Rules. The Committee may permit (1) investments in increments greater or lesser than 1 percent, (2) other investment funds, (3) other election filing dates, and/or (4) any other variance from these rules as it considers appropriate, under regulations adopted by the Committee, published to Employees, and uniformly applied.

4.3	Voting Rights. Each Participant will have the right to direct the Trustee as to the manner in which the Employer Stock represented by the Share Units held in his Accounts will be voted. The Trustee will vote combined fractional shares of Employer Stock represented by the Share Units in the manner that most closely reflects Participants’ direction. The Trustee will refrain from voting the shares of Employer Stock represented by Share Units held in the Accounts of Participants who fail to give directions, except as required by any applicable law. The Trustee will vote unallocated shares of Employer Stock in the Suspense Account in the manner that the Trustee determines to be in the best interest of Participants and beneficiaries. For voting purposes, each Participant will be a named fiduciary with respect to the Employer Stock represented by the Share Units allocated to his Account. The Committee will provide to Participants and to the Trustee proxy material and other voting information identical to that provided to other stockholders.

4.4

Tender Offers. In the event the Trustee receives any information or material that reasonably indicates a tender offer is being made to holders of Employer Stock, the Committee will furnish such information or material to each Participant whose Accounts are invested in the Employer Stock Fund, together with a form on which the Participant can confidentially direct the Trustee whether to tender the Employer Stock represented by his Share Units or take any other solicited action with respect to the Employer Stock represented by his Share Units. The Trustee will tender combined fractional shares of Employer Stock represented by the Share Units in the manner that most closely reflects Participants’ direction. The Trustee will refrain from tendering the shares of Employer Stock represented by Share Units held in the Accounts of Participants who fail to give directions, except as required by any applicable law. The Trustee will tender unallocated shares of Employer Stock in the Suspense Account in the manner that the Trustee determines to be in the best interest of Participants and beneficiaries. For each Participant who sells the Share Units held in his Accounts, the Trustee will reinvest the proceeds according to his current investment election, unless he elects otherwise under Subsection 4.2(e). For purposes of any tender offer, each Participant will be a named fiduciary with respect to the Employer Stock represented by the Share Units held in his own Accounts.

ARTICLE 5

In-Service Withdrawals and Loans

5.1	Withdrawals Without a Hardship. An in-service withdrawal is one made while the Participant is still in Employment and before he has had a payment event as described in Section 6.1. Unless the Committee directs otherwise, withdrawals are paperless transactions. The Participant must contact the Service Center and specify the amount or percentage of his available Account balances to be withdrawn. The Trustee will issue payment of the amount withdrawn as promptly as practicable after approval of the request.

(a)	Types of In-Service Withdrawals. Hardship withdrawals are described in Section 5.2. The other types of withdrawals that can be made in-service are as follows.

(1)	In-Service Withdrawal from After-Tax Account. Each Participant may withdraw all or part of his After-Tax Account balance as of any Valuation Date during his Employment. Withdrawals made from an After-Tax Account will be made in the following order: (1) After-Tax Contributions made before 1987, without any earnings; and (2) After-Tax Contributions made after 1986 and a pro rata share of earnings credited to his After-Tax Account both before and after 1986.

(2)	In-Service Withdrawal from Rollover Account. Each Participant may withdraw all or part of his Rollover Account balance as of any Valuation Date during his Employment.

(3)	In-Service Withdrawal After Age 59 1/2 . At any time after any Participant reaches age 59 1/2, he may withdraw all or part of any of his Account balances.

(4)

In-Service Withdrawal at Age 70 1/2. Beginning in the calendar year when an active Participant reaches age 70- 1/2, he may elect either to begin receiving payment of his Account balances or to continue deferring payment until he retires. The Plan will pay to any active Participant who is a 5-percent owner of any Employer, the minimum annual amount required under Code Section 401(a)(9) for each year beginning in the year when he reaches age 70 1/2, with payments beginning no later than April 1 of the following year.

(b)	Available Amount. The amount available to the Participant who makes an in-service withdrawal will be based on his available Account balances (minus any outstanding loan balance) determined as of the Valuation Date on which the withdrawal request is processed. Except as provided in Addendum B, Participants cannot withdraw Employer Contributions that were made under a Merged Plan, or any investment earnings credited to such Contributions after 1988.

(c)	Order of Withdrawal from Accounts. The Committee will determine and publish to Participants from time to time the order in which each type of in-service withdrawal will be made from Participant Accounts.

(d)	Pro Rata Withdrawals from Investment Funds. In compliance with directions from the Committee with respect to the order of withdrawal from Accounts, the recordkeeper will subtract each in-service withdrawal pro rata from the investment funds in which the Account balances available for the withdrawal are invested. The recordkeeper will determine the amount to be subtracted from each investment fund by multiplying the amount of the withdrawal by the ratio of the amount invested in each investment fund to the total aggregate available Account balances.

(e)

Withdrawals of Money Purchase Plan Balances. A Participant may withdraw any portion of his Account balance that is attributable to employer contributions to a Merged Plan that was a money purchase plan, at any time after he reaches normal retirement age (age 59 1/2 for this purpose). The married Participant who makes a withdrawal from such Account (before or after his Termination Date) must have his Spouse’s written consent in compliance with Subsection 6.7(b).

5.2

Hardship Withdrawals. The active Participant who wishes to make a hardship withdrawal during his Employment must contact the Service Center and specify the amount to be withdrawn. He must provide a written explanation of the reasons for the withdrawal and such other information as the Committee may request. The Trustee will issue payment of the amount withdrawn as promptly as practicable after approval of the request. No Participant who has terminated Employment, and no beneficiary, will be eligible to make a hardship withdrawal.

(a)	Available Amount. The amount withdrawn may not exceed the actual expenses incurred or to be incurred by the Participant because of his hardship, plus (as part of the same withdrawal) the reasonably estimated amount of taxes and penalties he must pay on the withdrawal. The sum of the Participant’s outstanding loan balance under Section 5.3 (if any), plus the amount of his hardship withdrawal, may not exceed his total aggregate available Account balances determined as of the hardship withdrawal date. The Participant may withdraw, to the extent applicable for him: (1) the dollar amount of his Elective Contributions made after 1992 (excluding earnings); (2) the dollar amount of his Matching Contributions that were made for Plan Years 1993 through 2001 (excluding earnings) and that have been maintained in the Plan for at least 24 months; (3) the dollar amount of his Elective Contributions made under a Merged Plan (excluding earnings accrued after 1988); and (4) his Non-Matching Contributions that were made after 1988 (excluding earnings and amounts attributable to a money purchase pension plan) and that have been maintained in the Plan for at least 24 months.

(b)	Immediate and Heavy Financial Need. The Participant may make a hardship withdrawal only if he incurs a hardship that creates an immediate and heavy financial need that he cannot meet without the withdrawal. Effective January 1, 2006, a hardship withdrawal must be necessitated by either:

(1)	Expenses for, or necessary to obtain, medical care for the Participant, Spouse, qualifying child, or qualifying relative, which would be deductible under Code Section 213(d) if determined without regard to whether medical expenses exceed 7.5% of adjusted gross income.;

(2)	Costs directly related to the purchase of the Participant’s principal residence, (including land purchase and all construction costs, and excluding mortgage payments).

(3)	Payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education (including trade school) for the Participant, Spouse, qualifying child or qualifying relative;

(4)	Payments necessary to prevent eviction of the Participant from his principal residence, or foreclosure on the mortgage on his principal residence;

(5)	Payments for burial or funeral expenses for the Participant’s deceased Spouse, qualifying child or qualifying relative;

(6)	Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165, determined without regard to whether the loss exceeds 10% of adjusted gross income;

(7)	Any other catastrophic financial hardship that the Committee determines to have consequences similar in severity to the events listed above, and that make the withdrawal necessary for the safety or well-being of the Participant, his Spouse, qualifying child or qualifying relative.

For purposes of this Subsection, effective October 7, 2008, a qualifying child may be the Participant’s stepchild, adopted child, foster child or sibling, or a descendant of any such person; he or she must share the Participant’s residence for more than half the year, must be younger than the Participant and under age 19 (or under age 24 if a full-time student, or any age if totally and permanently disabled) on the last day of the Plan Year; he or she must not provide more than half of his or her own support; and if the Participant is not the parent, he/she must have adjusted gross income higher than any parent. Any other dependent must be a qualifying relative (parent, in-law, child, grandchild, sibling, niece, nephew, aunt, uncle, or unrelated individual who shares the Participant’s residence as a member of the household) who receives over half of his or her support from the Participant; it is irrelevant that such relative is step or adopted, or files a joint tax return with his or her spouse.

(c)	Withdrawal Necessary to Meet Need. The Committee will treat a withdrawal as necessary to meet the immediate and heavy financial need if the following requirements are met:

(1)	Amount Needed. The amount withdrawn cannot exceed the amount of the need.

(2)	Loans and Dividends. The Participant must obtain all other available withdrawals, distributions and nontaxable loans under all qualified and nonqualified plans maintained by his Employer, if any, unless he provides evidence satisfactory to the Committee that the loan repayments would cause an additional hardship. The Participant will not be required to obtain commercial loans. The Participant must elect to receive a cash payment for any dividends that are currently available under Subsection 4.1(c).

(3)	Suspension. After the Participant receives his hardship withdrawal, the Committee will suspend his Elective Contributions to this Plan and his contributions to or deferrals under any other qualified or nonqualified cash or stock plan maintained by any Employer. For withdrawals made on or after January 1, 2002, the suspension period is 6 months.

(d)	Nondiscrimination. The Committee will determine the existence of the Participant’s immediate and heavy financial need and the necessity for the withdrawal to meet the need, in a uniform and nondiscriminatory manner.

(e)	Reliance on Participant’s Representations. The Committee will in good faith rely on the representations made by the Participant in his application for the hardship withdrawal and will not be held accountable for any misrepresentation of which it did not have actual knowledge.

5.3	Loans. The Committee will grant loans in a uniform and nondiscriminatory manner, subject to the following rules.

(a)	Application and Eligibility. The Participant who wishes to make a loan from his Account during his Employment must contact the Service Center and specify the amount to be borrowed. No Participant may receive a loan after he terminates Employment, and no beneficiary will be eligible for a loan. The Committee may deny a Participant’s loan application if he failed to repay a previous Plan loan according to his repayment schedule. Any Participant who, on or after January, 2004, has defaulted on the outstanding balance of a previous loan, will not be eligible to make a loan.

(b)	Available Amount. The Participant may request a loan from the aggregate balances in his Accounts. The total principal amount of the Participant’s outstanding loans may not exceed the lesser of (1) 50 percent of his aggregate Account balances as of the date the loan is approved, or (2) $50,000. If he has an outstanding loan balance, the $50,000 limit will be reduced by an amount equal to his highest outstanding balance during the twelve months immediately preceding the date when his loan is made, minus his current outstanding balance (i.e., his total principal repayments during the past 12 months). The minimum amount of each loan will be $1,000.00, unless the Committee has published another limit.

(c)	Order of Account Liquidation. Unless the Committee determines that a different order is appropriate, the Trustee will acquire the cash proceeds to make each loan by liquidating the Participant’s Accounts in the following order, to the extent applicable for him: (1) Rollover Account; (2) Matching Account; (3) Non-Matching Account; (4) Merged (Prior Employer) Account; (5) Before-Tax Account; and (6) After-Tax Account. Unless the Committee determines that a different method is appropriate, the Trustee will subtract the proceeds of each loan pro rata from the investment funds in which the Account balances are invested.

(d)

Loan Origination Fees. The Trustee will deduct an origination fee from the proceeds of each loan, in the amount stated in the Summary Plan Description as in effect from time to time or in another type of Participant communication. The Trustee will also deduct the fees for any required state documentary stamps or Uniform Commercial Code (UCC) filing fees. The Trustee will reflect the deduction on the statement that it issues with the proceeds. Early repayment of a loan will not result in reimbursement of any of the fees. Effective January 1, 2004, the Trustee will not deduct an origination fee from the proceeds of a loan made to a Participant who is on active military leave covered by the Uniformed Services Employment and Reemployment Rights Act of 1994 (USERRA).

(e)	Frequency of Loans. Each Participant will be eligible to have no more than two outstanding loans at any one time.

(f)	Interest. Each loan will bear interest at a reasonable rate established by the Committee from time to time on the basis of rates currently charged by commercial lenders. The Plan will charge interest on loans in a uniform and nondiscriminatory manner. Effective January 1, 2004, for any period when a Participant is on active unpaid military leave covered by USERRA, he may submit a written request to the Committee to charge an interest rate not greater than 6% (or such other rate prescribed by the Servicemembers Civil Relief Act or other applicable law) on any loan that he has outstanding during that period (see Subsection (k)).

(g)	Security. Each loan will be secured by the Participant’s pledge of the balances in his Accounts from which his loan is made. The Committee will treat each loan as an investment of the Participant’s borrowed Account balances and will credit his principal and interest payments to the Accounts from which his loan proceeds were taken. Principal and interest payments will be invested according to the Participant’s current election for his Employee Contributions.

(h)	Term. Each loan will be for a term not exceeding five years, except that the term may extend up to 10 years if the loan proceeds are used to purchase the Participant’s principal residence (including land purchase and construction costs). Effective January 1, 2004, if the Plan suspends the repayment obligation of any Participant who has a period of active military leave covered by USERRA, the Committee will extend the term of a loan made to such Participant by a period equal to the period of his loan suspension. The Plan does not extend the term of any loan for any Participant who is not on active military leave covered by USERRA, except as provided in subsection (l) below.

(i)	Repayment.

(1)	Payroll Deduction for Active Participant. So long as the Participant earns Compensation, he must make his loan repayments by payroll deductions in equal amounts throughout the term of the loan. The amount of each repayment must be at least $25, or such other minimum amount as may be established by the Committee and stated in the Summary Plan Description as in effect from time to time or in another type of Participant communication.

(2)	Inactive Participant. The Participant who has an outstanding loan balance when he terminates, retires, or begins an unpaid leave, either may repay his outstanding balance in full, or may continue to make his scheduled loan repayments, by personal check or other cash equivalent, not less frequently than monthly. The Trustee may charge a fee for processing each repayment. The Participant who has incurred a Disability and has qualified for benefits under his Employer’s long-term disability plan, is treated as being in Employment and on an authorized unpaid leave.

(j)	Default. If the Participant fails to timely repay his loan, by the end of the calendar quarter following the calendar quarter in which such failure occurs, the Committee will declare a default of the entire outstanding balance, but will not deduct any portion of the defaulted balance from his Before-Tax Account unless he has terminated Employment or become Disabled. If the Participant has terminated or become Disabled, the Committee will treat the defaulted loan as a deemed distribution and will issue a Form 1099-R for the year in which the default occurs. If he has not terminated or become Disabled, the Committee will treat the defaulted loan as a deemed distribution except for the portion that was loaned from his Before-Tax Account, which cannot be distributed until his Disability or Termination Date. The Committee will hold the canceled note in the Participant’s Before-Tax Account as a non-income-producing investment until he becomes Disabled or terminates employment, and will then reduce his Before-Tax Account balance by the amount of the defaulted loan balance attributable to that Account.

(k)	Suspension of Repayments During Military Leave. Each Participant may elect to suspend his loan repayments while he is on unpaid military leave covered by USERRA. The five-year maximum repayment period will be extended by the length of the suspension. Effective January 1, 2004, for any period when a Participant has as active unpaid military leave covered by USERRA, he may submit a written request to the Committee, with a copy of his call-up and/or extension orders, to charge an interest rate not greater than 6% (or such other rate prescribed by the Servicemembers Civil Relief Act or other applicable law). If the Participant fails to submit his written request before his loan repayments resume, the Committee will charge the rate stated in his promissory note. The Participant may submit his request at any time within 180 days after his termination or release from military service; if his repayments have resumed when he submits his request the Committee will make the appropriate adjustment. For any period when a Participant receives full Compensation from his Employer while on active military leave, the Plan will charge the interest rate stated in his promissory note.

(l)	Suspension of Repayments During Unpaid Leave of Absence. Effective January 1, 2004, each Participant may elect to suspend his loan repayments for a period up to 12 months while he is on an unpaid leave of absence, other than a military leave covered by USERRA. This suspension will not extend the original term of the loan beyond five years, and the amount of each repayment due after the leave ends or after the first year of the leave, will not be less than the repayment amount required under the terms of the original loan. The Participant must make a balloon payment before the end of the original loan in the amount of the suspended repayments plus accrued interest.

(m)	Loans from Money Purchase Plan Balances. The married Participant who borrows any portion of his Account balance that is attributable to employer contributions to a Merged Plan that was a money purchase plan, must have his Spouse’s written consent in compliance with Subsection 6.7(b).

(n)	Revisions to Loan Rules and Procedures. Effective January 1, 2004, the Committee may in its discretion revise the rules and procedures that govern Plan loans, as it considers appropriate for administrative and/or compliance purposes.

5.4	Direct Rollover. To the extent permitted under Section 6.10, the Committee will permit Participants to effect direct rollovers of their in-service withdrawals, under the rules set forth in Section 6.10. Withdrawals required under Code Section 401(a)(9), hardship withdrawals made after December 31, 1998, and loan proceeds are not eligible for rollover.

ARTICLE 6

Post-Employment Distributions

6.1	Distribution Events.

(a)	Termination of Employment or Disability. The Participant who terminates Employment for any reason or becomes Disabled, will be eligible for either immediate or deferred payment of his aggregate Account balances. The Participant must contact the Service Center and apply for payment, and must provide all requested documentation. The Trustee will issue payment as soon as practicable after the Committee approves the application. Effective January 1, 2002, payment may be made to Participants who have transferred to an employer outside the Controlled Group, i.e., terminated Employment, even if they continue working in the same position and same location for the new employer, if assets are not transferred from this Plan to a plan maintained by the new employer, and the new employer does not maintain this Plan.

(b)	Death. If a Participant dies with any Account balances, the Plan will pay his balances to his beneficiary(s) under the rules stated in Section 6.6. The beneficiary(s) must contact the Service Center and apply for payment, and must provide all requested documentation. The Trustee will issue payment as soon as practicable after the Committee approves the application.

(c)	Employer-Initiated Transfer. The Company may merge this Plan with another qualified defined contribution plan. The Company may spin off a portion of this Plan and direct the Trustee to transfer affected Participant’s Account balances to another employer’s qualified plan. The Plan is not required to obtain Participant consent for such transactions. The transferee plan must protect all benefits covered under Code Section 411(d)(6), e.g., forms of payment.

(d)

Employee-Initiated Voluntary Direct Transfers (Change in Employment Transfer). The Committee may permit Participants to elect to make voluntary transfers of Account balances from this Plan, if the transfers are associated with either a corporate transaction (e.g., a merger or acquisition) or a change in a

Participant’s employment status (e.g., a transfer to another employer, whether or not it is a Controlled Group member, that has not adopted the plan in which the Participant originally participated). It is not necessary for the transferee plan to protect benefits that were provided in the transferor plan, i.e., the Code Section 411(d)(6) anti-cutback rules do not apply. This type of direct transfer is not available for an eligible rollover distribution for which the Participant can elect a direct rollover of his entire Account balances.

(e)	Plan Termination. If the Plan terminates in part or in whole, and the Committee directs payment of benefits to affected Participants and beneficiaries, distributions will be made only in lump sum payments. The installment option will not be available for distributions made on account of Plan termination. However, the Plan will not make distributions under this Subsection if an Employer maintains a Successor Plan. For this purpose, Employer means an entity that is a Controlled Group member on the effective date of the Plan termination. Successor Plan means any other defined contribution plan maintained by the same Employer, excluding ESOPs and simplified employee pensions (SEPs), that exists at any time during the period beginning on the Plan termination date and ending 12 months after the final distribution date of all assets from the terminated Plan. However, if at all times during the 24-month period beginning 12 months before the Plan termination date, fewer than 2 percent of the Participants in this Plan are eligible under the Successor Plan, that plan will not be treated as a Successor Plan.

6.2	Amount of Payment. The Participant or beneficiary will receive his payment(s) based on the amount of his Account balances (minus any outstanding loan balance) determined as of the Valuation Date on which the payment request is processed.

6.3	Timing of Payment. The Committee will direct the Trustee or other payor to issue the payment to the Participant or beneficiary as soon as practicable after it approves the request. If the Trustee is required to sell Employer Stock in order to distribute cash, the Plan will delay payment for the period required to effect the sale.

(a)	Payment to the Participant. The Participant may elect to receive or begin receiving payment of his Account balances as soon as administratively practicable after his Termination Date, but not later than the end of the second calendar month following the month when he reaches age 70 1/2. Effective March 28, 2005, the terminated or Disabled Participant whose aggregate Account balances exceed $1,000 may leave all or part of his Account balances in the Plan until that date.

(b)

Payment to a Beneficiary. The beneficiary of the deceased Participant may elect to receive or begin receiving payment of his Account balances as soon as administratively practicable after providing evidence satisfactory to the Committee of the Participant’s death. The non-Spouse beneficiary may not defer payment later than the last day of the calendar year following the year in which the Participant’s death occurs. The surviving-Spouse beneficiary may not defer payment later than the last day of the calendar year in which the deceased Participant would have reached age 70 1/2.

6.4	Forms of Payment.

(a)	Account Balance Over $1,000. Regardless of the reason for termination of Employment, the Participant or beneficiary whose Account balances exceed $1,000 may elect to receive payment in one of the following forms:

(1)	Lump sum payment; or

(2)	Installments in substantially equal monthly, quarterly, semi-annual, or annual payments, over a period that does not exceed the Participant’s or beneficiary’s life expectancy or the joint and last survivor life expectancy of the Participant and his beneficiary, but not longer than 9 years. The Participant or beneficiary who initially elects installment payments may elect at any time to receive a lump sum payment of the remaining balances, or may elect not more frequently than once in any 12-month period to increase the amount of the installment payments. From time to time, the Committee will establish and publish to Participants and beneficiaries the order in which the Trustee will deduct installment payments from Accounts and from the investment funds in which Accounts are invested. The Participant or beneficiary will be permitted to change investment elections during the installment period on the same basis as active Participants. See Addendum A for rules in effect before January 1, 2006.

(b)	Account Balance Not Over $1,000. As soon as practicable after the Participant’s Termination Date, the Plan will automatically make a lump sum payment in cash to any Participant or beneficiary whose aggregate Account balances do not exceed $1,000 as of the payment date. The Participant or beneficiary may elect to receive Employer Stock for the portion of his Accounts invested in Employer Stock as of the payment date. When the Account balances of a Participant or beneficiary who is receiving installment payments decrease to less than $1,000, the Plan will not cash out those balances unless the Participant or beneficiary elects a lump sum payment. The automatic cash-out threshold was $3,500 before 1998, and was $5,000 from January 1, 1998 until March 28, 2005.

6.5	Medium of Payment. The Participant or beneficiary may elect to receive the Account balances either (1) entirely in cash; (2) entirely in whole shares of Employer Stock, or (3) a combination of cash and Employer Stock. The Plan will distribute cash for amounts invested in funds other than the Employer Stock Fund, and cash or shares of Employer Stock for amounts invested in the Employer Stock Fund. Any fractional share of Employer Stock will be paid in cash. If the Trustee is not able to purchase a sufficient number of shares of Employer Stock, the Committee will notify the Participant or beneficiary that distribution will be delayed until the Trustee is able to settle the purchase. If the Trustee is not able to purchase a sufficient number of shares of Employer Stock within one year after the elected distribution date, or before the required distribution date described in Section 6.6 if earlier, the Plan will distribute cash instead of Employer Stock.

6.6

Required Distribution Rules. The following provisions are effective January 1, 2003. The requirements of this Section take precedence over any inconsistent provisions of the Plan. The Plan will determine and pay all distributions required under this Section in accordance with Code Section 401(a)(9) and Treas. Regs. Section 1.401(a)(9). The Plan permits a terminated Participant to defer payment until the end of the second calendar month following the month when he reaches age 70 1/2. The Plan makes a lump sum payment of his Account balances, or begins installment payments, no later than that date.

(a)	Applicable Definitions. For purposes of this Section, the following terms have the meanings set forth below.

(1)	Account Balance means the Account Balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year.

(2)	Designated Beneficiary means the Participant’s surviving Spouse, or another individual who is designated as a beneficiary under Section 6.7 and is a Designated Beneficiary under Treas. Regs. Section 1.401(a)(9)-4. The Plan permits Participants to designate multiple beneficiaries.

(3)	Distribution Calendar Year means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year that contains his Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under this Section.

(4)	Five-Year Rule means the requirement under Code Section 401(a)(9) that the Plan must distribute the entire balance in an Account by December 31 of the year containing the fifth anniversary of the Participant’s or surviving Spouse’s death, unless the surviving Spouse or other Designated Beneficiary began to receive installment payments no later than the end of the calendar year following the year when the Participant or surviving Spouse died, as applicable.

(5)

Life Expectancy means Life Expectancy as computed by using: (A) the Uniform Lifetime Table for Participants, and (B) the Single Life Table for surviving Spouses and other Designated Beneficiaries. If a Participant submits a written request to the Committee, the Plan will compute the Life Expectancy of him and his Designated Beneficiary by using the Joint and Last Survivor Table. These tables are set forth in Treas. Regs. Section

1.401(a)(9)-9. Regardless of the number of years of a Spouse’s or other Designated Beneficiary’s Life Expectancy according to the applicable table, the Plan will distribute the Participant’s entire Account balance to such individual over a period not longer than 9 years.

(6)	Life Expectancy Rule means the rule that requires the Plan to distribute the entire balance in an Account over a period determined by using the Life Expectancy of the Participant and/or Designated Beneficiary, as applicable. After the Participant’s death, the Plan will treat the surviving Spouse or other Designated Beneficiary (if any) as if the Life Expectancy does not exceed 9 years.

(7)

Required Beginning Date means April 1 following the later of the calendar year in which the Participant reaches age 70 1/2 or the year in which he retires, except that the Required Beginning Date for any Participant who is a 5-percent owner is April 1 following the calendar year in which he reaches age 70 1/2 even if he has not retired. The Required Beginning Date for a surviving Spouse is December 31 of the later of the calendar year in which the Participant would have reached age 70 1/2 if he had survived, or the year when he died. The Required Beginning Date for a non-Spouse Beneficiary is December 31 of the calendar year following the year in which the Participant died, or December 31 of the year containing the fifth anniversary of the Participant’s death, as applicable under this Section. The Plan will distribute each Participant’s and each Beneficiary’s entire interest, or begin to make distribution, no later than his Required Beginning Date.

(b)	Separate Accounts for Multiple Beneficiaries. If a Participant is survived by multiple Designated Beneficiaries, and if the Committee establishes separate accounts by December 31 of the year following the year of the Participant’s death, the Plan will calculate the minimum distributions for each Designated Beneficiary by using his Life Expectancy under the Single Life Table, as recalculated each year. Otherwise, the Plan will use the Life Expectancy of the oldest Designated Beneficiary to determine the required minimum distribution for all Designated Beneficiaries. However, Life Expectancy will not exceed 9 years.

(c)	Participant’s Death Before his Required Beginning Date. If a Participant dies before his Required Beginning Date, the Plan will distribute the entire balance in his Account, or begin to make distribution, no later than the applicable Required Beginning Date, and will complete the distribution over the following applicable period. The Trustee will ignore any payment made before the Required Beginning Date and will treat the Spouse or other Designated Beneficiary as if the Participant had died before payments began, even if the Participant had received his first minimum annual payment before his death.

(1)

If the surviving Spouse is the sole Designated Beneficiary, the Plan will make or begin distribution by December 31 of the calendar year following the later of the calendar year in which the Participant died or the calendar year in which he would have attained age 70 1/2 if he had survived. The Plan will distribute the entire balance in the Account over a period not to exceed the lesser or 9 years, or the Spouse’s Life Expectancy using the Single Life Table, as recalculated each year. For each Distribution Calendar Year, the Plan will distribute a minimum amount equal to the quotient obtained by dividing the Account Balance by the lesser of the Spouse’s remaining Life Expectancy, or a period of 9 years minus 1 for each previous Distribution Calendar Year.

(2)	If the surviving Spouse is not the sole Designated Beneficiary, the Plan will begin distribution to the Designated Beneficiary by December 31 of the calendar year following the calendar year in which the Participant died. The Plan will distribute the entire balance in the Account over a period not to exceed the lesser of 9 years, or the Designated Beneficiary’s Life Expectancy using the Single Life Table, as recalculated each year. For each Distribution Calendar Year, the Plan will distribute a minimum amount equal to the quotient obtained by dividing the Account Balance by the lesser of the Designated Beneficiary’s remaining Life Expectancy, or a period of 9 years minus 1 for each previous Distribution Calendar Year.

(3)	If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Plan will distribute the entire balance in the Account by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4)	If the surviving Spouse is the sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, the Plan will begin distributions by the time specified in Subsection (c)(1) above (the surviving Spouse’s Required Beginning Date) and will apply Subsections (c)(2) and (3) above as if the surviving Spouse were the Participant.

(d)	Participant’s Death After his Required Beginning Date. If a Participant dies after his Required Beginning Date, the Plan will determine required minimum distributions under this Subsection.

(1)	Required Minimum Distributions During the Participant’s Lifetime. During the Participant’s lifetime, for each Distribution Calendar Year the Plan will distribute a minimum amount equal to the quotient obtained by dividing the Account Balance by the distribution period in the Uniform Lifetime Table, using the Participant’s age as of his birthday in the Distribution Calendar Year. The Plan will base the distribution for the year of the Participant’s death on his Life Expectancy using the Uniform Lifetime Table. Mellon says it’s standard is to use the Uniform Lifetime Table. If a Participant’s sole beneficiary for the Distribution Calendar Year is his Spouse who is more than 10 years younger than he, he may submit a written request to the Committee that the Plan use the quotient obtained by dividing the Account Balance by the number in the Joint and Last Survivor Table obtained by using the Participant’s and Spouse’s attained ages as of their birthdays in the Distribution Calendar Year.

(2)

Participant’s Death On or After His Required Beginning Date With a Designated Beneficiary. If a Participant dies on or after his Required Beginning Date and has a Spouse or other Designated Beneficiary, for each Distribution Calendar Year after the year of the Participant’s death the Plan will distribute a minimum amount equal to the quotient obtained by dividing the Account Balance by the lesser of 9 years or the longer of the remaining Life Expectancy of the Participant or Designated Beneficiary, measuring both Life Expectancies using the Single Life Table. The Participant’s remaining Life Expectancy is calculated using his age in the year of death, reduced by one for each subsequent year.

(A)	If the surviving Spouse is the Participant’s sole Designated Beneficiary, the Plan will calculate the Spouse’s remaining Life Expectancy for each Distribution Calendar Year after the year of the Participant’s death using the Single Life Table and the Spouse’s age as of the birthday in that year. For Distribution Calendar Years after the year of the Spouse’s death, the Plan will calculate the Spouse’s remaining Life Expectancy using the Spouse’s age as of the birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year. Life Expectancy will not exceed 9 years.

(B)	If the surviving Spouse is not the sole Designated Beneficiary, the Plan will calculate the Designated Beneficiary’s remaining Life Expectancy using the Single Life Table and the Beneficiary’s age in the year following the year of the Participant’s death, reduced by one for each subsequent year. Life Expectancy will not exceed 9 years.

(3)	Participant’s Death On or After His Required Beginning Date With No Designated Beneficiary. If a Participant dies on or after his Required Beginning Date and does not have a Spouse or other Designated Beneficiary as of September 30 of the year after the year of his death, for each Distribution Calendar Year after the year of the Participant’s death the Plan will distribute a minimum amount equal to the quotient obtained by dividing the Account Balance by the Participant’s remaining Life Expectancy calculated using the Single Life Table and his age in his year of death, reduced by one for each subsequent year. Life Expectancy will not exceed 9 years.

(e)	Qualified Domestic Relations Orders (QDRO). The Plan may defer a required minimum distribution for a period up to 18 months as necessary to give the Committee time to review and implement the terms of a QDRO.

(f)	Trust as Designated Beneficiary. If a Participant names a trust as a beneficiary, the Plan may treat the beneficiaries of the trust as the Designated Beneficiaries for purpose of the minimum distribution requirements. The Designated Beneficiaries must provide the Committee the trust documentation that certifies the Designated Beneficiaries under the trust, by October 31 of the year following the year of the Participant’s death.

(g)	Election to Allow Participants or Beneficiaries to Elect Five-Year Rule. The Plan will permit each Participant and each Designated Beneficiary to elect, on an individual basis, whether the Five-Year Rule or the Life Expectancy Rule will apply to distributions after the Participant’s death. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Subsection (c), or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving Spouse’s) death. If neither the Participant nor Beneficiary makes an election under this paragraph, the Plan will make distributions in accordance with Subsections (c) and (d).

(h)	Age 65 Payment Rule. Unless the Participant elects otherwise, the Plan will make or begin to make payment of his Account balances no later than the 60th day after the end of the Plan Year in which occurs the latest of: (1) his 65th birthday; (2) the tenth anniversary of the date he began participating in the Plan; or (3) his Termination Date. The Plan treats a failure to elect earlier payment as an election to defer.

6.7	Beneficiary Designation.

(a)	Procedure. The Participant may name as his primary and/or contingent beneficiary one or more individuals or an entity other than a natural person, e.g., a trust,

foundation, school, or church, to receive any Account balances remaining in the Plan after his death. The surviving Spouse will be the sole primary beneficiary unless the Spouse has waived that right under Subsection (b). If no designated beneficiary survives the Participant, the Plan will treat the surviving Spouse (if any) as the beneficiary, or if none then the Participant’s descendants per stirpes, or if none then the Participant’s estate. If the Participant names more than one beneficiary, he must designate the percentages payable to each, and may indicate whether each beneficiary is primary or secondary. The Participant who elects the installment form of payment may designate a primary and secondary beneficiary, and may change his beneficiary(s) at any time before his death, with Spousal consent if he is married. If the Participant was receiving installment payments, the Plan will pay any balance that remains after the death of the last surviving designated beneficiary, to that beneficiary’s estate. After the Participant’s death, the beneficiary will have the right to make investment elections under Section 4.2, and to elect payment under the rules set forth in this Article 6. The Plan will not honor any beneficiary designation that the Committee or the Service Center did not receive before the Participant’s death.

(b)	Waiver of Spouse’s Rights. The sole primary beneficiary of the married Participant is his surviving Spouse, unless he elects to have all or any part of his Account balances that otherwise would be payable to his surviving Spouse in the event of his death, payable instead to one or more beneficiary(s) designated under Subsection (a). Each such election must be in writing and (1) must be signed by the Participant and his Spouse; (2) the Spouse’s consent must acknowledge the effect of the election and that he/she cannot later revoke the waiver unless the Participant makes a new beneficiary designation; (3) the Spouse’s consent must either specifically approve each named beneficiary and the elected form of payment, or must permit the Participant to name any beneficiary and elect any form of payment; and (4) the Spouse’s consent must be witnessed by a notary public. Spousal consent will not be required if the Participant provides the Committee with a decree of abandonment or legal separation, or with satisfactory evidence that he cannot obtain consent because he has been unable to locate his Spouse after reasonable effort. If the Spouse is legally incompetent, the Spouse’s court-appointed guardian may give consent, even if the guardian is the Participant.

(c)	Payment to Minor or Incompetent Beneficiaries. If the deceased Participant’s beneficiary is a minor, or is legally incompetent, the Trustee will make payment to the court-appointed guardian or representative of such beneficiary, or to a trust established for the benefit of such beneficiary, as applicable. If no guardian or representative is appointed, and no trust is established, the Plan will defer payment until the beneficiary reaches majority or becomes legally competent under applicable state law. Such payment will be in full satisfaction of all liability that the Plan and Plan fiduciaries have with respect to the deceased Participant and the beneficiary.

(d)	Disclaimer of Beneficiary Status. Any beneficiary can disclaim the right to receive all or part of the Account balance that otherwise would be payable, by presenting to the Committee a written and notarized disclaimer. The Plan will treat the beneficiary who has disclaimed his rights as if he predeceased the Participant.

(e)	Judicial Determination. If the Committee for any reason considers it improper to direct any payment as specified in this Section, it may have a court of applicable jurisdiction determine to whom payments should be made.

6.8	Payment to the Participant’s Representative. If the Participant is incompetent to handle his affairs at any time while he is eligible to receive a payment from the Plan, the Trustee will make payment to his court-appointed personal representative, or if none is appointed the Trustee may in its discretion make payment to his next-of-kin or attorney-in-fact, for the benefit of the Participant. The Committee may request a court of competent jurisdiction to determine the payee. Such payment will be in full satisfaction of all liability that the Plan and Plan fiduciaries have with respect to the Participant.

6.9	Unclaimed Benefits. In the event the Committee cannot locate, with reasonable effort and after a period of five years, any person entitled to receive the Participant’s Account balances, his balances will be forfeited but will be reinstated, as required under Treasury Regulations Section 1.401(a)-14(d) or any other applicable law, in the event he subsequently makes a claim for benefits.

6.10	Direct Rollover. A Participant, surviving Spouse, alternate payee under a qualified domestic relations order, or a non-Spouse beneficiary who receives an eligible rollover distribution from this Plan, on or after January 1, 2007, may instruct the Committee to transfer all or part of the distribution to an eligible retirement plan (which for this purpose includes Code Section 403(b) plans and Code Section 457(b) governmental plans), to an individual retirement account (IRA), or effective January 1, 2008, to a Roth IRA, subject to the annual income limit and other restrictions under Code Section 408A.

6.11	Eligible Rollover. An eligible rollover distribution is either (a) a lump sum payment, or (b) a payment other than one that is part of a series of substantially equal periodic payments, made at least annually, over a period of at least 10 years, or over the lifetime or life expectancy of the Participant or the joint lifetimes or life expectancies of the Participant and his named beneficiary. Effective January 1, 2002, the Committee permits rollovers from After-Tax Accounts. The following are not eligible for rollover: (a) minimum annual amounts required to be paid under Code Section 401(a)(9) as described in Section 6.6; (b) amounts paid as cash dividends on Employer Stock under Subsection 4.1(c); (c) hardship withdrawals made after December 31, 1998; (d) refunds of Excess 402(g) Deferrals; (e) refunds of Employee Contributions that had been designated as Catch-Up Contributions but that failed to meet the requirements set forth in Subsection 3.1(d); and (f) any refunds required to satisfy the ADP Test and/or ACP Test in the event the Plan loses safe harbor status for any Plan Year. The Committee will provide timely notice of the right to make a direct rollover, and will notify non-Spouse beneficiaries that if they roll over their distributions to an IRA, they must withdraw them no later than December 31 of the calendar year containing the fifth anniversary of the Participant’s death. The payee must timely provide in writing all information required to effect the rollover.

ARTICLE 7

Limitations on Contributions

7.1	Excess 402(g) Deferrals. The Plan will limit each Participant’s Elective Contributions to the Dollar Limit in effect for each calendar year under Code Section 402(g), as indexed under that Section. In the event any Participant makes Excess 402(g) Deferrals for any calendar year, the excess amount will be distributed under the following rules.

(a)	Time of Distribution. If the Participant made his Excess 402(g) Deferral solely to this Plan, the Committee will distribute the excess amount and attributable earnings as soon as practicable after it discovers the excess. If the Participant made his Excess 402(g) Deferral in whole or in part to another qualified plan or individual retirement account but wishes to withdraw all or part of the excess amount from this Plan, he must submit to the Committee no later than March 15 written documentation that he made Excess 402(g) Deferrals for the previous calendar year and a request that a specified amount of the excess be distributed from this Plan. In the event any Excess 402(g) Deferral is not refunded by April 15 of the calendar year following the calendar year in which it was contributed, it will remain in the Participant’s Before-Tax Account until a distribution event occurs under Article 5 or 6, except to the extent the Internal Revenue Service (IRS) permits earlier distribution under a self-correction program or otherwise. The Plan will not refund any Excess 402(g) Deferral in excess of the amount the Participant has actually contributed to this Plan plus attributable earnings.

(b)	Reporting Form. When the Trustee refunds the Excess 402(g) Deferral, it will designate the refund as an Excess 401(g) Deferral on the appropriate form published by the IRS so that the Participant can designate the refund as an Excess 402(g) Deferral on his income tax return.

(c)	Order of Distributions. From time to time, the Committee will instruct the recordkeeper whether to use the first-in-first-out method, or the last-in-first-out method, to make refunds of Excess 402(g) Deferrals.

(d)	Inclusion in Annual Addition. Excess 402(g) Deferrals made by HCEs and by NCEs that are refunded in the same Plan Year or by April 15 of the next following Plan Year will not be included in their Annual Additions under Section 7.2. Excess 402(g) Deferrals that are also Excess Annual Additions and that are refunded under Subsection 7.2(b) as such, will not be included in the Participant’s Annual Addition.

(e)	Determination of Earnings. The Committee will use the Plan’s normal method of calculating earnings to determine the amount of earnings attributable to each Participant’s Excess 402(g) Deferrals for the Plan Year for which the Contribution was made, and will ignore gap period earnings (for the period between the end of the Plan Year and the refund date).

7.2	Code Section 415 Limitation. In no event will the Maximum Annual Addition for any Participant exceed the Code Section 415 Limit described in this Section.

(a)	Applicable Definitions. For purposes of this Section, the following terms will have the meanings set forth below.

(1)

Annual Addition means, for each Participant for each Limitation Year, the sum of (A) Employee Contributions and Employer Contributions allocated to his Accounts under this Plan; (B) any contributions allocated to an individual medical account that is part of a pension or annuity plan maintained by a Controlled Group member from which benefits described in Code Section 401(h) are payable; (C) any contributions to separate post-retirement medical benefit accounts maintained for key employees under Code Section 419A(d)(3) under a welfare benefit fund; and (E) any allocations under a simplified employee pension maintained by any Employer. Annual Addition excludes (A) Excess 402(g) Deferrals timely refunded under Section 7.1, (B) any Contributions distributed as Excess Annual Additions under Subsection 7.2(a)(4), and Catch-Up Contributions. For purposes of determining the Annual Addition, the Committee will use cost basis to value Financed Shares and will use Fair Market Value for other shares of Employer Stock. For any Limitation Year for which no more than one-third of the Employer

Contributions used to repay principal and/or interest on an Acquisition Loan are allocated to HCEs, the Annual Addition will not include the Participant’s allocable share of Employer Contributions used to pay interest on an Acquisition Loan, if the Trustee makes the interest payment no later than the due date of the Company’s federal income tax return, including extensions, for the fiscal year in which ends the Limitation Year for which the Contribution was made. The Committee may in its discretion reallocate Employer Contributions to the extent necessary to avoid allocating more than one-third of such Contributions to HCEs for any Limitation Year. For any Limitation Year when more than one-third of the Employer Contributions are allocated to HCEs, each Participant’s Annual Addition will be based on both principal and interest payments on any Acquisition Loan.

(2)

Compensation means, effective January 1, 2008 for purposes of the Code Section 415 limitations, the taxable earnings paid to the Participant by an Employer and reported on his Form W-2 for the Limitation Year, plus salary reduction amounts deferred under Code Sections 401(k), 125 and/or 132(f), and including (A) amounts paid to a terminated Participant by the later of 2 1/2 months after his Termination Date or the end of the Plan Year in which his Termination Date occurs, for services performed during his Employment (including amounts paid for accrued vacation time, accrued sick time, bonuses, and deferred compensation), which payments would have been paid if he had continued Employment; and (B) a back pay award or agreed amount.

(3)	Controlled Group means the Controlled Group as defined in Article 1, except that 50 percent is substituted for 80 percent each place it appears. For purposes of the Code Section 415 Limit, all Controlled Group members are considered to be a single Employer.

(4)	Excess Annual Addition means any Elective Contribution and/or Employer Contribution that exceeds the Participant’s Maximum Annual Addition for the Limitation Year.

(5)	Limitation Year means the Plan Year.

(6)	Maximum Annual Addition means, for each Participant during each Limitation Year, an amount that does not exceed the lesser of (A) $ 40,000 as indexed in $1,000 increments under Code Section 415, or (B) 100 percent of his Compensation.

(b)	Combining of Plans. For purposes of applying the limitations described in this Section, all defined contribution plans that are qualified under Code Sections 401(a) and 501(a) and are maintained by Controlled Group members, will be treated as a single defined contribution plan. If any Controlled Group member maintains a qualified defined contribution plan for any Plan Year, the Committee will determine from which plan any Excess Annual Addition will be distributed.

(c)	Compliance With Code Section 415. The intent of this Section is that the maximum permissible allocation under Code Section 415 is available to each Participant for each Limitation Year. If there is any discrepancy between this Section and Code Section 415, Code Section 415 will prevail.

7.3	Top-Heavy Rules. Since the Plan is a safe harbor plan that accepts only Elective Contributions that meet the safe harbor requirements of Code Section 401(k)(12), and Matching Contributions that meet the safe harbor requirements of Code Section 401(m)(11), the Plan is deemed to be in compliance with the Code Section 416 top-heavy rules effective January 1, 2002. The top-heavy rules that were in effect before January 1, 2002, and that will resume effectiveness if the Plan fails to qualify as a safe-harbor plan for any Plan Year, are set forth in Addendum A.

ARTICLE 8

Amendment, Termination and Merger

8.1	Amendment.

(a)	Procedure. The Company reserves the right to amend the Plan from time to time. Amendments that significantly impact funding and/or Employer Contributions will be subject to the approval of the Board or the Compensation Committee. With respect to other amendments, the Committee will determine when an amendment is appropriate, and will cause the amendment to be drafted. The amendment will be adopted, or the adoption will be ratified, by signature of a member of the Committee.

(b)	Prohibited Amendments. The Committee will not permit the adoption of any amendment that would have the effect of any of the following:

(1)	Exclusive Benefit. No amendment will permit any part of the Trust Fund to be used for purposes other than the exclusive benefit of Participants and beneficiaries and the payment of reasonable administrative expenses.

(2)	Nonreversion. No amendment will cause any assets of the Trust Fund to be returned to any Employer, except as provided in Subsection 3.2(j) and 8.2(c).

(3)	No Cut-back. No amendment will eliminate or reduce any Participant’s Account balance accrued before the amendment.

(c)	Administrative Changes Without Plan Amendment. The Committee reserves authority to make administrative changes to this Plan document that do not alter the minimum qualification requirements, without formal amendment to the Plan. The Committee may effect such changes by substituting pages in the Plan document with corrected pages. Administrative changes include, but are not limited to corrections of typographical errors and similar errors, conforming provisions for administrative procedures to actual practice and changes in practice, and deleting or correcting language that fails to accurately reflect the intended provision of the Plan.

8.2	Termination of the Plan.

(a)	Right to Terminate. The Company expects this Plan to be continued indefinitely but necessarily reserves the right to terminate the Plan or any portion of the Plan and all contributions attributable to the terminated portion at any time, and to terminate the participation of any Employer at any time, subject to approval of the Board. The Committee has sole and complete discretionary authority to determine when a partial termination of the Plan has occurred.

(b)	Provision for Benefits Upon Plan Termination. In the event of termination, the Company may either: (1) continue the Trust, or any portion of the Trust for so long as it considers advisable and so long as permitted by law, either through the existing trust agreement(s), or through successor funding media; or (2) terminate the Trust, or any portion of the Trust, pay all expenses, and direct the payment of the benefits, either in the form of lump-sum distributions, transfer to another qualified plan, or any other form selected by the Committee, to the extent permitted by applicable law.

(c)	Surplus Reversion. Any assets that remain after all benefits under the Plan have been allocated will be returned to the affected Employer(s), to the extent permitted by applicable law.

8.3	Merger, Consolidation, Transfer.

(a)	Benefit after Merger, Consolidation or Transfer. In the event of any merger or consolidation of the Plan with any other plan, or the transfer of assets or liabilities by the Plan to another plan, each Participant will be entitled to receive a benefit immediately after the merger, consolidation or transfer, if the Plan then terminated, that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

(b)	National Commerce Financial Corporation Investment Plan. Effective as of the close of business on June 30, 2005, the National Commerce Financial Corporation Investment Plan, as amended and restated effective August 1, 2001 and subsequently amended (the NCF 401(k) Plan), is further amended to provide that the NCF 401(k) Plan is amended to be, and is merged with and into this Plan.

ARTICLE 9

Administration

9.1	Allocation of Fiduciary Responsibilities. Effective January 1, 2008 the Plan fiduciaries will have the powers and duties described below, and may delegate their duties to the extent permitted under ERISA Section 402.

(a)	Company. The Company, through its Board, is responsible for appointing and removing the Trustee, and for terminating the Plan or any substantial part of the Plan. The Company and each other Employer is responsible for making contributions to the Plan in the amounts determined by the Committee.

(b)	Committee.

(1)	Appointment and Termination of Office. The Committee will consist of not less than 3 individuals. The Company’s Chief Financial Officer will be the Chairman of the Committee (the Chairman) and will be responsible for appointing the other Committee members. The Chairman will have the right to remove any member of the Committee at any time. A member may resign at any time by written resignation to the Committee and the Chairman. The Chairman will appoint a successor to fill any vacancy in the Committee’s membership.

(2)	Organization of Committee. The Committee may appoint agents who may or may not be Committee members, as it considers necessary for the effective performance of its duties, and may delegate to the agents ministerial powers and duties as it considers expedient or appropriate. The Committee will fix the compensation of the agents. Employee Committee members will serve as such without additional compensation.

(3)

Committee Meetings. The Committee will hold meetings at least annually. Such meetings may be conducted by telephone. A majority of the members then in office will constitute a quorum. The Committee acts by a majority vote of all members then in office. The Committee may act without a meeting through unanimous written consent of all members then in office and may establish procedures for taking votes without a meeting, such as by fax or other electronic means.

(4)	Powers of the Committee. The Committee will have primary responsibility for administering the Plan and all powers necessary to enable it to properly perform its duties, including but not limited to the following, but will have no authority to limit, expand or remove the Employer Stock Fund. The Committee has sole and complete discretionary authority in the exercise of all its powers and duties, so as to invoke the arbitrary-and-capricious standard of review as opposed to the de novo standard. The Committee is the Named Fiduciary of the Plan.

(A)	Rules. The Committee may adopt rules and regulations necessary for the performance of its duties under the Plan.

(B)	Amendment and Construction. The Committee will have the power to amend the Plan (as described in Article 8), construe the Plan, and make final decisions on all questions and disputes arising under the Plan. The Committee must obtain Board approval to implement termination of the entire Plan or any substantial part of the Plan, but will have discretionary authority to effect a partial termination of the Plan and to determine when a partial termination has occurred.

(C)	Individual Accounts. The Committee or its agent will maintain individual Accounts for each Participant, and will allocate Contributions, expenses, investment earnings/losses, withdrawals and distributions, to the proper Accounts.

(D)	Rights to Benefits. The Committee will have sole and complete discretionary authority to determine the eligibility of any individual to participate in the Plan, the right of any Participant or beneficiary to receive benefits, and the amount of benefits to which any Participant or beneficiary may be entitled under the Plan, and to implement the claims procedure described in Section 9.4. For this purpose, benefits include in-service withdrawals and loans.

(E)	Employee Data. The Committee will request from the Employers complete information regarding the Compensation and Employment of each Participant and other facts as it considers necessary from time to time, and will treat Employer records as conclusive with respect to such information.

(F)	Payments. The Committee will direct the payment of Account balances from the Trust, or may appoint a disbursing agent, and will specify the payee, the amount and the conditions of each payment.

(G)	Disclosure. The Committee will prepare and distribute to the Employees plan summaries, notices and other information about the Plan in such manner as it deems proper and in compliance with applicable law.

(H)	Application Forms. To the extent that elections and applications are not executed via electronic media, the recordkeeper or the Committee will provide forms for use by Participants in making contribution and investment elections, in-service withdrawals and loans, and applying for benefits.

(I)	Safe Harbor Compliance. The Committee will monitor the Plan’s compliance with the safe harbor requirements set forth in Code Sections 401(k)(12) and 401(m)(11) throughout each Plan Year and will take any action it considers necessary and appropriate to ensure that the requirements are satisfied for each Plan Year. Before the 2002 Plan Year, the Committee ensured annual compliance with the ADP and ACP nondiscrimination tests.

(J)	Delegation of Duties. The Committee may delegate any of its administrative duties to Company employees and other agents, and may retain legal counsel, accountants, actuaries, consultants and such other agents as it considers necessary to properly administer the Plan.

(K)	Financial Statements. The recordkeeper periodically will prepare reports of the Plan’s operation, showing its assets and liabilities in reasonable detail, and will submit a copy of each report to the Committee, which will be maintained in the office of the secretary of the Committee.

(L)	Reporting. The Committee will cause to be filed all reports required under ERISA and the Code.

(M)	Investment Advisor. Subject to the Board’s approval, the Committee may from time to time and at any time, appoint, approve the appointment of, remove, and/or replace, one or more investment advisors.

(N)	Correction of Defects. Plan fiduciaries will take reasonable steps to ensure that the Plan document is in compliance with all applicable laws as in effect from time to time, and to ensure that the Plan is administered as written. If the Committee discovers a material defect in the Plan’s operation or administration, it will take reasonable steps to correct the defect as promptly as practicable.

(c)	Trustee. The Company may discharge the Trustee and appoint one or more successor Trustees, who will have the duties and responsibilities described in the trust agreement executed by the Company and the Trustee(s). The trust agreement is an integral part of this Plan.

9.2

Expenses. The Committee will determine, in its sole discretion, whether the expenses incurred in administering the Plan and Trust will be paid by the Employers or by the Trustee from the Trust Fund. Plan expenses include but are not limited to (a) fees and charges for attorneys, accountants, consultants, investment managers, and the Trustee; (b) office space used for the administration of the Plan; and (c) the salary and related costs of any person who provides administrative services to the Plan. The Plan may hire employees and pay them reasonable compensation, and may share employees with an

Employer with a reasonable pro-ration of compensation. No Employee will receive any additional compensation for services performed in connection with the Plan. The Trustee will pay from the Trust Fund the expenses incurred in connection with the investment of Plan assets. The Committee may direct the Trustee to reimburse the Employers for reasonable administrative expenses they have paid directly on behalf of the Plan.

9.3	Indemnification. The Employers (to the extent permissible under law and consistent with their charters and bylaws) shall indemnify and hold harmless the Committee, each individual member of the Committee and any Employee authorized to act on behalf of the Committee or any Employer under this Plan for any liability, loss, expense, assessment or other cost of any kind or description whatsoever, including legal fees and expenses, which they actually incur for their acts and omissions, past, current or future, in the administration of the Plan.

9.4	Claims Procedure.

(a)	Submission of Claims. If a Participant or beneficiary believes that he has not received benefits to which he is entitled under the Plan, the claimant, or his legal representative, must submit a written claim or written complaint to the Committee. The claimant must also provide such documentation as the Committee considers necessary to process the claim. The Committee may adopt forms and require that the forms be used for the submission of claims. The Plan will not treat as a claim any oral or electronic request for information or for a re-determination of benefits. The Committee reserves the right to withhold payment of any claim for which conflicting claims have been asserted. The Trustee will not pay any benefit under the Plan until the Committee has determined, in its sole and complete discretion, that the claimant is entitled to the benefit.

(b)

Decision on Claim. Within 90 days after receipt of a claim and all necessary information, the Committee will issue a written decision. If the claim is denied in whole or in part, the notice will set forth (1) specific reasons for the denial and references to Plan provisions upon which the denial is based; (2) a description of any additional information necessary to process the claim; and (3) an explanation of the Plan’s appeals procedure. If special circumstances require an extension of time

(which cannot exceed 90 additional days), the Committee will furnish the claimant written notice of the extension, and an explanation why it is necessary, before the end of the initial 90-day period.

(c)	Appeal. The claimant and/or his representative may appeal an adverse decision by requesting in writing, within 60 days after he receives the decision, that the Committee review the decision. Or, if the Committee fails to issue a decision, the claimant must submit his appeal within 150 days after he initially filed his claim, or 240 days if the Committee secured the 90-day extension described in Subsection (b). He may submit a statement of issues and supporting arguments and any evidence that he has to support his claim. He may inspect all documents that are reasonably pertinent to his case, upon reasonable notice to the Committee, but may not inspect confidential information concerning any other person. The Committee may set the matter for oral hearing and give the claimant reasonable notice of the time and place. The Committee will proceed promptly to resolve all issues and issue a written decision, with a statement of reasons and references to supporting provisions of the Plan, within 60 days. If special circumstances require an extension of time, the Committee will render a decision as soon as possible, but not later than 120 days after receipt of the appeal. If an extension is required, the Committee will issue written notice with an explanation of the circumstances requiring the extension, before the extension period begins.

(d)	Special Time Period for Committee Meetings. Notwithstanding Subsection 9.4(c), during periods when the Committee holds regularly scheduled meetings at least quarterly, and a claimant’s request for appeal is received less than 30 days before a scheduled meeting, the Committee may render its decision on the appeal during the second regularly scheduled meeting after receiving the request for appeal. However, if an appeal hearing is held, the Committee may render its decision during the third regularly scheduled meeting after receiving the request for appeal. If the Committee invokes the extensions described in this Subsection (d), it will issue written notice with an explanation of the rules in this Subsection and the date when the decision will be rendered, not later than the first meeting date after receiving the request for appeal. The Committee will notify the claimant in writing of its determination, within 5 days after it makes its decision on the appeal.

(e)	Exhaustion of Administrative Remedies. Unless and until the claimant has timely exhausted the administrative remedies described in this Section 9.4, the claimant will not be entitled to pursue any remedies available under ERISA, including but not limited to ERISA Section 502(a), or under any other laws.

9.5	Suspension of Participant Rights. Effective January 1, 2003, the Committee reserves the right to adopt rules and procedures that in its discretion it determines to be reasonably necessary:

(a)	to impose a reasonable period of suspension, restriction, or limitation, on the rights of all or any Participants to make investment elections or transfers, loans, withdrawals and/or distributions, to accommodate changes in recordkeepers, trustees, investment managers or advisors, and/or investment funds;

(b)	to comply with restrictions imposed by law or by third parties, such as stock exchanges, investment managers, fund managers or the Securities Exchange Commission or other regulatory body;

(c)	to comply with investment fund limitations on market timing; and

(d)	to comply with laws and regulations regarding officers who are subject to Rule 16b of Section 16 of the Securities Exchange Act of 1934, and/or the Sarbanes-Oxley Act of 2002; or

(e)	to protect the interests of other Participants and beneficiaries.

The Committee may impose penalties on any Participant who fails to comply with the Committee’s rules and procedures.

9.6	Blackout Periods. Effective January 1, 2003, if a period of suspension of Participant rights is a blackout period, the Committee will provide advance notice to the affected Participants in compliance with DOL Regs. Section 2520.101-3(d)(1). A blackout period is a period for which any ability that is otherwise available under the Plan, for Participants or beneficiaries to direct or diversify their Account balances, or to obtain loans, withdrawals or distributions, is temporarily suspended, limited, or restricted for any period longer than three consecutive business days.

ARTICLE 10

Miscellaneous

10.1	Headings. The headings and subheadings in this Plan have been inserted for convenient reference, and to the extent any heading or subheading conflicts with the text, the text will govern.

10.2	Construction. The Plan will be construed in accordance with the laws of the State of Georgia, without regard to its choice-of-law rules, except to the extent such laws are preempted by ERISA or the Code or any other applicable federal law.

10.3	Continued Qualification for Tax-Exempt Status. Notwithstanding any other provision of the Plan, the amendment and restatement of the Plan is adopted on the condition that it will be approved by the Internal Revenue Service as meeting the requirements of the Code and ERISA for tax-exempt status. In the event continued qualification is denied and cannot be obtained by revisions satisfactory to the Committee, the Committee may delete all or any part of the amendment and restatement, or may declare it null and void in its entirety.

10.4	Nonalienation. No benefits payable under the Plan will be subject to the claim or legal process of any creditor of any Participant or beneficiary, and no Participant or beneficiary will alienate, transfer, anticipate or assign any benefits under the Plan, except that distributions will be made pursuant to (a) qualified domestic relations orders issued in accordance with Code Section 414(p), (b) judgments and levies resulting from federal tax assessments, and (c) agreements between a Participant or beneficiary and an Employer under Treasury Regulations Section 1.401(a)(13)(e) for the use of all or part of his benefits under the Plan to repay his indebtedness to the Employer, which amount of benefits will be paid in a lump sum as soon as practicable after the agreement is executed and will be subject to the withholding requirements set forth in Section 10.7; and (d) as otherwise required by law. Effective August 5, 1997, the Committee will offset the Account balances of any Participant or beneficiary if required under a judgment of conviction for a crime involving the Plan, or under a civil judgment or a consent order, or settlement agreement with a governmental agency, in an action brought in connection with a violation of fiduciary duty under the Plan.

10.5	No Employment Rights. Participation in the Plan will not give any Employee the right to be retained in the employ of any Employer, or upon termination of Employment any right or interest in the Plan except as provided in the Plan.

10.6	No Enlargement of Rights. No person will have any right to or interest in any part of the Plan except as specifically provided in the Plan.

10.7	Withholding for Taxes. Payments under the Plan will be subject to withholding for income taxes as required by law. The Committee will withhold 20 percent federal income tax from each eligible rollover distribution over $200 that is not rolled over directly into another qualified retirement plan or individual retirement account under Sections 5.4 or 6.10. The Committee will withhold the amount or percentage elected by the Participant for any payment that is not an eligible rollover distribution.

10.8	Suspension of Transactions. The Committee may direct the temporary suspension of certain Plan transactions, as it considers necessary to accommodate changes in the Plan’s record keeping and/or administrative systems or programs. The Committee will provide reasonable notice to Participants of the dates when each suspension will begin and end.

10.9	Qualified Domestic Relations Order. As provided in Section 10.4, distributions under this Plan will be made in accordance with a qualified domestic relations order issued in accordance with Code Section 414(p) (a “Qualified Domestic Relations Order”).

(a)	Requirements for QDRO. A domestic relations order must meet the following requirements in order to be a Qualified Domestic Relations Order.

(1)	The order must constitute a judgment, decree or order (including approval of a property settlement agreement) made pursuant to a state domestic relations law (including community property law) that relates to the provision of child support, alimony payments or marital property rights to a Spouse, former Spouse, child or other dependent of a Participant (“Alternate Payee”). The order must create or recognize the existence of an Alternate Payee’s right to, or assign to an Alternate Payee the right to, receive all or a portion of the benefits payable to a Participant under this Plan.

(2)	The order must clearly state (i) the name, last known mailing address and Social Security number of the Participant and each Alternate Payee covered by the order (unless the Committee knows such information), (ii) the amount or percentage of the Participant’s Plan benefits to be paid to each such Alternate Payee, or the manner in which such amount or percentage is to be determined and (iii) the number of payments or the period to which the order applies, and (iv) the order is to specifically apply to this Plan.

(3)	The order may not require the Plan to

(i)	provide any type or form of benefit or any option not otherwise provided under the Plan,

(ii)	pay any benefits to any Alternate Payee prior to the earlier of the affected Participant’s termination of employment or the earlier of either (I) the earliest date benefits are payable under the Plan to a Participant, or (II) the later of the date the Participant attains age 50, or the earliest date on which the Participant could obtain a distribution from the Plan if the Participant separated from service,

(iii)	provide increased benefits (determined on the basis of actuarial value), or

(iv)	pay benefits to an Alternate Payee that are required to be paid to another Alternate Payee under a prior Qualified Domestic Relations Order.

(b)

Treatment of Alternate Payee as Spouse. For purposes of this Plan, an Alternate Payee who is the Participant’s former Spouse will be treated as the Participant’s Spouse (instead of the actual Spouse) for purposes of any death benefits and spousal consent requirements (or, if applicable, for purposes of any qualified joint and survivor annuity or pre-retirement survivor annuity required in Addendum B) if, and to the extent, the Qualified Domestic Relations Order provides for such treatment. Under no circumstances, however, may the spouse of any Alternate Payee (who is not a Participant) be treated as a Spouse under the terms of the Plan.

(c)	Notice. Upon receipt of a domestic relations order (including approval of a property settlement agreement) relating to the Plan, the Committee shall promptly notify the affected Participant and any Alternate Payee of the receipt of the order and of the Committee’s procedure for determining whether the order is a Qualified Domestic Relations Order.

(d)	Procedure. The Committee shall establish a procedure to determine the status of an order as a Qualified Domestic Relations Order and to administer Plan distributions in accordance with Qualified Domestic Relations Orders. Such procedure shall be in writing, shall include a provision specifying the notification requirements enumerated in the preceding paragraph, shall permit an Alternate Payee to designate a representative for receipt of communications from the Committee and shall include such other provisions as the Committee shall determine, including provisions required under regulations promulgated by the Secretary of the Treasury.

(e)	Lump sum distribution. Whenever an Alternate Payee has an interest in a portion of a Participant’s Account, the Alternate Payee may elect an immediate lump sum distribution of the benefit to which the Alternate Payee is entitled, provided this does not conflict with the terms of the Qualified Domestic Relations Order. Such a distribution may be made before the Participant’s earliest retirement age and even though the Participant has not terminated employment with the Employers. As provided in Section 6.10, an Alternate Payee who receives a distribution from the Plan that is an eligible rollover distribution may instruct the Committee to transfer all or part of the distribution to another qualified plan that will accept the rollover or to an individual retirement account or annuity.

IN WITNESS WHEREOF, SunTrust Banks, Inc. has caused this amendment and restatement of the SunTrust Banks, Inc. 401(k) Plan to be executed by its duly authorized officer this 27 day of April 2009, to be effective as of April 22, 2009, except that certain provisions are effective as of other dates stated in the affected sections of this Plan.

SUNTRUST BANKS, INC.

By:
Title:

ATTEST:

By:
Title:

Corporate Seal:

SUNTRUST BANKS, INC. 401(k) PLAN

ADDENDUM A

HISTORY OF REVISED PLAN PROVISIONS

April 22, 2009

	A-5.3	Loans		A-8
		Hurricane Relief		A-8
	A-5-4	No In-service Withdrawal from Money Purchase Accounts		A-9

ARTICLE 6	POST-EMPLOYMENT DISTRIBUTIONS
	A-6.3	Timing of Payment		A-10
	A-6.4	Forms of Payment		A-10
		(b)	AccountBalance	A-10
	A-6.6	Required Distribution Rules		A-10
		(a)	Participant’sRequired Beginning Date	A-10
		(b)	Participant’sDeath Before Required Beginning Date	A-11
		(c)	Participant’sDeath After Required Beginning Date	A-11
		(d)	Compliancewith Code Section 401(a)(9)	A-11
	A-6.7	Beneficiary Designation		A-11
	A-6.10	Direct Rollover		A-12

ARTICLE 7	LIMITATIONS ON CONTRIBUTIONS
	A-7.2	Code Section 415 Limitations		A-13
		(b)	ExcessAnnual Additions	A-13
	A-7.3	Top-Heavy Rules		A-13
		(a)	ApplicableDefinitions	A-14
		(b)	Determinationof Top-Heavy Status	A-15
		(c)	MinimumBenefit During Top-Heavy Plan Years	A-15
	A-7.4	Nondiscrimination (ADP and ACP) Tests		A-16
		(a)	ADPTest	A-16
		(b)	ACPTest	A-17
		(c)	Correctionof Excess ADP Contributions and ACP Contributions	A-18
		(d)	ExcessAnnual Addition	A-19
		(e)	CorrectiveContribution	A-20

ARTICLE 9	ADMINISTRATION
		A-9.1 Allocation of Fiduciary Responsibilities		A-21
		(b)	Committee	A-21

SUNTRUST BANKS, INC. 401(k) PLAN

ADDENDUM A

HISTORY OF REVISED PLAN PROVISIONS

April 22, 2009

The following provisions are records of the Plan’s relevant history. These provisions have the same Section headings and numbers as the corollary Sections in the main text of the Plan, with the prefix “A-” to correspond to this Addendum A. Certain provisions explain historical events; others explain rules that were in effect during the stated periods of the Plan’s existence but have been revised as set forth in the corollary Sections of the main text of the Plan. Although revised, these historical provisions may continue to affect the amount of and/or entitlement to benefits of a Participant or beneficiary whose benefits are determined after the dates when these provisions were changed, particularly those Participants who terminated before the effective date of one or more revisions.

ARTICLE 1

Definitions

A-1.1	Accounts.

(a)	Employer Contribution Accounts

(1)	Matching Account. Before January 1, 2009, Matching Contributions were invested in the Employer Stock Fund. Beginning January 1, 2007, Participants were permitted at any time to elect to diversify the investment of their Matching Account balances into funds other than the Employer Stock Fund. Before 2005, Participants could not diversify Matching Contribution in the Employer Stock Fund until they reached age 55. During 2005 – 2006 Participants were permitted to diversify up to 50% of their Matching Contributions allocated after 2004.

A-1.4	Annual Addition. Effective January 1, 2002, the limit on Annual Additions was $40,000 (as indexed in $1,000 increments under Code Section 415) or 100 percent of the Participant’s Compensation for the Limitation Year. See Subsection 7.2(a).

A-1.11	Compensation.

(a)	MIP Excluded Before 2006. Prior to January 1, 2006, Compensation, for purposes of calculating Plan contributions, did not include non-deferred payments under the SunTrust Management Incentive Plan (MIP) or any successor plan. Before January 1, 2008, Compensation did not include trailing pay as described in Section 1.11(a)(8) of the main text of the Plan.

. . .

(c)	Statutory Limit. For Plan Years 1989 through 1993, each Participant’s Compensation taken into account for all purposes under the Plan was limited to $200,000 (as indexed under Code Section 401(a)(17)). For Plan Years 1994 through 2001, each Participant’s Compensation taken into account for all purposes under the Plan was limited to $150,000 (as indexed in $10,000 increments under Code Section 401(a)(17)). Such indexed Compensation limit was $170,000 for 2000 and 2001.

A-1.12	Contributions.

. . .

(b)	Employee Contributions.

(1)	Elective Contributions. From January 1, 2000 through December 31, 2002, a Participant’s Elective Contributions were allowed in whole percentages, between 1 percent and 15 percent, of Compensation for each payroll period in each Plan Year.

A-1.18	Employee. Before January 1, 2008, Employee did not include a common-law employee of an Employer who was classified as prime-time or temporary.

A-1.29	ESOP. Before January 1, 2007, the entire Plan was an employee stock ownership plan under Code Sections 401(a) and 4975(e)(7) (“ESOP”) with Code Section 40l(k) features. As an ESOP, the Plan was designed to invest primarily in qualifying employer securities.

A-1.42	Plan. Before January 1, 2007, “Plan” was defined to mean the SunTrust Banks, Inc. 401(k) Plan as set forth in this document and as amended from time to time. Effective January 1, 2007, the entire Plan is a Code Section 401(k) Plan with an ESOP as an integral part, commonly called a KSOP.

A-1.50	Spouse. The one-year marriage requirement was rescinded effective July 1, 2001. Before January 1, 2007, spousal status was determined in accordance with the applicable laws of the Participant’s state of domicile.

A-1.53	Valuation Date. Before July 1, 1997 when the Plan adopted daily valuation, the Valuation Date was the last day of each calendar month.

ARTICLE 2

Eligibility

A-2.1	Eligibility. Between January 1, 2002 and April 1, 2007, each Employee was permitted to begin participating in the Plan for purposes of making Employee Contributions and receiving allocations of Matching (Safe Harbor) Contributions, as of the first day of the second calendar month after his Employment Date.

A-2.2	Participation Upon Reemployment. Before the 2002 Plan Year, the Plan did not allocate Matching Contributions to any Participant until he had completed 12 months of Employment. The Participant who terminated and was rehired was permitted to resume participation as of the first day of any month following the date he resumed Employment or as soon thereafter as administratively practicable. For each rehired Participant whose Employment Date preceded August 1, 1998, the Plan treated him as if he had completed 12 months of pre-break Employment and was eligible to receive Matching Contributions when he resumed Participation in the Plan. Each rehired Participant whose Employment Date was after July 31, 1998 and whose break did not exceed 12 months, received credit for his actual pre-break months of Employment and for the months between his Termination Date and his rehire date, for purposes of eligibility to receive Matching Contributions. Each rehired Participant whose Employment Date was after July 31, 1998 and whose break exceeded 12 months, received credit for his actual pre-break months of Employment for purposes of eligibility to receive Matching Contributions.

A-2.4	Adoption of the Plan by a Controlled Group Member. Before January 1, 2002, a Controlled Group member could adopt the Plan by appropriate action of its board of directors or authorized officer(s) or representative(s), subject to approval of the Board and the Committee.

ARTICLE 3

Contributions

A-3.1	Employee Elective Contributions and Catch-Up Contributions.

(a)	Amount Permitted. Before January 1, 2003, the limit on a Participant’s before-tax contributions was 15 percent of Compensation.

. . .

(d)	Catch-Up Contributions. Before January 1, 2003, eligible Participants who elected to make the maximum Elective Contributions described in Subsection (a) for a Plan Year, could also elect to make Catch-Up Contributions for that Plan Year, under the rules set forth in this Subsection (d).

(4)	Eligible Participants. Before January 1, 2003, to be eligible to make Catch-Up Contributions for a Plan Year, a Participant (A) must have reached age 50 or must be projected to reach age 50 before the end of the Plan Year; and (B) must have elected to make the maximum Elective Contributions permitted under the Plan for the Plan Year to which his Catch-Up Contribution election applies.

(5)	Annual Catch-Up Contribution Limit and Pro-Rated Limit. The following Catch-Up Contribution limits are in effect for the following calendar years: 2002 - $1,000; 2003 - $2,000; 2004 - $3,000; 2005 - $4,000; 2006 - $5,000. For years after 2006, the annual limit is indexed to the CPI in $500 increments under Code Section 414(v). Before January 1, 2003, when the Committee considered it appropriate to facilitate administration, if a Participant was eligible to make Catch-Up Contributions and entered or re-entered the Plan mid-year, the Plan would pro-rate the limit in effect for that Plan Year, to equal the ratio of his months of participation over 12 multiplied by the annual limit.

A-3.2	Employer Matching Contributions.

(a)	Matching Contribution. Between January 1, 2002 and January 1, 2008, the Employers made Matching Contributions equal to 100 percent of the first 3 percent and 50 percent of the next 2 percent of Compensation contributed by each Participant for each payroll period during the Plan Year.

During the first month of the 2000 Plan Year, the recordkeeper improperly allocated an Employer Contribution in a manner that overstated the amounts in the Employer Contribution Accounts invested in Employer Stock. As soon as practicable after the Committee discovered the overstatement, it directed the recordkeeper to correct the balances of Participants who had not received distributions. For Participants who had received distributions, which the Committee determined to be a nondiscriminatory group, the Company made an extra Employer Contribution in the amount necessary to reconcile the distributed Account balances with the Trust Fund. The Committee determined, within its discretion reserved in Subsection 4.1(f), that the cost of attempting to recover the overstated amounts exceeded the amounts involved, and that the extra Employer Contribution was the more reasonable method to achieve reconciliation.

. . .

(e)	Vesting. Before January 1, 1997, the Plan used a five-year cliff vesting schedule, and complied with the break-in-service rules set forth in Code Sections 410 and 411. Effective as of January 1, 1997, all Employer Contribution Accounts became fully vested, including the Accounts of Participants who had terminated and had not yet incurred a five-year break in service. The Plan used the elapsed-time method to account for vesting service.

…

(h)	Contributions Limited to Tax Deductible Amounts.
…

(2) Employer Contributions. Effective January 1, 2002, the Employers will limit their Contributions for each Plan Year so that the total annual amount does not exceed 25 percent of the Compensation of all of their Employees for each Plan Year, when combined with Employee Contributions and with Employer contributions under all other qualified plans maintained by Controlled Group members, or such other limit as may be specified in Code Section 404(a) from time to time. This deduction will be in addition to the deductions described in Subsection (h)(1). For this purpose, Compensation includes Employee Contributions, but Employee Contributions do not count toward the 25 percent limit. For the 2006 and 2007 Plan Years, the Employers calculated the 25 percent limit by excluding Employer Contributions up to 6 percent of each Employee’s Compensation.

ARTICLE 4

Allocations

A-4.2	Investment Elections

(a)	Investment Funds. Before January 1, 2005, balances in the Employer Contribution Accounts were invested only in the Employer Stock Fund until the first day of the month in which the Participant reached age 55, at which time he could elect to diversify his investment in Employer Stock. Beginning January 1, 2005, each Participant, regardless of age, could diversify up to 50 percent of the Matching Contribution allocated to his Account after 2004 by making a fund transfer in 1 percent increments among the available investment funds as of any Valuation Date.

…

(g)	Diversification Elections. Before January 1, 2005, beginning on the first day of the month during which a Participant reached age 55, he was permitted to diversify all or part of the balance in his Matching Account at any time, by making a fund transfer in 1 percent increments among the available investment funds as of any Valuation Date, or as otherwise provided in Addendum B. Beginning January 1, 2005, each Participant, regardless of age, was permitted to diversify up to 50 (fifty) percent of the Matching Contribution that was allocated to his Account after 2004, by making a fund transfer in 1 percent increments among the available investment funds as of any Valuation Date. Beginning January 1, 2007, all Participants have unrestricted diversification rights.

ARTICLE 5

In-service Withdrawals and Loans

A-5.1	Withdrawals Without a Hardship.

(a)	Types of In-Service Withdrawals.

. . .

(5)

Required In-Service Withdrawals. Before the 1997 calendar year, the Plan paid required annual amounts to each active Participant who had reached his age 70 1/2 required beginning date under Code Section 401(a)(9). The Plan ceased this practice in 1997, as permitted by the Small Business Jobs Protection Act of 1996. The Plan is not required to grandfather the practice because it permits as-needed withdrawals after Participants reach age 59 1/2.

A-5.2	Hardship Withdrawals. For the Participant who received a hardship withdrawal before January 1, 2002, the Plan imposed 12 months suspension on his eligibility to make Elective Contributions. The Code Section 402(g) Dollar Limit on his Elective Contributions (described in Section 7.1 of the main text of the Plan) for the calendar year following the calendar year in which he received his hardship withdrawal, was reduced by the amount of the Elective Contributions he made during the calendar year in which he received his hardship withdrawal. The Dollar Limit in effect for the second calendar year applied to the two calendar years as if they were a single year. Effective January 1, 2002, the Plan no longer applies the Dollar Limit across two Plan Years.

Hurricane Relief. Notwithstanding any other provision of the Plan, the Committee was permitted to implement applicable provisions of the Katrina Emergency Tax Relief Act of 2005 (KETRA), the Gulf Zone Opportunity Act of 2005 (GOZA), and IRS Announcement 2005-70, for any Participant, Spouse, qualifying child or qualifying relative whose hardship arose from Hurricane Katrina between August 29, 2005 and March 31, 2006, or from Hurricane Wilma between October 23, 2005 and February 28, 2006, and who had their principal residence or place of employment in an area covered by KETRA or GOZA. Each Participant whose need arose from any such Hurricane is an Affected Participant. The Committee was permitted to treat the need arising from any such Hurricane as a safe-harbor reason for a hardship withdrawal. The Committee was permitted to waive the six-months deferral suspension for Affected Participants, and the requirement for any documentation that was not available because of the Hurricane.

. . .

(a)	Immediate and Heavy Financial Need. Before January 1, 2006, a hardship withdrawal had to be necessitated by either:

(8)	Medical expenses previously incurred by either the Participant, his Spouse or dependents, or medical care needed in the future for any such person;

(9)	Costs directly related to the purchase of the Participant’s principal residence, (including land purchase and all construction costs and excluding mortgage payments).

(10)	Tuition payments, related educational fees, and room and board for the next 12 months of post-secondary education (including trade school) for the Participant, his Spouse or dependents;

(11)	Threatened imminent eviction from, or foreclosure of the mortgage on, the Participant’s principal residence;

(12)	Any other catastrophic financial hardship (such as funeral expenses for the Participant’s Spouse, dependents or immediate family members) that the Committee determines to have consequences similar in severity to the events listed above, and that make the withdrawal necessary for the safety or well-being of the Participant, his Spouse or dependents.

A-5.3	Loans

Hurricane Relief. Notwithstanding any other provision of the Plan, the Committee implemented applicable provisions of the Katrina Emergency Tax Relief Act of 2005 (KETRA), the Gulf Zone Opportunity Act of 2005 (GOZA), and IRS Announcement 2005-70, for any Participant whose need for a loan arose from economic losses in Hurricane Katrina between August 29, 2005 and March 31, 2006, or from Hurricane Rita on September 23, 2005, or from Hurricane Wilma on October 23, 2005, and who had their principal residence or place of employment in an area covered by KETRA or GOZA. Each Participant is an Affected Participant. The loan limits were increased to the lesser of 100% of the Affected Participant’s Account balances or $100,000. The Committee was permitted to delay loan repayments due between the Hurricane date and December 31, 2006, for one year, with the continued accrual of interest, and to adjust subsequent repayments to reflect the delay and the accrued interest. The Committee is permitted to disregard the period of delay in determining the maximum five-year loan repayment period.

A-5.4	No In-service Withdrawal from Money Purchase Accounts. Effective March 12, 1995, the Plan has not and will not permit any Participant or beneficiary to make any withdrawal from any balances that have been transferred into this Plan from any money purchase balances in any other plan, or from the post-transfer earnings on those balances, before he has had a payment event as described in Section 6.1.

ARTICLE 6

Post-Employment Distributions

A-6.3	Timing of Payment.

(a)	From January 1, 1998 to March 28, 2005, the aggregate Account balance threshold for automatic cash-out was $5,000 and before 1998, it was $3,500.

A-6.4	Forms of Payment. Before April 1, 2002, the Plan provides annuity forms of payment to certain acquired or merged entities listed in Addendum B, which forms were grandfathered from predecessor plans that merged into this Plan. During 2001, the Plan provided a 90-day notice to all affected Participants that effective April 1, 2002 the Plan no longer will offer annuity forms of payment. However, with respect to Money Purchase Accounts, the Plan will continue to provide the single life annuity as the normal form for unmarried Participants, and the 50 percent joint and survivor annuity as the normal form for married Participants.

. . .

(b)	Account Balance. The automatic cash-out threshold was $3,500 before 1998, $5,000 from January 1, 1998 to March 28, 2005, and $1,000 effective March 28, 2005.

A-6.6	Required Distribution Rules. The following provisions were effective from January 1, 1997 to January 1, 2003.

(a)

Participant’s Required Beginning Date. The Plan permits the terminated Participant to defer payment until the end of the second calendar month following the month when he reaches age 70 1/2. The Plan will make a lump sum payment, or begin installment payments, of his Account balances no later than that date. The Plan will calculate the minimum amount required to be paid annually, based on his total Account balances as of the last day of the preceding year. However, unless the Participant elects otherwise, the Plan will make or begin to make payment of his Account balances no later than the 60th day after the end of the Plan Year in which occurs the latest of: (1) his 65th birthday; (2) the tenth anniversary of the date he began participating in the Plan; or (3) his Termination Date. The Plan treats a failure to elect earlier payment as an election to defer.

(b)

Participant’s Death Before Required Beginning Date. If the Participant dies with an Account balance and before his required beginning date under Subsection (a), the Trustee will ignore any payment made before the required beginning date for purposes of the beneficiary’s required beginning date, i.e., the Trustee will treat the beneficiary as if the Participant had died before payments began, even if the Participant had received his first minimum annual payment before his death. If the beneficiary is the surviving Spouse, the Trustee will begin payments to the Spouse no later than the last day of the calendar year in which the deceased Participant would have reached age 70 1/2, and will calculate each minimum annual payment on the basis of a period not to exceed the lesser of 9 years, or the Spouse’s life expectancy as recalculated each year. If the beneficiary is not the Spouse, the Trustee will begin payments no later than the last day of the calendar year following the year in which the Participant died and will calculate each minimum annual payment on the basis of a period not to exceed the lesser of 9 years, or the beneficiary’s life expectancy as recalculated each year. If the Trustee does not begin payments by such date, the Trustee will pay the entire balance no later than the end of the calendar year in which the fifth anniversary of the Participant’s death occurs.

(c)	Participant’s Death After Required Beginning Date. If the Participant dies after his required beginning date, the Trustee will pay out his remaining Account balances in an annual amount at least as great as the annual installment amount the Participant received for each year between his required beginning date and his date of death, regardless of the identity of his beneficiary(s).

(d)	Compliance with Code Section 401(a)(9). The intent of this Section is that the distribution date for each Participant and beneficiary will be within the limitations permitted under Code Section 401(a)(9). If there is any discrepancy between this Section and Code Section 401(a)(9), that Code Section will prevail.

A-6.7	Beneficiary Designation. From January 1, 2002 through December 31, 2003, to be treated as a survivor, an individual beneficiary must have survived the Participant by a period no less than 30 days.

A-6.10	Direct Rollover. Before January 1, 2002, a surviving Spouse could not roll over a distribution to an eligible retirement plan. Code Section 402(c)(8)(B) was amended effective January 1, 2002 to define the “eligible retirement plan” to include Code Section 403(b) plans and Code Section 457(b) governmental plans. Before January 1, 2007, non-Spouse alternate payees or other beneficiaries could not roll over distributions from this Plan.

ARTICLE 7

Limitations on Contributions

A-7.2	Code Section 415 Limitation. Before the 2002 Limitation Year, each Participant’s Maximum Annual Addition was $35,000 or 25 percent of his Compensation, whichever was lesser, or the applicable limit in Code Section 415(c).

…

(b)	Excess Annual Additions. Before January 1, 2008, the Committee removed from each Participant’s Accounts any allocations that would cause his Annual Addition for any Plan Year to exceed his Maximum Annual Addition, if the excess results from a reasonable error in estimating his annual Compensation, or in determining the amount of Elective Contributions that he can make under the Dollar Limit described in Section 7.1, or under other circumstances that the Internal Revenue Service permits. The Committee refunded unmatched Employee Contributions, and then matched Employee Contributions, with attributable earnings. The Committee then removed the Matching Contributions attributable to the refund(s) to a suspense account. The Committee reallocated the amount in the suspense account to all Participants as part of their Matching Contribution for the same or the next Plan Year. Beginning January 1, 2008, the Committee will correct any Excess Annual Addition by using correction methods prescribed by the IRS.

A-7.3	Top-Heavy Rules. Before the Plan became a safe harbor plan under Code Sections 401(k)(12) and 401(m)(11) on January 1, 2002, the Plan was required to prove that it was not top-heavy under Code Section 416. Effective for the 2002 Plan Year, the Plan is exempt from the top-heavy rules as a safe harbor plan. The Committee has determined that the Plan was not top-heavy for any Plan Year before 2002. The following rules applied before the Plan became safe harbor in the 2002 Plan Year. These rules, which have been revised to comply with the Economic Growth and Tax Reform and Reconciliation Act of 2001, will again apply if the Plan should lose safe harbor status for any Plan Year.

(a)	Applicable Definitions. For purposes of this Section, the following terms have the meanings set forth below.

(1)	Aggregation Group. The Required Aggregation Group includes each qualified plan maintained in the Controlled Group in which a Key Employee is a participant, and each other plan that enables any plan with Key Employee participants to meet the requirements of Code Section 401(a)(4) or 410, which plans are required to be aggregated for purposes of determining top-heavy status. The Permissive Aggregation Group includes the qualified plans of the Controlled Group that are required to be aggregated, plus such plans that are not part of the Required Aggregation Group but that satisfy the requirements of Code Sections 401(a)(4) and 410 when considered together with the Required Aggregation Group.

(2)	Cumulative Account Balances means the Cumulative Account Balance of each Participant as of any Determination Date, which includes his: (A) Employer Contribution Account balance as of the most recent Valuation Date, adjusted by allocations of his proportionate share of Employer Contributions actually made and allocations of investment gains or losses made or due to be made under Section 4.1 of the main text of the Plan as of the Determination Date; (B) Employee Contribution Account balances as of the most recent Valuation Date, adjusted by allocations of investment gains or losses made or due to be made under Section 4.1 as of the Determination Date; and (C) distributions made during the one-year period ending on the Determination Date because of termination, death or Disability and any in-service withdrawals made during the five-year period ending on the Determination Date, but excluding distributions made to or on behalf of any Participant who has not performed service for an Employer during the one-year period ending on the Determination Date, and excluding distributions rolled over to qualified plans maintained by Controlled Group members that are reflected in Account balances. Before 2002, the lookback period was 5 years for all distributions.

(3)	Determination Date means, for each Plan Year, the last day of the preceding Plan Year.

(4)	Key Employee means any Employee or former Employee (including any deceased employee) who at any time during the Plan Year that includes the Determination Date was an officer of an Employer having annual Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of an Employer, or a 1-percent owner of an Employer having annual Compensation greater than $150,000. No more than the lesser of 50 Employees or 10 percent of all Employees (at least 3) are treated as officers.

(5)	Non-Key Employee means an Employee who is not a Key Employee.

(6)	Top-Heavy Plan Year means a Plan Year when the Plan is top-heavy.

(b)	Determination of Top-Heavy Status. The Plan will be treated as top-heavy for the tested Plan Year if either: (1) the sum of the Cumulative Account Balances of Participants who are Key Employees exceeds 60 percent of the sum of the Cumulative Account Balances of all Participants; or (2) the Plan is part of a Required Aggregation Group in which more than 60 percent of the sum of (A) aggregated Cumulative Account Balances, and (B) present values of accrued benefits under defined benefit plans, have been accumulated in favor of Key Employees (including distributions under any Employer-sponsored plan during the 1-year period ending on the determination date, or during the past 5-year period for any in-service withdrawals). The Plan will not be considered a top-heavy plan with respect to any Plan Year in which the Plan is part of a Required or Permissive Aggregation Group that is not top-heavy.

(c)

Minimum Benefit During Top-Heavy Plan Years. Each Participant who is a Non-Key Employee in a Top-Heavy Plan Year and who also participates in a defined benefit plan maintained by a Controlled Group member, will receive the minimum benefit under the defined benefit plan required under Code Section

416(c)(1). Each Non-Key Employee Participant who does not participate in a defined benefit plan, and who has not terminated Employment as of the last day of the Plan Year, will receive an allocation of Employer Contributions in an amount not less than the lesser of (A) 3 percent of his taxable Form W-2 Compensation, or (B) the Compensation percentage of the Key Employee whose percentage is the highest of all Participants for the Plan Year, which percentage is calculated by including both Employer Contributions (other than Safe Harbor Contributions) and Employee Contributions. The Company will make the required Employer Contribution for each eligible Non-Key Employee Participant whether or not he has made any Employee Contributions for the Plan Year, and regardless of his level of Form W-2 Compensation for the Plan Year.

A-7.4	Nondiscrimination (ADP and ACP) Tests. Before January 1, 2002, the Plan was required to satisfy the ADP and ACP Tests for each Plan Year. Effective in 2002, the Plan meets the safe harbor requirements under Code Sections 401(k)(12) and 401(m)(11) and is exempt from nondiscrimination testing. For each Plan Year before 2002 when the Plan was redesigned as safe harbor, the Committee ensured that the Plan met the nondiscrimination tests in that it (a) limited or directed the Trustee to refund Employee Contributions for HCEs to the extent necessary to meet the ADP Test, and (b) limited Matching Contributions for HCEs to the extent necessary to meet the ACP Test. Alternatively, the Plan authorized the Committee to direct the Company to make the Corrective Contributions described in Subsection (e). Beginning in 1999, the Plan excluded from the ADP and ACP Tests any NCE who had less than one Year of Service and was younger than age 21. The Plan did not use the lookback year testing method. If the Plan should lose safe harbor status for any Plan Year, these rules will again apply for that Plan Year.

(a)	ADP Test. The Plan conducted the ADP Test for each Plan Year to determine whether the Actual Deferral Percentage (ADP) for the HCE Group and the ADP for the NCE Group for each Plan Year were within the maximum disparity described in Subsection (a)(3). The Plan conducted the ADP Test by the following steps:

(1)	Actual Deferral Ratio (ADR). The Committee determined the ratio of the sum of each Participant’s Employee Contributions and any of his Employer Contributions used in the ADP Test, to his Compensation.

(2)	Average Deferral Percentage (ADP). The ADP for the HCE Group is the average of their individual ADRs, calculated separately for each Participant in the HCE Group. The ADP for the NCE Group is the average of their individual ADRs, calculated separately for each Participant in the NCE Group.

(3)	Maximum Disparity. In no Plan Year did the Average Deferral Percentage of the HCE Group exceed the greater of: (A) the ADP of the NCE Group multiplied by 1.25; or (B) the lesser of the ADP of the NCE Group plus 2 percentage points, or the ADP of the NCE Group multiplied by 2.

(b)	ACP Test. The Plan conducted the ACP Test to determine whether the Actual Contribution Percentage (ACP) for the HCE Group and the ACP for the NCE Group for each Plan Year were within the maximum disparity permitted under Subsection (b)(3). The Plan conducted the ACP Test by the following steps:

(1)	Actual Contribution Ratio (ACR). The Committee determined the ratio of each Participant’s allocation of Matching Contributions and any Corrective Contributions made to satisfy the ACP Test, to his Compensation.

(2)	Average Contribution Percentage (ACP). The ACP for the HCE Group is the average of their individual ACRs, calculated separately for each Participant in the HCE Group. The ACP for the NCE Group is the average of their individual ACRs, calculated separately for each Participant in the NCE Group.

(3)	Maximum Disparity. In no Plan Year did the Average Contribution Percentage of the HCE Group exceed the greater of: (A) the ACP of the NCE Group multiplied by 1.25; or (B) the lesser of the ACP of the NCE Group plus 2 percentage points, or the ACP of the NCE Group multiplied by 2.

(c)	Correction of Excess ADP Contributions and Excess ACP Contributions. Before the 2002 Plan Year, the Committee corrected Excess ADP Contributions and Excess ACP Contributions by using the following rules. If the Plan should lose safe harbor status for any Plan Year, the Committee will use these rules if correction is needed.

(1)	Correction before Excess Contributions are Made. If the Committee determined, before Excess ADP Contributions and/or Excess ACP Contributions were made, that the Plan would fail to meet either the ADP Test or the ACP Test or both tests for that Plan Year, it either made the Corrective Contribution described in Subsection (e) or limited the Employee Contributions and/or the Matching Contributions for the HCE Group by such amount and beginning as of such pay period as it considered necessary to prevent failing the ADP Test and/or ACP Test.

(2)	Correction after Excess Contributions are Made. If the Committee determined, after the Plan had already received Excess ADP Contributions and/or Excess ACP Contributions, that the Plan would fail to meet either the ADP Test or the ACP Test or both tests for that Plan Year, it selected one or more of the following methods to cure the failure: (A) directed that the Corrective Contribution described in Subsection 3.2(c) be made, or (B) refunded, distributed and/or forfeited the excess amounts and attributable earnings for affected HCEs. The Committee effected the curative method no later than the end of the Plan Year following the Plan Year for which the excess amount was contributed, and if practicable by March 15 of that Plan Year.

(A)

Refund of Excess ADP Contributions. If the Committee elected to correct the excess by making refunds, it determined the dollar amount of the excess to be refunded by using the ratio leveling method, and then refunded Excess ADP Contributions to HCEs in the order of the dollar amount contributed, beginning with the HCE with the highest dollar amount and continued the refunds, if necessary, until all HCEs had the same dollar amount, and then reduced those dollar amounts equally. The Committee first refunded unmatched Employee Contributions to each affected HCE, and then refunded matched Employee Contributions.

(B)	Forfeiture of Excess ACP Contributions. For any Plan Year, the Committee forfeited Matching Contributions attributable to refunded Employee Contributions. To the extent that forfeitures (if any) were not sufficient to cure failure of the ACP Test, the Committee distributed Excess ACP Contributions to HCEs. The Committee determined the dollar amount of the Matching Contributions to be distributed, by using the ratio leveling method, and then distributed the excess amount by the dollar leveling method, i.e., in the order of the dollar amount contributed, beginning with the HCE with the highest dollar amount and continued the distributions, if necessary, until all HCEs had the same dollar amount, and then reduced those dollar amounts equally.

(3)	Determination of Earnings. The Committee used the Plan’s normal method of calculating earnings to determine the amount of earnings attributable to each Participant’s Excess ADP Contributions and/or Excess ACP Contributions for the Plan Year for which the Contributions were made, and ignored gap period earnings (for the period between the end of the Plan Year and the correction date). Effective January 1, 2008, the Committee will ignore gap period earnings (for the period between the end of the Plan Year and the correction date).

(d)	Excess Annual Addition. Any Employee Contribution or Employer Contribution that was an Excess Annual Addition for purposes of the Code Section 415 limit, and was distributed under Subsection 7.2(b), was not be included in the ADP Test or ACP Test, as applicable.

(e)	Corrective Contribution. For any Plan Year when the Plan does not have safe-harbor status and the Plan has Excess ADP Contributions and/or Excess ACP Contributions, the Committee, in its discretion and in lieu of the refunds/distributions/forfeitures described in this Section A-7.4, may direct the Employers to make a Corrective Contribution in the amount necessary to satisfy the ADP Test and/or ACP Test.

(1)	Qualified Matching Contributions (QMACs). The Committee may direct each affected Employer to make a Corrective Contribution to match a percentage of the Employee Contributions made by NCEs for the Plan Year, in addition to the regular Matching Contribution, in the amount necessary to meet the ADP Test and/or ACP Test for the Plan Year.

(2)	Qualified Nonelective Contributions (QNECs). The Committee may direct each affected Employer to make a Corrective Contribution that is allocated by one of the following methods: (1) uniform percentage of Compensation, (2) per capita, or (3) to selected NCEs in an amount that does not exceed the product of each NCEs Compensation and the greater of 5% or two times the average ADP or ACP for the Plan Year.

ARTICLE 9

Administration

A-9.1	Allocation of Fiduciary Responsibilities.

…

(d)	Committee.

(1)	Before January 1, 2008, the Chairman of the Compensation Committee of the Board of Directors appointed the members of the Committee.

SUNTRUST BANKS, INC. 401(k) PLAN

ADDENDUM B

ACQUIRED OR MERGED ENTITIES

Special provisions that apply only to Participants who were employed by each of the entities identified below before it was acquired by or merged with the Company or became part of the Controlled Group, are set forth in separate numbered units of this Addendum B. The numbered units are arranged by effective dates. The special provisions set forth in each numbered unit have the same Section numbers and headings as the corollary Sections in the main text of the Plan, with the prefix “B” to correspond to this Addendum B. Except to the extent that special provisions alter the corollary provisions in the main text of the Plan, the main text applies.

SUNTRUST BANKS, INC. 401(k) PLAN

ADDENDUM B1

FIRST NATIONAL BANK OF VENICE

ARTICLE 1

Definitions

B1-1.1	Accounts. The Venice Plan accounts that were merged into the corollary Employer Contribution Accounts under this Plan included leveraged and non-leveraged ESOP contributions, which were subject to 5-year cliff vesting but became fully vested on January 1, 1997, and tax credit ESOP contributions (commonly called PAYSOP contributions) that were fully vested.

B1-1.16	Effective Date means April 1, 1992, the date when First National Bank of Venice (Venice) became part of the Controlled Group (the Company Merger Date). January 1, 1993 was the date when the Venice Plan became part of this Plan (the Plan Merger Date).

B1-1.42	Plan (Venice Plan) means the Florida Westcoast Banks, Inc. Employee Stock Bonus Plan, which was merged into this Plan as of the January 1, 1993 Plan Merger Date.

ARTICLE 2

Eligibility

B1-2.1	Eligibility. Each Employee who had worked for Venice before the Company Merger Date, had met the Venice Plan eligibility requirements, and was an active Employee on the Plan Merger Date, became eligible to participate in this Plan on that date. This Plan granted credit for service with Venice for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) PLAN

ADDENDUM B2

HOMETRUST BANK OF GEORGIA

ARTICLE 1

Definitions

B2-1.1	Accounts. The HomeTrust Plan accounts that were merged into the corollary Employer Contribution Accounts under this Plan included leveraged ESOP contributions, matching contributions, and discretionary contributions, which were fully vested. Before-tax contributions were merged into Before-Tax Accounts.

B2-1.16	Effective Date means January 1, 1993, the date when HomeTrust Bank of Georgia (HomeTrust) became part of the Controlled Group, and the date when the HomeTrust Plan became part of this Plan (the Company/Plan Merger Date).

B2-1.42	Plan (HomeTrust Plan) means the Home Federal Savings Bank of Georgia Employee Stock Ownership Plan, which was merged into this Plan as of the January 1, 1993 Company/Plan Merger Date.

ARTICLE 2

Eligibility

B2-2.1	Eligibility. Each Employee who had worked for HomeTrust on the Company/Plan Merger Date, had met the HomeTrust Plan eligibility requirements, and was an active Employee on the Company/Plan Merger Date, became eligible to participate in this Plan on that date. This Plan granted credit for service with HomeTrust for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) PLAN

ADDENDUM B3

FIRST NATIONAL BANK OF FLORENCE

ARTICLE 1

Definitions

B3-1.1	Accounts. The Florence Plan accounts that were merged into the corollary Employer Contribution Accounts under this Plan included matching contributions and discretionary contributions, which were fully vested. Before-tax contributions were merged into Before-Tax Accounts. After-tax contributions were merged into After-Tax Accounts. Rollover contributions were merged into Rollover Accounts. The Florence Plan offered annuity forms of payment and required Spousal consent for withdrawals and distributions. This Plan retained that requirement. This Plan issued 90-day notices that annuity forms will not be offered and Spousal consent will not be required after March 31, 2002.

B3-1.16	Effective Date means February 1, 1993, the date when the First National Bank of Florence (Florence) became part of the Controlled Group (the Company Merger Date). July 1, 1993 was the date when the Florence Plan became part of this Plan (the Plan Merger Date).

B3-1.42	Plan (Florence Plan) means the First National Bank of Florence Retirement Savings Plan, which was merged into this Plan as of the July 1, 1993 Plan Merger Date.

ARTICLE 2

Eligibility

B3-2.1	Eligibility. Each Employee who had worked for Florence before the Company Merger Date, had met the Florence Plan eligibility requirements, and was an active Employee on the Plan Merger Date, became eligible to participate in this Plan on that date. This Plan granted credit for service with Florence for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) PLAN

ADDENDUM B4

COAST BANK and FEDERAL SAVINGS BANK

ARTICLE 1

Definitions

B4-1.16	Effective Date means February 22, 1993, the date when Coast Bank and Federal Savings (Coast) became part of the Controlled Group (the Company Merger Date).

ARTICLE 2

Eligibility

B4-2.1	Eligibility. Each Employee who had worked for Coast before the Company Merger Date, had met this Plan’s eligibility requirements, and was an active Employee on July 1, 1993, became eligible to participate in this Plan on that date. This Plan granted credit for service with Coast for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) PLAN

ADDENDUM B5

FLAGLER NATIONAL BANK

ARTICLE 1

Definitions

B5-1.16	Effective Date means March 15, 1993, the date when Flagler National Bank (Flagler) became part of the Controlled Group (the Company Merger Date).

ARTICLE 2

Eligibility

B5-2.1	Eligibility. Each Employee who had worked for Flagler before the Company Merger Date, had met this Plan’s eligibility requirements, and was an active Employee on July 1, 1993, became eligible to participate in this Plan on that date. This Plan granted credit for service with Flagler for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) PLAN

ADDENDUM B6

REGIONAL INVESTMENT CORPORATION, PREMIUM ASSIGNMENT CORPORATION, ANDREW JACKSON SAVINGS BANK, AND BAKER MORTGAGE LOANS, INC.

ARTICLE 1

Definitions

B6-1.16	Effective Date means February 17, 1994, the date when Regional Investment Corporation, Premium Assignment Corporation, Andrew Jackson Savings Bank, or Banker Mortgage Loans, Inc. (Andrew Jackson) became part of the Controlled Group (the Company Merger Date).

ARTICLE 2

Eligibility

B6-2.1	Eligibility. Each Employee who had worked for Andrew Jackson before the Company Merger Date, had met this Plan’s eligibility requirements, and was an active Employee on April 1, 1994, became eligible to participate in this Plan on that date. This Plan granted credit for service with Andrew Jackson for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) PLAN

ADDENDUM B7

PEOPLES STATE BANK

ARTICLE 1

Definitions

B7-1.16	Effective Date means May 12, 1995, the date when Peoples State Bank (Peoples) became part of the Controlled Group (the Company Merger Date).

ARTICLE 2

Eligibility

B7-2.1	Eligibility. Each Employee who had worked for Peoples before the Company Merger Date, had met this Plan’s eligibility requirements, and was an active Employee on July 1, 1995, became eligible to participate in this Plan on that date. This Plan granted credit for service with Peoples for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) PLAN

ADDENDUM B8

KEY BISCAYNE BANK & TRUST

ARTICLE 1

Definitions

B8-1.1	Accounts. The Key Biscayne Plan accounts that were merged into the corollary Employer Contribution Accounts under this Plan included matching contributions and discretionary contributions, which were fully vested. Before-tax contributions were merged into Before-Tax Accounts. After-tax contributions were merged into After-Tax Accounts. Rollover contributions were merged into Rollover Accounts. The Key Biscayne Plan offered annuity forms of payment and required Spousal consent for withdrawals and distributions. This Plan retained that requirement. This Plan issued 90-day notices that annuity forms will not be offered and Spousal consent will not be required after March 31, 2002.

B8-1.16	Effective Date means August 11, 1995, the date when Key Biscayne Bank & Trust (Key Biscayne) became part of the Controlled Group (the Company Merger Date). January 1, 1996 was the date when the Key Biscayne Plan became part of this Plan (the Plan Merger Date).

B8-1.42	Plan (Key Biscayne Plan) means the Key Biscayne Bank 401(k) Profit Sharing Plan, which was frozen as of the August 11, 1995 Company Merger Date and merged into this Plan as of the January 1, 1996 Plan Merger Date.

ARTICLE 2

Eligibility

B8-2.1	Eligibility. Each Employee who had worked for Key Biscayne before the Company Merger Date, had met the Key Biscayne Plan eligibility requirements, and was an active Employee on the Plan Merger Date, became eligible to participate in this Plan on that date. This Plan granted credit for service with Key Biscayne for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) PLAN

ADDENDUM B9

STEPHENS DIVERSIFIED LEASING, INC.

ARTICLE 1

Definitions

B9-1.16	Effective Date means October 11, 1995, the date when Stephens Diversified Leasing, Inc. (Stephens) became part of the Controlled Group (the Company Merger Date).

ARTICLE 2

Eligibility

B9-2.1	Eligibility. Each Employee who had worked for Stephens before the Company Merger Date, had met this Plan’s eligibility requirements, and was an active Employee on January 1, 1996, became eligible to participate in this Plan on that date. This Plan granted credit for service with Stephens for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) PLAN

ADDENDUM B10

PONTE VEDRA BANKING CORPORATION

ARTICLE 1

Definitions

B10-1.1	Accounts. The Ponte Vedra Plan accounts that were merged into the corollary Employer Contribution Accounts under this Plan included matching contributions and discretionary contributions, which were fully vested. Before-tax contributions were merged into Before-Tax Accounts. After-tax contributions were merged into After-Tax Accounts. Rollover contributions were merged into Rollover Accounts.

B10-1.16	Effective Date means January 19, 1996, the date when Ponte Vedra Banking Corporation (Ponte Vedra) became part of the Controlled Group (the Company Merger Date). April 1, 1996 was the date when the Ponte Vedra Plan became part of this Plan (the Plan Merger Date).

B10-1.42	Plan (Ponte Vedra Plan) means the Ponte Vedra National Bank Retirement Savings Plan, which was merged into this Plan as of the April 1, 1996 Plan Merger Date.

ARTICLE 2

Eligibility

B10-2.1	Eligibility. Each Employee who had worked for Ponte Vedra before the Company Merger Date, had met the Ponte Vedra Plan eligibility requirements, and was an active Employee on the Plan Merger Date, became eligible to participate in this Plan on that date. This Plan granted credit for service with Ponte Vedra for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) PLAN

ADDENDUM B11

UNION PLANTERS NATIONAL BANK

ARTICLE 1

Definitions

B11-1.1	Accounts. Former Union Planters employees who became Participants were permitted to roll over account balances distributed from the Union Planters Plan, into a Rollover Account in this Plan.

B11-1.16	Effective Date means September 5, 1997, the date when the Company purchased certain bank branches located in Tennessee from Union Planters National Bank (Union Planters) and hired certain Union Planters employees (the Acquisition Date). Those branches are located at Johnson City (two branches), Bristol (two branches), Kingsport, and Greenville, Tennessee.

B11-1.42	Plan (Union Planters Plan) means the Union Planters Retirement Savings Plan, which was not merged into this Plan.

ARTICLE 2

Eligibility

B11-2.1	Eligibility. Each Employee who had worked for Union Planters Bank before the Acquisition Date, had met the eligibility requirements for the Union Planters Plan, and was an active Employee on that date, became eligible to participate in this Plan on that date. This Plan granted credit for service with Union Planters Bank for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) PLAN

ADDENDUM B12

EQUITABLE SECURITIES CORPORATION

ARTICLE 1

Definitions

B12-1.1	Accounts. The Equitable Plan was frozen as of December 31, 1999. No Equitable Plan accounts were transferred to this Plan.

B12-1.16	Effective Date means January 1, 1998, the date when Equitable Securities Corporation (Equitable) became part of the Controlled Group (the Acquisition Date). Equitable subsequently was renamed SunTrust Capital Markets, Inc.

B12-1.42	Plan (Equitable Plan) means the Equitable Securities Profit Sharing Plan, which was frozen as of December 31, 1999, and is sponsored by SunTrust Capital Markets, Inc.

ARTICLE 2

Eligibility

B12-2.1	Eligibility. Each Employee who had worked for Equitable before the Acquisition Date, had met the Equitable Plan eligibility requirements, and was an active Employee on that date, became eligible to participate in this Plan on that date. This Plan granted credit for service with Equitable for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) PLAN

ADDENDUM B13

CITIZENS BANCORPORATION

ARTICLE 1

Definitions

B13-1.1	Accounts. The Citizens Plan was terminated as of December 31, 1998, and all account balances were distributed. Former Citizens employees who became Participants were permitted to roll over those account balances into a Rollover Account in this Plan.

B13-1.16	Effective Date means October 31, 1998, the date when the Citizens Bancorporation (Citizens), a bank holding company based in Marianna, Florida, became part of the Controlled Group (the Company Merger Date).

B13-1.42	Plan (Citizens Plan) means the Citizens Bancorporation Profit Sharing Plan, which was terminated as of December 31, 1998, and from which all account balances were distributed.

ARTICLE 2

Eligibility

B13-2.1	Eligibility. Each Employee who had worked for Citizens before the Company Merger Date, had met the Citizens Plan eligibility requirements, and was an active Employee on January 1, 1999, became eligible to participate in this Plan on that date. This Plan granted credit for service with Citizens for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) PLAN

ADDENDUM B14

FIRST UNION CORPORATION (CERTAIN FLORIDA BRANCHES)

ARTICLE 1

Definitions

B14-1.1	Accounts. The following First Union Plan accounts were direct-transferred into the corollary Accounts under this Plan on July 1, 2000: matching contributions (which were fully vested on March 1, 2000) were transferred into Employer Contribution Accounts; before-tax contributions were transferred into Before-Tax Accounts; after-tax contributions were transferred into After-Tax Accounts; and rollover contributions were transferred into Rollover Accounts. The First Union Plan offered annuity forms of payment and required Spousal consent for withdrawals and distributions. This Plan retained that requirement. This Plan issued 90-day notices that annuity forms will not be offered and Spousal consent will not be required after March 31, 2002.

B14-1.16	Effective Date means December 31, 1998, the date when the Company purchased certain bank branches located in Florida from First Union Corporation and hired certain First Union employees (the Acquisition Date). Those branches are located at Lake Panasoffkee, Wildwood, Bushnell and Webster in Sumter County; Crystal River in Citrus County; Weeki Wachee and Spring Hill in Hernando County.

B14-1.42	Plan (First Union Plan) means the First Union Corporation Savings Plan. The First Union Plan accounts of individuals who became SunTrust Employees on the Acquisition Date were frozen as of that date.

ARTICLE 2

Eligibility

B14-2.1	Eligibility. Each Employee who had worked for the acquired branches of First Union on the Acquisition Date, had met the First Union Plan eligibility requirements, and was an active Employee on January 1, 1999, became eligible to participate in this Plan on that date. This Plan granted credit for service with First Union for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) PLAN

ADDENDUM B15

CRESTAR FINANCIAL CORPORATION AND AFFILIATED CORPORATIONS

ARTICLE 1

Definitions

B15-1.1	Accounts. The Crestar Plan accounts that were merged into the corollary Employer Contribution Accounts under this Plan included matching contributions and discretionary contributions (which are available for investment elections without regard to age), and tax credit ESOP contributions (commonly called PAYSOP contributions), all of which were fully vested. Before-tax contributions were merged into Before-Tax Accounts. After-tax contributions (made before 1988) were merged into After-Tax Accounts. Rollover contributions were merged into Rollover Accounts.

Money Purchase Accounts (which were merged into the Crestar Plan when Crestar acquired Providence Savings & Loan) are maintained separately, and are subject to in-service withdrawal restrictions and the Spousal consent requirements set forth in Subsection 6.7(b) of the main text of the Plan. Spousal consent is required for loans and for post-Employment distribution in a form other than the normal form. Spousal consent to a form of payment other than the normal form is not valid unless given within 90 days before the Benefit Commencement Date. The normal form of payment for each Money Purchase Account is the single life annuity for the unmarried Participant, and the 50 percent joint and survivor annuity for the married Participant. If a Participant dies with a Money Purchase Account balance, and before his Benefit Commencement Date, the Plan will pay the balance in that Account to his surviving Spouse in the form of a 50 percent qualified preretirement survivor annuity unless the Spouse elects another form.

B15-1.16	Effective Date means December 31, 1998, the date when Crestar Financial Corporation (Crestar) and its affiliates and subsidiaries became part of the Controlled Group (the Company Merger Date). The Crestar Employees’ Thrift and Profit Sharing Plan and the Crestar Merger Plan for Transferred Employees (the Crestar Plans) became part of this Plan as of July 1, 1999 (the Plan Merger Date).

B15-1.42	Plan (Crestar Plan) means the Crestar Employees’ Thrift and Profit Sharing Plan, and/or the Crestar Merger Plan for Transferred Employees, as applicable, which were merged into this Plan as of the July 1, 1999 Plan Merger Date.

ARTICLE 2

Eligibility

B15-2.1	Eligibility. Each Employee who had worked for Crestar before the Company Merger Date, had met a Crestar Plan’s eligibility requirements, and was an active Employee on the Plan Merger Date, became eligible to participate in this Plan as of the Plan Merger Date. Each Employee who began working for Crestar between January 1 and May 31, 1999 and who was an active Employee on the Plan Merger Date, became eligible to participate in this Plan as of August 1, 1999 and became eligible to receive Matching Contributions as of the first anniversary of his hire date. This Plan granted credit for service with Crestar for purposes of eligibility to participate and to receive Matching Contributions.

ARTICLE 3

Contributions

B15-3.1	Employee Contributions. The contribution percentage that each affected Participant had in effect under the Crestar Employees’ Thrift and Profit Sharing Plan as of June 30, 1999, remained in effect on the July 1, 1999 Plan Merger Date. However, the minimum contribution rate increased from 1 percent to 2 percent, with an automatic increase for each Participant who had a 1 percent rate in effect on that date. Effective January 1, 2002, the minimum is 1 percent.

B15-3.2	Employer Contributions. Employer Matching Contributions allocated to affected Participants’ Crestar Plan Accounts before the July 1, 1999 Plan Merger Date, are fully vested and remain eligible for investment elections, regardless of age.

ARTICLE 5

In-Service Withdrawals and Loans

B15-5.1	Withdrawals Without a Hardship. This Plan has grandfathered the option that was available under the Crestar Plan for affected Participants to elect to make in-service withdrawals from the pre-merger balances in their Accounts, excluding Employer Contributions that had been allocated within the 24-month period preceding the withdrawal, and excluding all balances in Before-Tax Accounts and Money Purchase Accounts. The minimum withdrawal is $100.

SUNTRUST BANKS, INC. 401(k) PLAN

ADDENDUM B16

THE REGENCY GROUP

ARTICLE 1

Definitions

B16-1.16	Effective Date means April 30, 1999, the date when The Regency Group became part of the Controlled Group (the Company Merger Date).

ARTICLE 2

Eligibility

B16-2.1	Eligibility. Each Employee who had worked for Regency before the Company Merger Date, had met this Plan’s eligibility requirements, and was an active Employee on June 1, 1999, became eligible to participate in this Plan on that date. This Plan granted credit for service with Regency for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) PLAN

ADDENDUM B17

ASSETS MANAGEMENT ADVISORS, INC. (AMA)

ARTICLE 1

Definitions

B17-1.1	Accounts. The AMA Plan was frozen as of March 27, 2001. No AMA Plan accounts were transferred to this Plan.

B17-1.16	Effective Date means March 28, 2001, the date when Assets Management Advisors, Inc. (AMA) became part of the Controlled Group (the Company Merger Date).

B17-1.42	Plan (AMA Plan) means the Assets Management Advisors Plan, which was frozen as of March 27, 2001.

ARTICLE 2

Eligibility

B17-2.1	Eligibility. Each Employee who had worked for AMA before the Company Merger Date, had met this Plan’s eligibility requirements, and was an active Employee on June 1, 2001, became eligible to participate in this Plan on that date. This Plan granted credit for service with AMA for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) PLAN

ADDENDUM B18

THE ROBINSON-HUMPHREY COMPANY, LLC

ARTICLE 1

Definitions

B18-1.1	Accounts. The accounts of affected Employees under the Citigroup Plan were distributed when they became SunTrust Employees, and they were permitted to roll those distributions into Rollover Accounts in this Plan.

B18-1.16	Effective Date means July 26, 2001, the date when SunTrust purchased certain assets and properties relating to the institutional business of The Robinson-Humphrey Company, LLC (Robinson-Humphrey) (the Acquisition Date). Robinson-Humphrey had been a Delaware limited liability company and a wholly-owned subsidiary of Solomon Smith Barney, Inc.

B18-1.42	Plan (Citigroup Plan) means the Citigroup 401(k), from which distributions were made to Robinson-Humphrey participants who became SunTrust Employees on the Acquisition Date.

ARTICLE 2

Eligibility

B18-2.1	Eligibility. Each Employee who had worked for Robinson Humphrey before the Acquisition Date, had met this Plan’s eligibility requirements, and was an active Employee on August 1, 2001, became eligible to participate in this Plan on that date. This Plan granted credit for service with Robinson Humphrey for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) PLAN

ADDENDUM B19

HUNTINGTON BANCSHARES, THE HUNTINGTON NATIONAL BANK

ARTICLE 1

Definitions

B19-1.16	Effective Date means February 15, 2002, the date when the Florida Franchise of Huntington Bancshares and The Huntington National Bank (Huntington) became part of the Controlled Group (the Acquisition Date).

ARTICLE 2

Eligibility

B19-2.1	Eligibility. Each Employee who had worked for Huntington before the Acquisition Date, had met this Plan’s eligibility requirements, and was an active Employee on the Acquisition Date, became eligible to participate in this Plan on that date. This Plan granted credit for service with Huntington for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) PLAN

ADDENDUM B20

EAGLE CAPITAL, LLC

ARTICLE 1

Definitions

B20-1.16	Effective Date means February 1, 2003, the date when certain employees of Eagle Capital, LLC (Eagle Capital) began working for AMA, a member of the Controlled Group (the 2003 AMA Hire Date).

ARTICLE 2

Eligibility

B20-2.1	Eligibility. Each Employee who had worked for Eagle Capital before the 2003 AMA Hire Date, had met this Plan’s eligibility requirements and was an active Employee on February 1, 2003, became eligible to participate in this Plan on that date. This Plan granted credit for service with Eagle Capital for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) PLAN

ADDENDUM B21

HOME FINANCIAL GROUP LLC

ARTICLE 1

Definitions

B21-1.16	Effective Date means June 1, 2003, the date when Home Financial became part of the Controlled Group (the Company Acquisition Date).

ARTICLE 2

Eligibility

B21-2.1	Eligibility. Each Employee who had worked for Home Financial before the Company Acquisition Date, had met this Plan’s eligibility requirements and was an active Employee on July 1, 2003, became eligible to participate in this Plan on that date. This Plan granted credit for service with Home Financial for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) PLAN

ADDENDUM B22

LIGHTHOUSE FINANCIAL CORPORATION

ARTICLE 1

Definitions

B22-1.1	Accounts. The defined contribution plan maintained by Lighthouse Financial Corporation (Lighthouse) was terminated before Lighthouse became a part of the Controlled Group. On distribution of benefits from the Lighthouse Plan, Participants could request to have a rollover to this Plan.

B22-1.16	Effective Date means June 2, 2003, the date when Lighthouse became part of the Controlled Group (the Company Merger Date).

B22-1.42	Plan (Lighthouse Plan) means the 401(k) Plan previously maintained by Lighthouse.

ARTICLE 2

Eligibility

B22-2.1	Eligibility. Each Employee who had worked for Lighthouse before the Company Merger Date, had met this Plan’s eligibility requirements and was an active Employee on June 2, 2003, became eligible to participate in this Plan on that date. This Plan granted credit for service with Lighthouse for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) PLAN

ADDENDUM B23

SUN AMERICA MORTGAGE CORPORATION

ARTICLE 1

Definitions

B23-1.1	Accounts. The defined contribution plan maintained by Sun America Mortgage Corporation (Sun America) was terminated before Sun America became a part of the Controlled Group. On distribution of benefits from the Sun American Plan, participants could request to have a rollover to this Plan.

B23-1.16	Effective Date means August 1, 2003, the date when Sun America became part of the Controlled Group (the Company Merger Date).

B23-1.42	Plan (Sun America Plan) means the Sun America Mortgage Company 401(k) Profit Sharing Plan.

ARTICLE 2

Eligibility

B23-2.1	Eligibility. Each Employee who had worked for Sun America before the Company Merger Date, had met this Plan’s eligibility requirements and was an active Employee on August 1, 2003, became eligible to participate in this Plan on that date. This Plan granted credit for service with Sun America for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) PLAN

ADDENDUM B24

SEIX INVESTMENT ADVISORS, INC.

ARTICLE 1

Definitions

B24-1.16	Effective Date means May 28, 2004, the date when Seix Investment Advisors, Inc. became part of the Controlled Group (the Acquisition Date).

ARTICLE 2

Eligibility

B24-2.1	Eligibility. Each Employee who had worked for Seix before the Acquisition Date and was an active Employee on the Acquisition Date, became eligible to participate in this Plan on July 1, 2004. This Plan granted credit for service with Seix for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) PLAN

ADDENDUM B25

NATIONAL COMMERCE FINANCIAL CORPORATION

On October 1, 2004, National Commerce Financial Corporation became part of the Controlled Group (the Company Merger Date). The National Commerce Financial Corporation Investment Plan was frozen as of the close of business on December 31, 2004. The following provisions relating to Articles 2 and 5 are effective October 1, 2004.

ARTICLE 2

Eligibility

B25-2.1	Eligibility. Each Employee who had worked for National Commerce Financial Corporation before the Company Merger Date, had met this Plan’s eligibility requirements and was an active Employee on January 1, 2005, became eligible to participate in this Plan on that date. On that date, this Plan granted credit for service with National Commerce Financial Corporation and its controlled group members for purposes of eligibility to participate and to receive Matching Contributions. Pursuant to the Purchase and Sale Agreement relating to Transplatinum Service Corp. and its Subsidiaries Among SunTrust Banks, Inc., FleetOne Holdings, LLC and LLR and LLR Equity Patners III, L.P., Transplatinum and its wholly owned subsidiaries (together, “Transplatinum”) ceased their status as Controlled Group Members effective September 2, 2008. Therefore, as of that date, Transplatinum is no longer an Employer and individuals who work for Transplatinum on and after September 2, 2008 are not Employees or Covered Employees and are not eligible to participate in this Plan.

ARTICLE 5

In-Service Withdrawals and Loans

B25-5.3	Loans.

(a)	Application and Eligibility. To ensure that loans from this Plan and loans from the National Commerce Financial Corporation Investment Plan meet the applicable limits, loans will not be available from this Plan to any Participant who is also a Participant in the National Commerce Financial Corporation Investment Plan.

The following provisions are effective as of the close of business on June 30, 2005, unless otherwise stated.

ARTICLE 1

Definitions

B25-1.1	Accounts. The NCF Plan is frozen as of the close of business on December 31, 2004. Accounts from the NCF Plan that were transferred to this Plan as part of the merger of the NCF Plan into this Plan include the following:

(a)	The Before-Tax Account is merged with the Before-Tax Account in the SunTrust 401(k) Plan. This Account reflects a Participant’s interest in Before-Tax contributions by his Employer equal to the amount of his elected salary reduction. The Before-Tax Accounts also include funds that were formerly part of the National Bank of Commerce ESOP/TIRA Plan that were previously merged into that plan and accounted for as the Employee Deferral Merger Subaccounts. The Before-Tax Account is always 100% vested.

(b)	The Matching Account reflects a Participant’s interest in matching contributions made by a Plan Sponsor under the NCF Investment Plan and by an Employer under this Plan. The Frozen Matching Account reflects a Participant’s 100% vested interest in matching contributions made by a Merged Plan. Matching Contributions under this Plan are 100% vested. NCF Plan Participants terminating before July 1, 2005, shall have their vested interest in the NCF Matching Account determined under the provisions of the NCF Plan as in effect at their termination of employment with the Employers under the NCF Plan.

(c)	The After-Tax Account reflects a Participant’s interest in After-Tax contributions made by the Participant under the NCF Plan or under a Predecessor Plan. All After-Tax Accounts are merged into one After-Tax Account.

(d)	The Rollover Accounts from the NCF Plan were merged into this Plan’s Rollover Accounts.

(e)	The Profit Sharing Account reflects a Participant’s interest in a profit sharing or merged plan account that was transferred to the NCF Plan from a Merged Plan.

(f)	The Former ESOP Account reflects a Participant’s accumulated interest under a plan that was an ESOP at the time it merged into the NCF Investment Plan but afterwards was no longer considered to be part of an ESOP. In particular, the ESOP Account reflects the portion of the Participant’s Account which is attributable to non-stock investments as well as full and fractional shares, if any, of Company Stock originally purchased in the American Federal Plan prior to the merger of such plan into the CCB Savings Plan and the elimination of the ESOP feature of that plan.

(g)

The ESOP Account reflects a Participant’s interest in the ESOP portion of the NCF Investment Plan. It includes a Participant’s interest in the portion of the NBC ESOP/TIRA Plan (which was merged into the NCF Investment Plan on August 1, 2001) that was an ESOP, including the ESOP amounts that were merged into the NBC ESOP\ TIRA Plan and accounted for as the Employer Merger Subaccount in that plan. The ESOP Account consisted of an NBC ESOP Diversification Subaccount (containing all investments in the ESOP Account that were individual funds that did not include Company Stock), and the portion of the Participant’s ESOP Account that is invested in the Employer Stock Fund.

(h)	The Former Qualified Nonelective Contribution Account reflects a Participant’s interest in a qualified nonelective contribution account maintained under the American Federal Plan, which was merged into the NCF Plan. The funds in such Account are 100% vested at all times and are subject to the distribution limitations outlined in Code Section 401(k)(2)(B) and applicable regulations.

B25-1.10A	Company Merger Date has the same definition as Effective Date.

B25-1.16	Effective Date means October 1, 2004, the date when National Commerce Financial Corporation and its affiliates and subsidiaries became part of the Controlled Group (the “Company Merger Date”). The NCF Plan was merged into and became part of this Plan as of the close of business on June 30, 2005 (the “Plan Merger Date”).

B25-1.37	Merged Plan means with respect to the NCF Plan, all of the following plans that were merged into the NCF Plan as of August 1, 2001: CCB Financial Corporation Retirement Savings Plan, National Bank of Commerce ESOP\TIRA Plan, and the First Mercantile Profit Sharing Plan.

B25-1.42	“NCF Plan” means the National Commerce Financial Corporation Investment Plan, which was merged into this Plan as of the close of business on June 30, 2005.

B25-1.42A	Plan Merger Date means the close of business on June 30, 2005, the date when the NCF Plan was merged into this Plan.

ARTICLE 2

Eligibility

B25-2.1	Eligibility.

(a)	Each Employee who, before the Company Merger Date, had worked for National Commerce Financial Corporation or an entity within its Controlled Group and who, on January 1, 2005, had met this Plan’s eligibility requirements and was an active Employee, became eligible to participate in this Plan on that date.

(b)	Effective January 1, 2005, this Plan granted credit for service with National Commerce Financial Corporation and its Controlled Group Members for purposes of eligibility to participate and vesting in any Accounts attributable to the NCF Plan which are not fully vested.

(c)	Each individual who was a Participant in the NCF Plan as of the Plan Merger Date and had not previously become a Participant in this Plan automatically becomes a Participant in this Plan on the Plan Merger Date.

ARTICLE 3

CONTRIBUTIONS

B25-3.32	Employer Matching Contributions. Forfeitures under the NCF Plan that are not allocated as of the close of business on June 30, 2005, shall be used to reduce Employer Matching Contributions (or to restore forfeitures as provided in Article VI of this Addendum B24) and not to increase benefits.

ARTICLE 4

ALLOCATIONS

B25-4.2	Investment Elections.

(a)	Investment Funds. Accounts transferred to this Plan in connection with the merger of the NCF Plan will be invested in the investment funds available to Participants in accordance with Section 4.2 of the main text of the Plan. The NCFC Stock Fund, the NCFC ESOP Stock Fund and the NCFC Merged Stock Fund will be merged into the Employer Stock Fund effective as of the Plan Merger Date or as soon thereafter as practicable. Unless the Plan is amended to provide otherwise, there is no limitation on the percentage of a Participant’s Account that may be invested in the Employer Stock Fund.

. . . . . . . . . . . . . . . .

(g)	Diversification Elections. The diversification rules in the NCF Plan Section 5.3 shall not apply to Accounts transferred to this Plan. Instead, Section 4.2(g) of the main text of the Plan shall apply to all ESOP Accounts.

ARTICLE 5

In-Service Withdrawals and Loans

B25-5.1(f)	Withdrawals by Active Participants. An Active Participant whose Accounts have funds attributable to his participation in the NCF Plan may take up to four withdrawals from all of his Accounts per Plan Year while he is an Employee in accordance with Section 5.1(a) of the main text of the Plan or for Hardship as described in Section 5.2. Each such withdrawal must be for the lesser of $500 or for withdrawals after age 59.5, the total value of the Participant’s Account.

B25-5.3	Loans.

(a)	Application and Eligibility. To ensure that loans from this Plan and loans from the NCF Plan meet the applicable limits, loans will not be available from this Plan from January 1, 2005 through the Plan Merger Date (or as soon thereafter as announced by the Administrator) to any Participant who participates in this Plan and also in the NCF Plan.

ARTICLE 6

Post-Employment Distributions

B25-6.1	Distribution Events. Notwithstanding any other provision of the Plan or this Addendum B24, a Participant who previously participated in the NCF Plan and is not fully vested in his Accounts shall forfeit or be deemed to have forfeited the nonvested amounts in his Accounts in accordance with the following rules:

(a)	Partial Vesting. If a Participant receives a distribution of the vested portion of his Account attributable to Employer contributions before his Termination Completion Date, then a portion of his total non-vested Account derived from Employer contributions shall be immediately forfeited. The forfeited amount shall be equal to the value of the non-vested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to Employer contributions and the denominator of which is the total value of the Account attributable to Employer Contributions.

(b)	Non-Vested. Upon termination of employment of a Participant who not vested in any part of his Account, the Participant shall be deemed to have received a distribution and his entire Account shall be immediately forfeited.

(c)	Rehire. If a Participant is rehired before his Termination Completion Date and a portion of his Account attributable to Employer Contributions has been forfeited, he may repay to the Plan the amount of his prior distribution no later than the fifth anniversary of his reemployment with the Employers and the previously forfeited amount shall be restored to his Account. If the Participant’s Account was not vested on his prior termination of employment, then any amount forfeited shall be restored to his Account. Restoration of forfeitures shall be made as soon as practicable following the Participant’s repayment or reemployment, whichever is applicable. Restoration shall be made from any forfeitures available for allocation or to reduce the Employers’ contribution, to the extent available, and then by a special contribution from the Employers.

(d)	Termination Completion Date. Termination Completion Date means the last day of the fifth consecutive Break in Service computation period, determined under the Plan Section (incorporated herein by reference) of the NCF Plan that defines Break in Service in which a Participant completes a Break in Service.

SUNTRUST BANKS, INC. 401(k) PLAN

ADDENDUM B26

ZEVENBERGEN CAPITAL, INC.

ARTICLE 1

Definitions

B26-1.16	Effective Date means January 1, 2005, the date when Zevenbergen Capital, Inc. (“ZCI”) became part of the Controlled Group (the Acquisition Date).

ARTICLE 2

Eligibility

B26-2.1	Eligibility. Each Employee who had worked for ZCI before the Acquisition Date and was an active Employee on the Acquisition Date, became eligible to participate in this Plan on January 1, 2005. This Plan granted credit for service with ZCI for purposes of eligibility to participate and to receive Matching Contributions. Pursuant to certain transactions occurring on September 30 and October 1, 2008, ZCI ceased its status as a Controlled Group Member effective October 1, 2008. Therefore, as of that date, ZCI is no longer an Employer and individuals who work for ZCI on and after October 1, 1008 are not Employees or Covered Employees and are not eligible to participate in this Plan.

SUNTRUST BANKS, INC. 401(k) PLAN

ADDENDUM B27

INLIGN WEALTH MANAGEMENT, LLC

B27-1.16	Effective Date means December 31, 2007, the date when Inlign Wealth Management, LLC (Inlign) became part of the Controlled Group (the Acquisition Date).

ARTICLE 2

Eligibility

B27-2.2	Eligibility. Each Employee who had worked for Inlign before the Acquisition Date and was an active Employee on the Acquisition Date, became eligible to participate in this Plan on March 1, 2008. This Plan granted credit for service with Inlign for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) PLAN

ADDENDUM B28

SALEM MORTGAGE

B28-1-16	Effective Date means the date occurring between January 31, 2008 and February 29, 2008 when former employees of Salem Mortgage were hired by a Controlled Group Member (the relevant date for each such employee to be his Hiring Date).

ARTICLE 2

ELIGIBILITY

B28-2.2	Eligibility. Each Employee who had worked for Salem Mortgage immediately before the Hiring Date and became an active Employee on the Hiring Date, became eligible to participate in this Plan on March 1, 2008 Date. Effective February 29, 2008, this Plan granted credit for service with Salem Mortgage for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) PLANADDENDUM B29

GB&T BANCHARES, INC.

B29-1.16	Effective Date means May 1, 2008, the date when GB&T Banchares, Inc. (GB&T) became part of the Controlled Group (the Acquisition Date).

ARTICLE 2

ELIGIBILITY

B29-2.2	Eligibility. Each Employee who had worked for GB&T before the Acquisition Date and was an active Employee on the Acquisition Date, became eligible to participate in this Plan on the Acquisition Date. This Plan granted credit for service with GB&T for purposes of eligibility to participate and to receive Matching Contributions.

SUNTRUST BANKS, INC. 401(k) PLAN

ADDENDUM B30

CYMRIC FAMILY OFFICE SERVICES

ARTICLE 1

Definitions

B30-1.16	Effective Date means December 31, 2008, the date when the Cymric Family Office Services (Cymric) became part of the Controlled Group (the Acquisition Date) pursuant to the Asset Purchase Agreement By and Among GenSpring Family Offices, LLC, Cymric and the Shareholders of Cymric.

B30-1.41	Participant (Cymric Participant) means, for purposes of this Addendum B30, each Participant who was employed by Cymric on the Acquisition Date and became an employee of GenSpring on January 1, 2009.

ARTICLE 2

Eligibility

B30-2.1	Eligibility. For purposes of determining eligibility to begin participating under Section 2.1 of the main text of the Plan, the Plan treated each Cymric Participant as if his Employment Date was the date when he became an employee of GenSpring.

SUNTRUST BANKS, INC. 401(k) PLAN

ADDENDUM C

PARTICIPATING EMPLOYERS

April 22, 2009

GenSpring Holdings, Inc. (formerly, AMA Holdings, Inc.)

National Commerce Bank Services, Inc.

Premium Assignment Corporation

Prime Performance, Inc.

STB Management Corporation

SunTrust Bank

SunTrust Banks, Inc.

SunTrust Bank Holding Company

SunTrust Capital Markets, Inc.

SunTrust Delaware Trust Company

SunTrust Community Capital LLC (formerly, SunTrust Community Development Corporation)

SunTrust Education Financial Services Corporation

SunTrust Insurance Company

SunTrust Insurance Services, Inc.

SunTrust Investment Services, Inc.

SunTrust Leasing Corporation

SunTrust Mortgage, Inc.

SunTrust Procurement Services, L.L.C.

Teton Trust Company

Transom Development, Inc.

Ridgeworth Capital Management, Inc. (formerly, Trusco Capital Management, Inc.)